Exhibit 10.7

PORT WASHINGTON I FACILITY LEASE AGREEMENT

between

PORT WASHINGTON GENERATING STATION LLC
as Lessor

and

WISCONSIN ELECTRIC POWER COMPANY
as Lessee

Dated as of May 28, 2003

TABLE OF CONTENTS

ARTICLE 1.   DEFINITIONS; RULES OF INTERPRETATION

ARTICLE 2.   CONSTRUCTION EFFECTIVE DATE; DECOMMISSIONING COMPLETION
                        DATE
                        2.1     Construction Effective Date
                        2.2     Decommissioning Completion Date
                        2.3     Failure to Achieve Decommissioning Completion Date

ARTICLE 3.   CONSTRUCTION OF UNIT 1
                        3.1     Construction of Unit 1
                        3.2     Construction Milestone Schedule
                        3.3     Failure to Achieve Commercial Operation by the Scheduled Commercial
                                  Operation Date
                        3.4     Offset
                        3.5     Gas Lateral
                        3.6     Insurance
                        3.7     Event of Loss and Event of Total Loss

ARTICLE 4.   TESTING PROCEDURES; PERFORMANCE LEVELS
                        4.1     Testing Procedures
                        4.2     Commercial Operation Test
                        4.3     Test Fuel and Test Power Procedures
                        4.4     Minimum Performance Levels
                        4.5     Guaranteed Performance Levels
                        4.6     Unit Appraisal

ARTICLE 5.   LEASE EFFECTIVE DATE
                        5.1     Achievement of the Lease Effective Date or
                                  the Deemed Lease Effective Date
                        5.2     Notice of Purchase Price
                        5.3     Lessor's Failure to Achieve the Lease Effective Date
                        5.4     Lessee's Failure to Achieve the Lease Effective Date
                        5.5     Failure to Achieve the Lease Effective Date Due to Force Majeure
                        5.6     Termination of the Facility Lease
                        5.7     PSCW Return Event

ARTICLE 6.   LEASE OF LEASED FACILITY; NATURE OF TRANSACTION
                        6.1     Lease of Leased Facility
                        6.2     Nature of Transaction

ARTICLE 7.   RENT
                        7.1     Rent Payments
                        7.2     Place and Manner of Payment
                        7.3     Net Lease

ARTICLE 8.   REPRESENTATIONS AND WARRANTIES
                        8.1     Representations and Warranties of the Parties
                        8.2     Special Lessor Representations
                        8.3     Disclaimer of Warranties
                        8.4     Assignment of Warranties
                        8.5     Claims Against Third Parties Relating to the Leased Facility

ARTICLE 9.   USE AND MAINTENANCE OF LEASED FACILITY
                        9.1     Use and Possession of Leased Facility
                        9.2     Maintenance of Leased Facility
                        9.3     Removal of Components

ARTICLE 10.  INVESTMENTS
                       10.1     Investments
                       10.2     Financing of Investments
                       10.3     Title

ARTICLE 11.  SPECIAL LESSOR COVENANTS
                       11.1     Change in Business
                       11.2     Ownership of Assets
                       11.3     No Subsidiaries
                       11.4     Other Indebtedness
                       11.5     Amendments to Constituent Documents
                       11.6     Maintenance of Accounts; Maintenance of Records;
                                   Commingling of Funds; Arms-Length Transactions
                       11.7     Independent Director

ARTICLE 12.  INSPECTION AND RIGHT TO ENTER
                       12.1     Inspection
                       12.2     Right to Enter

ARTICLE 13.  RISK OF LOSS; INSURANCE
                       13.1     Risk of Loss
                       13.2     Insurance

ARTICLE 14.  END OF TERM OPTIONS AND TERMINATION
                       14.1     Appraisal Report
                       14.2     End of Term Renewal of Facility Lease
                       14.3     Early Exercise of Renewal Option
                       14.4     End of Term Purchase of Leased Facility
                       14.5     Termination

ARTICLE 15.  RETURN OF LEASED FACILITY
                       15.1     Return of Leased Facility
                       15.2     Condition of Leased Facility Upon Return

ARTICLE 16.  EVENTS OF DEFAULT
                       16.1     Payment Default
                       16.2     Misrepresentation
                       16.3     Covenant Defaults
                       16.4     Judgment Default
                       16.5     Bankruptcy
                       16.6     Lack of Government Approvals

ARTICLE 17.  REMEDIES
                       17.1     Construction Term Remedies
                       17.2     Lease Term Remedies
                       17.3     Limitation on Liability
                       17.4     No Delay or Omission to be Construed as Waiver

ARTICLE 18.  LIENS

ARTICLE 19.  INDEMNIFICATION
                       19.1     General Indemnity
                       19.2     Tax Indemnity
                       19.3     Survival

ARTICLE 20.  COMPLIANCE AUDIT; DISPUTE RESOLUTION
                       20.1     Compliance Audit
                       20.2     General Provisions
                       20.3     Negotiation
                       20.4     Binding Arbitration
                       20.5     Timing; Discovery; Awards, Fees and Expenses
                       20.6     Deadlines
                       20.7     Statutes of Limitation
                       20.8     Binding Upon Parties
                       20.9     Continued Performance
                       20.10   Survival

ARTICLE 21  CONFIDENTIALITY OF INFORMATION
                       21.1     Non-Disclosure Obligations
                       21.2     Return of Material
                       21.3     Law

ARTICLE 22.  MISCELLANEOUS
                       22.1     Applicable Law
                       22.2     Jury Trial
                       22.3     Quiet Enjoyment
                       22.4     Notices
                       22.5     Counterparts
                       22.6     Severability
                       22.7     Transfer Restrictions
                       22.8     Third-Party Beneficiaries
                       22.9     Entire Agreement
                       22.10   Headings and Table of Contents
                       22.11   Schedules, Annexes and Exhibits
                       22.12   No Joint Venture
                       22.13   Amendments and Waivers
                       22.14   Survival
                       22.15   Limitation of Liability
                       22.16   Further Assurances

Schedule 1.1                           DEFINITIONS; INTERPRETATION
Schedule 2.2                           CONDITIONS TO DECOMMISSIONING COMPLETION DATE
Schedule 3.1(a)                       DEVELOPMENT PROTOCOL
Schedule 3.2(a)                       CONSTRUCTION MILESTONE SCHEDULE
Schedule 3.3                           SCHEDULED COMMERCIAL OPERATION DATE DAMAGES
Schedule 4.2                           COMMERCIAL OPERATION TEST
Schedule 4.3                           TEST FUEL AND TEST POWER PROCEDURES
Schedule 4.5                           GUARANTEED PERFORMANCE LEVELS
Schedule 5.1                           CONDITIONS TO LEASE EFFECTIVE DATE
Schedule 7.1                           BASIC RENT
Annex A to Schedule 7.1         SAMPLE BASIC RENT CALCULATION
Annex B to Schedule 7.1         APPLICABLE COST OF DEBT
Annex C to Schedule 7.1         CALCULATED MONTHLY AVERAGE RATE BASED ADJUSTMENT
Schedule 13.2                         INSURANCE AND EVENT OF LOSS PROVISIONS
Schedule 14.2                         RENEWAL RENT
Annex A to Schedule 14.2       SAMPLE RENEWAL RENT CALCULATION (FIRST
                                                RENEWAL)
Annex B to Schedule 14.2       SAMPLE RENEWAL RENT CALCULATION (SECOND
                                                RENEWAL)
Annex C to Schedule 14.2       SAMPLE RENEWAL RENT CALCULATION (THIRD
                                                RENEWAL)
Schedule 19.2                         TAX INDEMNITY
Schedule 22.4                         NOTICE INFORMATION
Exhibit A                                 DESCRIPTION OF LEASED FACILITY
Exhibit B                                 FORM OF GUARANTY
Exhibit C                                 FORM OF LETTER OF CREDIT
Exhibit D                                 FORM OF RIGHT OF FIRST REFUSAL AGREEMENT

PORT WASHINGTON I FACILITY LEASE AGREEMENT

This PORT WASHINGTON I FACILITY LEASE AGREEMENT, dated as of May 28, 2003 (this "Facility Lease"), is between Port Washington Generating Station LLC, a Wisconsin limited liability company, as lessor ("Lessor"), and Wisconsin Electric Power Company, a Wisconsin corporation, as lessee ("Lessee"). Lessee and Lessor are sometimes herein referred to as a "Party" and collectively as the "Parties".

WITNESSETH:

WHEREAS, Lessor intends to develop, design, engineer, procure, permit, construct, commission and own (a) an approximately 545 MW net nominal combustion turbine combined cycle electric generating unit and related facilities (as further described in Exhibit A, "Unit 1") and (b) a second approximately 545 MW net nominal combustion turbine combined cycle electric generating unit and related facilities (as further described in Exhibit A, "Unit 2" and, together with Unit 1, the "Port Washington Facility") in Port Washington, Wisconsin on land owned by Lessee consisting of Parcel 1 (all capitalized terms used but not defined in these Recitals shall have the meanings given to such terms in Schedule 1.1) and Parcel 2; and

WHEREAS, Unit 1 will be constructed on Parcel 1 which will be leased to Lessor pursuant to that certain Port Washington I Ground Lease Agreement, dated as of the date hereof, between Lessee, as ground lessor, and Lessor, as ground lessee (the "Port Washington I Ground Lease"), and subleased back to Lessee pursuant to that certain Port Washington I Ground Sublease Agreement, dated as of the date hereof, between Lessor, as ground sublessor, and Lessee, as ground sublessee (the "Port Washington I Ground Sublease"); and

WHEREAS, Lessee currently owns and operates four (4) coal-based electric generating units and one (1) oil-based simple cycle combustion turbine located on the Parcels 1 and 2 which are being decommissioned in stages prior to the construction of the Units and one (1) coal-based electric generating unit that has already been decommissioned (all such units, the "Existing Units"); and

WHEREAS, pursuant to that certain Port Washington Asset Purchase and Sale Agreement, dated as of the date hereof, between Lessee and Lessor (the "Port Washington Asset Purchase and Sale Agreement"), Lessee will sell and assign, and Lessor will purchase and assume, the Transferred Assets which are no longer used by Lessee in connection with the Existing Units; and

WHEREAS, Lessor will develop, design, engineer, procure, permit, construct, commission and own Unit 1 on the terms and conditions provided for in this Facility Lease; and

WHEREAS, after the Lease Effective Date, Lessor will lease to Lessee, and Lessee will lease from Lessor, Unit 1 (together with the Transferred Assets but excluding the Site Improvements, the "Leased Facility") on the terms and conditions provided for in this Facility Lease.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1: DEFINITIONS; RULES OF INTERPRETATION

Capitalized terms used but not defined herein shall have the meanings set forth in Schedule 1.1, and the rules of interpretation set forth in Schedule 1.1 shall apply to this Facility Lease.

ARTICLE 2: CONSTRUCTION EFFECTIVE DATE; DECOMMISSIONING COMPLETION DATE

2.1 Construction Effective Date.

(a) After the Execution Date, each Party shall use commercially reasonable efforts to achieve the Construction Effective Date and, thereafter, to satisfy its respective conditions precedent to the Decommissioning Completion Date set forth on Schedule 2.2. Lessor shall determine and deliver written notice to Lessee when the Construction Effective Date has occurred.

(b) On or before the tenth (10th) day of each calendar month (or if such day is not a Business Day, the next Business Day) from the Construction Effective Date until the Lease Effective Date, or if this Facility Lease is otherwise terminated in accordance with this Article 2 or Article 5, such termination date, beginning with the calendar month following the calendar month in which the Construction Effective Date occurs, Lessor shall submit a written invoice (each, a "Construction Invoice") to Lessee which shall indicate: (i) the aggregate amount of Construction Costs, if any, incurred by or on behalf of Lessor as of the last day of such previous calendar month (the "Outstanding Construction Costs"); provided, however, that the Outstanding Construction Costs shall not exceed the Approved Amount; (ii) the Return on Capital with respect to such Outstanding Construction Costs (the "Monthly Return on Capital Amount"); (iii) the Monthly Management Services Costs, if any, incurred by or on behalf of Lessor during such previous calendar month; (iv) any Community Impact Mitigation Costs incurred by or on behalf of Lessor during such previous calendar month ("Monthly CIMC") and (v) with respect to the first Construction Invoice, the amount of Pre-CPCN Expenses (other than Capital Costs) incurred by or on behalf of Lessor as of the last day of such previous calendar month and accrued Return on Capital with respect to the Major Equipment Procurement Pre-CPCN Expenses as of the last day of such previous calendar month. No later than the thirtieth (30th) calendar day after which Lessee receives the Construction Invoice (or if such day is not a Business Day, the next Business Day), Lessee shall pay to or for the account of Lessor as Lessor shall direct in writing in immediately available funds in Dollars an amount equal to the sum of the amounts in (ii), (iii), (iv), and (v) specified in such Construction Invoice.

(c) Lessor agrees to make available to Lessee, upon written request, copies of all notices, invoices, bills or other documentation reasonably requested by Lessee with respect to any of the amounts described in Section 2.1(b) for which reimbursement is sought pursuant to Article 2.

2.2 Decommissioning Completion Date. Notwithstanding any provision to the contrary contained herein, the Parties' rights and obligations under Articles 3 (except for Article 5 of Schedule 3.1(a) and Section 3.6), 4, 5, 11 and 16 and Sections 8.2, 17.1, 17.4 and 20.1(a) shall not become effective until the Decommissioning Completion Date shall have occurred.

2.3 Failure to Achieve the Decommissioning Completion Date.

(a) If the Decommissioning Completion Date has not occurred by the Required Decommissioning Completion Date, then either Party (a "Terminating Party") may, provided that the failure to achieve the Decommissioning Completion Date by the Required Decommissioning Completion Date is not due to the acts or omissions of the Terminating Party or the Terminating Party's failure to perform any of its obligations under this Facility Lease or any other Lease Document to which it is a party, deliver a written notice to the other Party, identifying its election to terminate this Facility Lease (a "Construction Termination Notice"). The Construction Termination Notice shall identify the date on which this Facility Lease shall terminate (the "Construction Termination Date"); provided that the Construction Termination Date shall not be less than one hundred eighty (180) days and no more than three hundred sixty five days (365) after the date of the Construction Termination Notice unless the Parties mutually agree otherwise and the PSCW approves such date.

(b) If Lessee elects to terminate this Facility Lease pursuant to Section 2.3(a), then no later than fifteen (15) days after receipt of the Construction Termination Notice, Lessor shall deliver to Lessee a written notice identifying the total amount (the "Pre-Termination Pre-CPCN Expenses") of (i) Pre-CPCN Expenses and (ii) other costs and expenses approved by the PSCW which have been incurred by or on behalf of Lessor in connection with the development, design, engineering and procurement of Unit 1 which have not already been reimbursed by Lessee pursuant to Section 2.1(b). If Lessor elects to terminate this Facility Lease pursuant to Section 2.3(a), then Lessor shall include the amount of the Pre-Termination Pre-CPCN Expenses in its Construction Termination Notice.

(c) If either Party has delivered the Construction Termination Notice in accordance with Section 2.3(a) and as of the Construction Termination Date the Decommissioning Completion Date has not occurred (and the Construction Termination Notice has not been withdrawn by the Terminating Party), then effective as of the Construction Termination Date:

(i) Lessee shall pay all Pre-Termination Pre-CPCN Expenses to or for the account of Lessor on the Construction Termination Date as Lessor shall direct in writing in immediately available funds in Dollars; and

(ii) this Facility Lease shall automatically terminate and each Party shall cease to have any liability to the other Party hereunder, except for any obligations surviving pursuant to the express terms of this Facility Lease; provided, however, that it shall be a condition of such termination that each Party shall have paid any and all amounts due under this Facility Lease (including pursuant to this Article 2).

(d) Notwithstanding any provision to the contrary contained herein, if the Decommissioning Completion Date has occurred prior to the Construction Termination Date, then the Construction Termination Notice shall automatically be revoked and the provisions of the first sentence of Section 2.2 shall apply.

(e) If, within one hundred eighty (180) days after the Required Decommissioning Completion Date, no Party eligible to deliver a Construction Termination Notice exercises its option to deliver a Construction Termination Notice to the other Party in accordance with Section 2.3(a), then the Construction Termination Date shall be deemed to have occurred and this Facility Lease shall terminate in accordance with this Article 2, unless the Parties mutually agree otherwise and the PSCW approves such continuation.

ARTICLE 3: CONSTRUCTION OF UNIT 1

3.1 Construction of Unit 1.

(a) Lessor shall develop, design, engineer, procure, permit, construct and commission Unit 1 in all material respects in accordance with the Development Protocol as set forth in Schedule 3.1(a).

(b) Lessor shall obtain and maintain in full force and effect all material Government Approvals required by applicable Law to perform its obligations under Section 3.1(a) and shall comply in all material respects with all such Government Approvals and all applicable Laws in connection with the performance of its obligations under Section 3.1(a).

(c) No later than thirty (30) days following the Decommissioning Completion Date, Lessor shall provide and maintain (or cause to be provided and maintained) until the Limited Use Termination Date, Construction Security to secure compliance with its payment obligations under Section 3.3 and Section 4.5.

3.2 Construction Milestone Schedule.

(a) Lessor shall use commercially reasonable efforts to achieve each of the Milestones by its respective Milestone Date as set forth in the Construction Milestone Schedule attached hereto as Schedule 3.2(a).

(b) Lessor shall provide Lessee, with a copy to the PSCW and to the Independent Evaluator, with prompt written notice of the date upon which it has achieved each Milestone.

(c) During the Construction Term, Lessor shall provide Lessee with monthly status reports, with a copy to the PSCW and to the Independent Evaluator (which shall include, among other things, the status of all material Government Approvals required by Lessor to perform its obligations under Section 3.1(a)) and shall inform Lessee of any expected delays (and their duration) in achieving any Milestone by the respective Milestone Date. Should Lessor fail to achieve any Milestone by the respective Milestone Date, Lessor shall, as soon as practicable (and in any event within ten (10) days after such Milestone Date), provide Lessee with a Remedial Action Plan, with a copy to the PSCW and to the Independent Evaluator.

(d) If and to the extent Lessor fails as a result of Force Majeure or an Excused Event to achieve a Milestone by the respective Milestone Date, then such Milestone Date and all subsequent Milestone Dates, if any, shall be adjusted by a reasonable amount of time (not to exceed three hundred sixty five (365) days) attributable to the delay caused by such Force Majeure or Excused Event.

3.3 Failure to Achieve Commercial Operation by the Scheduled Commercial Operation Date. If Lessor shall fail to achieve Commercial Operation by the Scheduled Commercial Operation Date, then Lessor shall pay to Lessee the Scheduled Commercial Operation Date Damages as set forth in Schedule 3.3; provided, however, that the maximum amount of Scheduled Commercial Operation Date Damages payable by Lessor under this Section 3.3 shall not exceed in the aggregate the Delay Damages Cap as set forth in Schedule 3.3.

3.4 Offset. Lessee may deliver to Lessor a written invoice for any amounts due and payable by Lessor during the Construction Term; provided, however, that a written invoice for payment shall not be sent more frequently than once in any calendar month. If Lessor shall fail to pay any undisputed amount shown on any such invoice within thirty (30) days of receipt thereof, Lessee shall be entitled to offset amounts due to Lessor during the Construction Term.

3.5 Gas Lateral. Lessee shall construct and commission or cause to be constructed and commissioned the Gas Lateral by no later than sixty (60) days prior to the Scheduled Commercial Operation Date unless mutually agreed otherwise by the Parties and approved by the PSCW.

3.6 Insurance. Lessor shall obtain and maintain or cause to be obtained and maintained during the Construction Term insurance with respect to Unit 1 in accordance with the requirements of Schedule 13.2.

3.7 Event of Loss and Event of Total Loss.

(a) During the Construction Term, if an Event of Loss with respect to Unit 1 occurs that results in:

(i) less than one million Dollars ($1,000,000) in physical loss, destruction or damage to Unit 1 above any Loss Proceeds and/or Condemnation Award that Lessor receives or anticipates receiving in connection therewith, then Lessor shall be obligated to reconstruct or complete construction of Unit 1 in accordance with the requirements of Section 3.1;

(ii) equal to or greater than one million Dollars ($1,000,000) in physical loss, destruction or damage to Unit 1 above any Loss Proceeds and/or Condemnation Award that Lessor receives or anticipates receiving in connection therewith, then Lessor shall be obligated to reconstruct or complete construction of Unit 1 in accordance with the requirements of Section 3.1, if and only if Lessee agrees to and the PSCW approves an increase in the "AALF" to be recovered in the Basic Rent formula by an amount equal to the additional Construction Costs incurred by or on behalf of Lessor to reconstruct or complete construction (including any costs incurred as a result of the time required to obtain PSCW approval), less the aggregate amount of any Loss Proceeds and/or Condemnation Award received by Lessor in connection therewith. The Milestone Dates and the Required Lease Effective Date shall be extended by a reasonable amount of time attributable to the time required to reconstruct or complete construction of Unit 1 (including any time required to obtain PSCW approval) and this Facility Lease and the other Lease Documents shall be amended as otherwise may be required by the Parties and approved by the PSCW; or

(b) In the event that Lessee and/or the PSCW does not approve an increase in the "AALF" in the Basic Rent formula pursuant to Section 3.7(a)(ii), then Lessor may terminate this Facility Lease in accordance with Section 5.5 by delivering to Lessee a Purchase Price Notice (with the Purchase Price calculated as of the date of such notice) and the date upon which the Purchase Price Notice is delivered shall be deemed to be the Required Lease Effective Date for the purposes of Section 5.5.

(c) During the Construction Term, if an Event of Total Loss in respect of Unit 1 occurs, then Lessor may elect to terminate this Facility Lease in accordance with Section 5.5 by delivering to Lessee a Purchase Price Notice (with the Purchase Price calculated as of the date of such notice) and the date upon which the Purchase Price Notice is delivered shall be deemed to be the Required Lease Effective Date for the purposes of Section 5.5 or to continue this Facility Lease on such terms and conditions as the Parties may mutually agree and the PSCW approves.

ARTICLE 4: TESTING PROCEDURES; PERFORMANCE LEVELS

4.1 Testing Procedures. Except as provided in Section 4.2, Lessor shall be responsible for the development and implementation of all testing procedures during the construction, start-up and commissioning of Unit 1 and shall provide Lessee with advance written notice of all testing procedures.

4.2 Commercial Operation Test. On or prior to the Scheduled Commercial Operation Date, Lessor shall perform a Commercial Operation Test in accordance with Schedule 4.2.

4.3 Test Fuel and Test Power Procedures. Each of the Parties shall comply with the Test Fuel and Test Power Procedures set forth in Schedule 4.3.

4.4 Minimum Performance Levels. Lessor agrees to use commercially reasonable efforts to achieve the Minimum Performance Levels as set forth in Schedule 4.2 by the Scheduled Commercial Operation Date.

4.5 Guaranteed Performance Levels. Lessor agrees to use commercially reasonable efforts to achieve the Guaranteed Performance Levels as set forth in Schedule 4.5 by the Scheduled Commercial Operation Date. Lessor shall test Unit 1 for the Guaranteed Performance Levels in connection with the Commercial Operation Test in accordance with the applicable testing procedures set forth in Schedule 4.2. If Unit 1 should fail to satisfy one or more of the Guaranteed Performance Levels by the Scheduled Commercial Operation Date (other than as a result of the acts or omissions of Lessee or the failure of Lessee to perform any of its obligations under this Facility Lease or any other Lease Document to which it is a party), then Lessor shall have one hundred eighty (180) days to correct the problem. If, at the expiration of such one hundred eighty (180) day period, Unit 1 still does not meet one or more of the Guaranteed Performance Levels (other than as a result of the acts or omissions of Lessee or the failure of Lessee to perform any of its obligations under this Facility Lease or any other Lease Document to which it is a party) based on a test of Unit 1 in accordance with the applicable testing procedures set forth in Schedule 4.2, then Lessor shall pay to Lessee, as liquidated damages and not as a penalty, the respective Guaranteed Performance Level Damages as set forth in Schedule 4.5; provided, however, that the maximum amount of Guaranteed Performance Level Damages payable by Lessor under this Section 4.5 for failure to achieve the respective Guaranteed Performance Level shall not exceed the respective Performance Damages Cap as set forth in Schedule 4.5; provided, further, that notwithstanding any provision to the contrary contained herein, in no event shall Lessor be obligated to pay Guaranteed Performance Level Damages prior to the Lease Effective Date (including if the Lease Effective Date does not occur).

4.6       Unit Appraisal.

 (a)        No later than ninety (90) days and no earlier than one hundred twenty (120) days prior to the Lease Effective Date, Lessor shall submit to Lessee, with a copy to the PSCW, a written list of proposed Appraisers.  Lessee shall select one (1) of the Appraisers from Lessor's list and give written notice thereof to Lessor and the PSCW. The PSCW shall either approve the Appraiser selected by Lessee or choose a different Appraiser from Lessor's list.  The Appraiser selected in accordance with this Section 4.6(a) (the "Unit Appraiser") shall appraise Unit 1 (excluding the Site Improvements) and the Transferred Assets in accordance with Section 4.6(b).

(b)        Within ninety (90) days of appointment, the Unit Appraiser shall deliver to Lessor and Lessee a written report, with a copy to the PSCW, in form and substance satisfactory to Lessor and the PSCW (the "Unit Appraisal Report"), which shall certify as to (i) the economic useful life (the "Economic Useful Life") of Unit 1 at the end of each of the Base Term and the First Renewal Term, (ii) the expected fair market value (the "Appraised FMV") of Unit 1 (excluding the Site Improvements) and the Transferred Assets at the end of each of the Base Term and the First Renewal Term; provided, however, that the Appraised FMV shall be determined without taking into account inflation or deflation occurring after the Lease Effective Date (including any inflation or deflation occurring during the Base Term or First Renewal Term) and (iii) the estimated demolition and removal costs expected to be incurred by or on behalf of Lessor at the end of Unit 1's Economic Useful Life (the "Demolition and Removal Costs").

ARTICLE 5: LEASE EFFECTIVE DATE

5.1 Achievement of the Lease Effective Date or the Deemed Lease Effective Date. Notwithstanding any provision to the contrary contained herein, the Parties' rights and obligations under Articles 6, 7, 9, 10, 12, 13, 14 and 15 and Sections 8.3, 8.4, 8.5, 17.2, 17.3(a) and 20.1(b) shall not become effective until the Lease Effective Date or the Deemed Lease Effective Date shall have occurred in accordance with the terms and conditions of this Facility Lease. Each Party shall use commercially reasonable efforts to satisfy their respective conditions precedent to the Lease Effective Date as set forth in Schedule 5.1.

5.2 Notice of Purchase Price. If the Lease Effective Date has not occurred by the Required Lease Effective Date, then within fifteen (15) days after the Required Lease Effective Date, Lessor shall deliver to Lessee a written notice (the "Purchase Price Notice") in which Lessor shall indicate (a)(i) the Aggregate Construction Costs incurred by or on behalf of Lessor as of the Required Lease Effective Date (ii) the aggregate amount of outstanding Return on Capital with respect to the Aggregate Construction Costs, calculated as of the Required Lease Effective Date, (iii) the aggregate amount of outstanding Monthly Management Services Costs incurred by or on behalf of Lessor as of the Required Lease Effective Date and (iv) the aggregate amount of outstanding Monthly CIMC incurred by or on behalf of Lessor as of the Required Lease Effective Date (collectively, the "Purchase Price") and (b) the Damages Amount which the Parties acknowledge and agree shall be paid as liquidated damages and not as a penalty.

5.3 Lessor's Failure to Achieve the Lease Effective Date.

(a) If the Lease Effective Date has not occurred by the Required Lease Effective Date due to the acts or omissions of Lessor (including the failure of Lessor to satisfy its conditions precedent to the Lease Effective Date set forth in Schedule 5.1) or the failure of Lessor to perform any of its obligations under this Facility Lease or any other Lease Document to which it is a party, then within ninety (90) days after the Required Lease Effective Date, Lessee may deliver to Lessor written notice that Lessee has elected to terminate this Facility Lease (the "Lessee Termination Notice") or to continue this Facility Lease (the "Lessee Continuation Notice").

(b) If Lessee elects to terminate this Facility Lease pursuant to Section 5.3(a), then Lessee shall specify in the Lessee Termination Notice (i) the conditions precedent to the Lease Effective Date that Lessee believes have not been satisfied, (ii) the date on which this Facility Lease shall terminate (the "Lessee Termination Date"), provided that the Lessee Termination Date shall not be earlier than the date that is one hundred eighty (180) days after the Required Lease Effective Date, and (iii) whether Lessee elects to purchase Unit 1.

(c) If Lessee elects to terminate this Facility Lease and to purchase Unit 1 pursuant to Section 5.3(a), then Lessee shall purchase Unit 1 and shall pay an amount equal to the Purchase Price, to or for the account of Lessor, subject to Section 5.6(f), on the Lessee Termination Date as Lessor shall direct in writing in immediately available funds in Dollars and this Facility Lease shall terminate on the Lessee Termination Date in accordance with Section 5.6.

(d) If Lessee elects to terminate this Facility Lease but not to purchase Unit 1 pursuant to Section 5.3(a), then Lessee shall pay the aggregate amount of the Pre-Termination Pre-CPCN Expenses less the Major Equipment Procurement Pre-CPCN Expenses to or for the account of Lessor on the Lessee Termination Date as Lessor shall direct in writing in immediately available funds in Dollars and this Facility Lease shall terminate on the Lessee Termination Date in accordance with Section 5.6.

(e) If Lessee elects to continue this Facility Lease pursuant to Section 5.3(a) and provided that Lessee has secured a Completeness Determination from the PSCW and approval from the PSCW to continue this Facility Lease (a copy of which Lessee has included in the Lessee Continuation Notice), then: (i) Lessee shall specify in the Lessee Continuation Notice the date on which the Lease Effective Date shall be deemed to have occurred (the "Lessee Deemed Lease Effective Date"), provided that the Lessee Deemed Lease Effective Date shall not be more than thirty (30) days after the date of the Lessee Continuation Notice; and (ii) the provisions of the first sentence of Section 5.1 shall apply.

(f) In the event that Lessee fails to timely deliver either the Lessee Termination Notice or the Lessee Continuation Notice within ninety (90) days after the Required Lease Effective Date in accordance with Section 5.3(a), then this Facility Lease will automatically terminate on the date that is one hundred eighty (180) days after the Required Lease Effective Date and Lessee shall be deemed to have elected to purchase Unit 1 in accordance with Section 5.3(c). Notwithstanding any other provision of this Section 5.3 or any notice provided by Lessee, in the event the conditions precedent to the Lease Effective Date have been satisfied in accordance with the terms and conditions of this Facility Lease prior to any termination date provided for in this Section 5.3, then the Lessee Termination Notice and the first sentence of this Section 5.3(f) shall automatically be revoked and the provisions of the first sentence of Section 5.1 shall apply.

5.4 Lessee's Failure to Achieve the Lease Effective Date.

(a) If the Lease Effective Date has not occurred by the Required Lease Effective Date due to the acts or omissions of Lessee (including the failure of Lessee to satisfy its conditions precedent to the Lease Effective Date set forth in Schedule 5.1) or the failure of Lessee to perform any of its obligations under this Facility Lease or any other Lease Document to which it is a party or due to an Excused Event, then within ninety (90) days after the Required Lease Effective Date, Lessor may deliver to Lessee written notice of its election to terminate this Facility Lease (the "Lessor Termination Notice") or to continue this Facility Lease (the "Lessor Continuation Notice").

(b) If Lessor elects to terminate this Facility Lease pursuant to Section 5.4(a), then Lessor shall specify in the Lessor Termination Notice (i) the conditions precedent to the Lease Effective Date that Lessor believes have not been satisfied, (ii) the date on which this Facility Lease shall terminate (the "Lessor Termination Date"), provided that the Lessor Termination Date shall not be earlier than the date that is one hundred eighty (180) days after the Required Lease Effective Date, and (iii) whether Lessor elects to retain or sell Unit 1 to Lessee.

(c) If Lessor elects to terminate this Facility Lease and to sell Unit 1 to Lessee pursuant to Section 5.4(a), then Lessee shall purchase Unit 1 and shall pay the Purchase Price plus the Damages Amount to or for the account of Lessor, subject to Section 5.6(f), on the Lessor Termination Date as Lessor shall direct in writing in immediately available funds in Dollars and this Facility Lease shall terminate on the Lessor Termination Date in accordance with Section 5.6.

(d) If Lessor elects to terminate this Facility Lease and to retain Unit 1 pursuant to Section 5.4(a), then Lessee shall pay the amount of the Pre-Termination Pre-CPCN Expenses less the Major Equipment Procurement Pre-CPCN Expenses to or for the account of Lessor on the Lessor Termination Date as Lessor shall direct in writing in immediately available funds in Dollars and this Facility Lease shall terminate on the Lessor Termination Date in accordance with Section 5.6.

(e) If Lessor elects to continue this Facility Lease pursuant to Section 5.4(a) and provided that Lessor has secured a Completeness Determination from the PSCW (a copy of which Lessor has included in the Lessor Continuation Notice) then: (i) Lessor shall specify in the Lessor Continuation Notice the date on which the Lease Effective Date shall be deemed to have occurred (the "Lessor Deemed Lease Effective Date"), provided that the Lessor Deemed Lease Effective Date shall not be more than thirty (30) days after the date of the Lessor Continuation Notice; and (ii) the provisions of the first sentence of Section 5.1 shall apply.

(f) In the event that Lessor fails to timely deliver either the Lessor Termination Notice or the Lessor Continuation Notice within ninety (90) days after the Required Lease Effective Date in accordance with Section 5.4(a), then this Facility Lease will automatically terminate on the date that is one hundred eighty (180) days after the Required Lease Effective Date and Lessor shall be deemed to have elected to sell Unit 1 in accordance with Section 5.4(c). Notwithstanding any other provision of this Section 5.4 or any notice provided by Lessor, in the event that the conditions precedent to the Lease Effective Date have been satisfied in accordance with the terms and conditions of this Facility Lease prior to any termination date provided for in this Section 5.4, then the Lessor Termination Notice and the first sentence of this Section 5.4(f) shall automatically be revoked and the provisions of the first sentence of Section 5.1 shall apply.

5.5 Failure to Achieve the Lease Effective Date Due to Force Majeure.

(a) If the Lease Effective Date has not occurred by the Required Lease Effective Date due to Force Majeure then within ninety (90) days after the Required Lease Effective Date, Lessor may deliver to Lessee a Lessor Termination Notice or a Lessor Continuation Notice.

(b) If Lessor elects to terminate this Facility Lease pursuant to Section 5.5(a), then Lessor shall specify in the Lessor Termination Notice (i) the conditions precedent to the Lease Effective Date that Lessor believes have not been satisfied, (ii) the Lessor Termination Date, which shall not be earlier than the date that is one hundred eighty (180) days after the Required Lease Effective Date, and (iii) whether the Lessor elects to retain or sell Unit 1 to Lessee.

(c) If Lessor elects to terminate this Facility Lease and to sell Unit 1 to Lessee pursuant to Section 5.5(a) and Section 5.5(b), then Lessee shall purchase Unit 1 and shall pay the Purchase Price less any Loss Proceeds and/or Condemnation Award that Lessor received as a result of such Force Majeure or Event of Total Loss to or for the account of Lessor, subject to Section 5.6(f), on the Lessor Termination Date as Lessor shall direct in writing in immediately available funds in Dollars and this Facility Lease shall terminate on the Lessor Termination Date in accordance with Section 5.6.

(d) If Lessor elects to terminate this Facility Lease and to retain Unit 1 pursuant to Section 5.5(a), then Lessee shall pay the amount of Pre-Termination Pre-CPCN Expenses less the Major Equipment Procurement Pre-CPCN Expenses to or for the account of Lessor on the Lessor Termination Date as Lessor shall direct in writing in immediately available funds in Dollars and this Facility Lease shall terminate on the Lessor Termination Date in accordance with Section 5.6.

(e) If Lessor elects to continue this Facility Lease pursuant to Section 5.5(a) and provided that Lessor has secured a Completeness Determination from the PSCW (a copy of which Lessor has included in the Lessor Termination Notice) and Lessee has agreed in writing to continue this Facility Lease, then: (i) Lessor shall specify in the Lessor Termination Notice the Lessor Deemed Lease Effective Date, provided that the Lessor Deemed Lease Effective Date shall not be more than thirty (30) days after the date of the Lessor Continuation Notice; and (ii) the provisions of the first sentence Section 5.1 shall apply.

(f) In the event that Lessor fails to timely deliver either a Lessor Termination Notice or a Lessor Continuation Notice within ninety (90) days after the Required Lease Effective Date in accordance with Section 5.5(a), then this Facility Lease will automatically terminate on the date that is one hundred eighty (180) days after the Required Lease Effective Date and Lessor shall be deemed to have elected to sell Unit 1 in accordance with Section 5.5(c). Notwithstanding any other provision of this Section 5.5 or any notice provided by Lessor, in the event the conditions precedent to the Lease Effective Date have been satisfied in accordance with the terms and conditions of this Facility Lease prior to any termination date provided for in this Section 5.5, then the Lessor Termination Notice and the first sentence of this Section 5.5(f) shall automatically be revoked and the provisions of the first sentence of Section 5.1 shall apply.

5.6 Termination of the Facility Lease. If Lessee or Lessor elects to terminate this Facility Lease pursuant to Section 5.3(b), Section 5.4(b) or Section 5.5(b), as the case may be, then on the Lessee Termination Date or the Lessor Termination Date, as the case may be:

(a) this Facility Lease shall automatically terminate and each Party shall cease to have any liability to the other Party hereunder, except for any obligations surviving pursuant to the express terms of this Facility Lease; provided, however, that it shall be a condition of such termination that each Party shall have performed its respective obligations pursuant to this Section 5.6 and paid any and all amounts due under this Facility Lease (including any outstanding Monthly Return on Capital Amount, Monthly Management Services Costs or Community Impact Mitigation Costs pursuant to Section 2.1(b) not included in the Purchase Price or other amounts due pursuant to Article 5 except as otherwise provided in Section 5.6(f));

(b) if Unit 1 is sold to Lessee pursuant to Section 5.3(b), Section 5.4(b) or Section 5.5(b), then:

(i) Lessor shall transfer on an "as is" and "where is" basis (by an appropriate instrument of transfer in form and substance reasonably satisfactory to Lessee (provided that such instrument of transfer shall not contain representations or warranties, express or implied, other than a representation and warranty as to the absence of Lessor's Liens attributable to Lessor, the Member or the Lenders and a representation and warranty that Lessor has authority to sell Unit 1) and prepared and recorded at Lessee's cost and expense) Unit 1 to Lessee (or its designee);

(ii) to the extent permitted by applicable Law and the provisions of the applicable Government Approvals, Lessor shall, at Lessee's cost and expense, assign to Lessee all Government Approvals that are in the name of Lessor and that are required to be obtained in connection with the ownership, use, operation or maintenance of Unit 1; and

(iii) Lessor shall use commercially reasonable efforts to assign to Lessee, at Lessee's cost and expense, all of its right, title and interest, if any, in any warranties, covenants and representations of any manufacturer or vendor of Unit 1 or any component thereof;

(c) if Unit 1 is not sold to Lessee but retained by Lessor pursuant to Section 5.3(b), Section 5.4(b) or Section 5.5(b) then:

(i) to the extent permitted by applicable Law and the provisions of the applicable Government Approvals, Lessee shall, at Lessor's cost and expense, assign to Lessor all Government Approvals that are in the name of Lessee and that are required to be obtained in connection with the use, operation or maintenance of Unit 1;

(ii) Lessee shall use all commercially reasonable efforts to assign to Lessor, at Lessor's cost and expense, all of its right, title and interest, if any, in any warranties, covenants and representations of any manufacturer or vendor of Unit 1 or any component thereof; and

(iii) Lessee shall use commercially reasonable efforts to assign to Lessor, at Lessor's cost and expenses, all of its right, title and interest, in the Interconnection Agreement and any Gas Lateral Agreement(s), together with any easements or rights-of-way associated therewith;

(d) if Unit 1 is not sold to Lessee but retained by Lessor pursuant to Section 5.3(b), Section 5.4(b) or Section 5.5(b) and Unit 2 is commercially operational and (i) is leased to Lessee pursuant to the Port Washington II Facility Lease, (ii) is owned by Lessee, and/or (iii) is operated by Lessee, then subject to Lessor's prior written request, the Parties shall enter into an operating agreement substantially in form and substance reasonably satisfactory to the Parties (the "Port Washington Operating Agreement") pursuant to which the Parties shall agree on the terms and conditions by which Unit 1 and Unit 2 shall be operated and maintained;

(e) if Unit 1 is sold to Lessee pursuant to Section 5.3(b), Section 5.4(b) or Section 5.5(b) and Unit 2 is owned by Lessor and commercially operational, but Unit 2 is not (i) leased to Lessee pursuant to the Port Washington II Facility Lease, and/or (ii) operated by Lessee, then subject to Lessee's prior written request, the Parties shall enter into the Port Washington Operating Agreement; and

(f) if Unit 1 is sold to Lessee pursuant to Section 5.3(b), Section 5.4(b) or Section 5.5(b) and the Purchase Price plus the Damages Amount, if applicable, is greater than thirty percent (30%) of the Approved Amount, then Lessee shall not be obligated to pay the entire amount of such Purchase Price on the Lessor Termination Date or Lessee Termination Date, as the case may be, but shall be obligated to pay Lessor as follows:

(i)(A) if such Purchase Price plus the Damages Amount, if applicable, is between thirty percent (30%) and fifty percent (50%) of the Approved Amount, then Lessee shall be obligated to pay the full amount of such Purchase Price and Damages Amount, if applicable, in twenty (20) equal quarterly installments; and

(B) if such Purchase Price plus the Damages Amount, if applicable, is over fifty percent (50%) of the Approved Amount, then Lessee shall be obligated to pay the full amount of such Purchase Price plus the Damages Amount, if applicable, in forty (40) equal quarterly installments.

(ii) In addition to the repayment of the Purchase Price plus the Damages Amount, if applicable, Lessee shall be obligated to pay Lessor a Return on Capital with respect to the outstanding unpaid amount of the Purchase Price plus the Damages Amount, if applicable. On or before the tenth (10th) day of each calendar month (or if such day is not a Business Day, the next Business Day) following the Lessee Termination Date or the Lessor Termination, as the case may be, until the Purchase Price plus the Damages Amount, if applicable, is paid in full to Lessor, Lessor shall submit a written invoice to Lessee which shall indicate (i) the total amount outstanding of the Purchase Price plus the Damages Amount, if applicable and (ii) the Return on Capital with respect to the total amount outstanding of the Purchase Price plus the Damages Amount, if applicable. No later than the thirtieth (30th) day after which Lessee receives each invoice (or if such day is not a Business Day, the next Business Day), Lessee shall pay the amount specified in the invoice to or for the account of Lessor as Lessor shall direct in writing in immediately available funds in Dollars.

(iii) Notwithstanding any provision to the contrary contained in this Facility Lease, this Section 5.6(f) shall survive the termination of this Facility Lease.

(g) each Party shall promptly and duly execute and deliver such further documents and take such further action reasonably requested by the other Party, as may be reasonably necessary to carry out the intent and purpose of this Section 5.6.

5.7 PSCW Return Event. If a PSCW Return Event occurs during the Construction Term, then Lessor may, subject to Lessor delivering to Lessee a Purchase Price Notice (with the Purchase Price and the Damages Amount calculated as of the date of such notice) and a Lessor Termination Notice, exercise its rights and remedies pursuant to Section 5.4(b), provided that for purposes of exercising its rights and remedies under Section 5.4(b), Lessee shall be deemed to have failed to achieve the Lease Effective Date by the Required Lease Effective Date pursuant to Section 5.4(a) and Lessor shall be entitled to exercise its rights and remedies pursuant to Section 5.4(b).

ARTICLE 6: LEASE OF LEASED FACILITY; NATURE OF TRANSACTION

6.1 Lease of Leased Facility. Subject to Section 5.1, Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the Leased Facility subject to and in accordance with the terms and conditions of this Facility Lease, for the Base Term and, subject to Lessee's exercise of its renewal options in accordance with Article 14, the Renewal Terms.

6.2 Nature of Transaction. It is the intent of the Parties that: (a) the transactions contemplated hereby constitute a capital lease pursuant to GAAP from Lessor to Lessee for purposes of Lessee's financial reporting only; (b) the transactions contemplated hereby preserve ownership of the Leased Facility by Lessor for federal and state income tax, bankruptcy and UCC purposes; and (c) other than for Lessee's financial reporting, the obligations of Lessee to pay Rent shall be treated as payments of rent. Except as otherwise required by any taxing Governmental Authority, the Parties agree that they shall not, nor shall any of their Affiliates, at any time take any action or fail to take any action with respect to the filing of any income tax return, including an amended income tax return, inconsistent with the intention of the Parties expressed in this Section 6.2. Without limiting the generality of the foregoing, the Parties intend and agree that the transactions contemplated in this Facility Lease are, and shall be treated as a lease for U.S. federal and state income tax purposes.

ARTICLE 7: RENT

7.1 Rent Payments.

(a) Basic Rent. Lessee shall pay to Lessor in the manner and place set forth in Section 7.2 on each Rent Payment Date rent calculated in accordance with Schedule 7.1 (the "Basic Rent") for the lease of the Leased Facility during the Base Term.

(b) Supplemental Rent. Lessee shall pay to Lessor and any other Person entitled thereto pursuant to Section 7.2 any and all Supplemental Rent on the date on which the same shall become due and payable, including, to the extent permitted by applicable Law, interest at the applicable Overdue Rate on any payment of Rent, the Termination Value or the Fair Market Value Purchase Price not paid when due for the period from the due date until the same shall be paid. The expiration or other termination of the Lease Term and/or Lessee's obligation to pay Basic Rent or Renewal Rent hereunder, as the case may be, shall not limit or modify the obligations of Lessee with respect to Supplemental Rent. Unless expressly provided otherwise in this Facility Lease, in the event of any failure on the part of Lessee to pay and discharge any Supplemental Rent as and when the same shall be due and payable, Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added for non-payment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent. Lessor agrees to make available to Lessee, upon written request, copies of all notices, invoices, bills or other documentation reasonably requested by Lessee with respect to the calculation of Supplemental Rent.

(c) Invoices and Supporting Documentation. On or before the tenth (10th) day of each calendar month (or if such day is not a Business Day, the next Business Day) from the Lease Effective Date until this Facility Lease expires or is terminated, Lessor shall submit a written invoice to Lessee which shall indicate the amount of Basic Rent or Renewal Rent, as the case may be, that Lessee owes to Lessor for the previous month. The invoice shall specify each component of the Basic Rent or Renewal Rent formula, as the case may be, and shall resemble the sample calculations, attached for illustrative purposes only, set forth in Annex A to Schedule 7.1 and Annexes A, B and C to Schedule 14.2. Lessor agrees to make available to Lessee, upon written request, copies of all notices, invoices, bills or other documentation reasonably requested by Lessee with respect to the calculation of Basic Rent and Renewal Rent.

(d) Community Impact Mitigation Costs. Lessee shall reimburse Lessor through Basic Rent or Renewal Rent payments for Community Impact Mitigation Costs incurred by or on behalf of Lessor after the Lease Effective Date.

7.2 Place and Manner of Payment.

(a) All payments of Rent, the Termination Value and the Fair Market Value Purchase Price payable by Lessee to Lessor under this Facility Lease shall be made by Lessee to or for the account of Lessor as Lessor shall from time to time direct in writing in immediately available funds in Dollars in the amount of such payments on the date when such payments are due.

(b) Neither Lessee's inability or failure to take possession of all, or any portion, of the Leased Facility when delivered by Lessor, nor Lessor's inability or failure to deliver all or any portion of the Leased Facility to Lessee, whether or not attributable to any act or omission of Lessee or any act or omission of any other Person (other than Lessor), or for any other reason whatsoever, shall delay or otherwise affect Lessee's obligation to pay Rent, the Termination Value and/or the Fair Market Value Purchase Price in accordance with the terms of this Facility Lease.

(c) If the Leased Facility is sold to Lessee pursuant to Section 14.4, and the Fair Market Value Purchase Price is greater than thirty percent (30%) of the Approved Amount, then Lessee shall not be obligated to pay the entire amount of such Fair Market Value Purchase Price as of the last day of the Base Term or Renewal Term, as the case may be, but shall be obligated to pay Lessor as follows:

(i)(A) if such Fair Market Value Purchase Price is between thirty percent (30%) and fifty percent (50%) of the Approved Amount, then Lessee shall be obligated to pay the full amount of the Fair Market Value Purchase Price in twenty (20) equal quarterly installments; and (B) if such Fair Market Value Purchase Price is over fifty percent (50%) of the Approved Amount, then Lessee shall be obligated to pay the full amount of such Fair Market Value Purchase Price in forty (40) equal quarterly installments.

(ii) In addition to the repayment of the Fair Market Value Purchase Price, Lessee shall be obligated to pay Lessor a Return on Capital with respect to the outstanding unpaid amount of the Fair Market Value Purchase Price. On or before the tenth (10th) day of each calendar month (or if such day is not a Business Day, the next Business Day) following the last day of the Base Term or Renewal Term, as the case may be, until the Fair Market Value Purchase Price is paid in full to Lessor, Lessor shall submit a written invoice to Lessee which shall indicate (i) the total amount outstanding of the Fair Market Value Purchase Price and (ii) the Return on Capital with respect to the total amount outstanding of the Fair Market Value Purchase Price. No later than the thirtieth (30th) day after which Lessee receives each invoice (or if such day is not a Business Day, the next Business Day), Lessee shall pay the amount specified in the invoice to or for the account of Lessor in Dollars.

(iii) Notwithstanding any provision to the contrary contained in this Facility Lease, this Section 7.2(c) shall survive the termination of this Facility Lease.

7.3 Net Lease.

(a) THIS FACILITY LEASE IS A NET LEASE AND LESSEE'S OBLIGATION TO PAY ALL RENT, THE TERMINATION VALUE AND/OR THE FAIR MARKET VALUE PURCHASE PRICE SHALL BE ABSOLUTE AND UNCONDITIONAL UNDER ANY AND ALL CIRCUMSTANCES AND, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, LESSEE SHALL NOT BE ENTITLED TO ANY ABATEMENT OR REDUCTION OF RENT, THE TERMINATION VALUE OR THE FAIR MARKET VALUE PURCHASE PRICE OR ANY SETOFF AGAINST RENT, THE TERMINATION VALUE, THE FAIR MARKET VALUE PURCHASE PRICE, INDEMNITY OR ANY OTHER AMOUNT, WHETHER ARISING BY REASON OF ANY PAST, PRESENT OR FUTURE CLAIMS OF ANY NATURE BY LESSEE AGAINST LESSOR OR ANY OTHER PERSON, OR OTHERWISE, EXCEPT FOR THE DAMAGES AMOUNTS, ADJUSTMENTS AND TERMINATION PROVISIONS SPECIFICALLY PROVIDED IN THIS FACILITY LEASE.

(b) Except as otherwise expressly provided herein and by performance of the obligations in connection herewith, this Facility Lease shall not terminate, nor shall the obligations of Lessee be otherwise affected:

(i) by reason of the condition, merchantability, design, quality, fitness for use, any defect in or damage to, loss of possession or use, obsolescence or destruction of any or all of the Leased Facility or the Port Washington Facility, however caused, or any inability to use the Leased Facility or any part thereof by reason of any such defect;

(ii) by the taking or requisitioning of any or all of the Leased Facility by condemnation or otherwise or by any removal, abandonment, salvage, loss, contamination or destruction of the Leased Facility or the Port Washington Facility or any part thereof;

(iii) by the invalidity or unenforceability or lack of due authorization by any Person to any Lease Document or other infirmity of this Facility Lease or any other Lease Document;

(iv) by the attachment of any Lien of any third party to any or all of the Leased Facility or the Port Washington Facility;

(v) by any prohibition or restriction of or interference with Lessee's use of any or all of the Leased Facility or the Port Washington Facility by any Person (other than Lessor or a Person rightly claiming through Lessor);

(vi) by the insolvency of or the commencement by or against Lessor or any party to a Lease Document of any bankruptcy, reorganization or similar proceeding;

(vii) by any restriction, prevention or curtailment of or interference with any use of the Leased Facility or any part thereof;

(viii) by any defect in title to or rights to the Leased Facility or the Port Washington Facility or any Lien on such title or rights to the Leased Facility or the Port Washington Facility;

(ix) by any change, waiver, extension or indulgence by any Person party to the Lease Documents except to the extent provided in such change, waiver, extension or indulgence;

(x) by any claim that Lessee has or might have against any Person, including any vendor, manufacturer or contractor of or for the Leased Facility or the Port Washington Facility;

(xi) by any invalidity, unenforceability, illegality or disaffirmance of this Facility Lease against or by Lessee or any provision hereof or any of the other Lease Documents or any provision thereof;

(xii) by the impossibility or illegality of performance by Lessee, Lessor or both under this Facility Lease or any other Lease Document to which either is a party;

(xiii) by any failure on the part of Lessor to perform or comply with any of the terms of this Facility Lease or any other Lease Document (other than performance by Lessor of its obligations under and in accordance with Section 6.1);

(xiv) by any action of any Governmental Authority;

(xv) by any claim for infringement or other liability resulting from any patent, trademark, copyright or other intellectual property rights; or

(xvi) by any other cause, whether similar or dissimilar to the foregoing, any present or future Law to the contrary notwithstanding.

(c) It is the intention of the Parties that all payments of Rent, the Termination Value and the Fair Market Value Purchase Price payable by Lessee hereunder shall be payable in all events in the manner and at the times herein provided unless Lessee's obligations in respect thereof shall have been terminated or modified pursuant to the express provisions of this Facility Lease. Each payment of Rent, the Termination Value and the Fair Market Value Purchase Price by Lessee hereunder shall be final, and Lessee shall not seek to recover all or any part of such payment from Lessor except as expressly provided in this Facility Lease. Without affecting Lessee's obligation to pay Rent, the Termination Value and/or the Fair Market Value Purchase Price, as the case may be, and subject in all respects to Sections 7.3, 17.3 and 22.15, Lessee may exercise its remedies at law for a breach by Lessor of its respective obligations under this Facility Lease in accordance with Section 17.2(b). Lessor shall be under no obligation to marshal any assets in favor of Lessee or against or in payment of any or all Rent, the Termination Value or the Fair Market Value Purchase Price. The Parties intend that the obligations of Lessee under this Facility Lease shall be covenants and agreements that are separate and independent from any obligations of Lessor hereunder or under any other Lease Document and the obligations of Lessee under this Facility Lease shall continue unaffected unless such obligations have been modified or terminated in accordance with an express provision of this Facility Lease.

ARTICLE 8: REPRESENTATIONS AND WARRANTIES

8.1 Representations and Warranties of the Parties. Each of Lessee and Lessor represents and warrants to the other Party, as of the Execution Date as follows:

(a) Due Organization, Etc. It: (i) is duly formed, validly existing and in good standing under the Laws of the State of Wisconsin, (ii) has all requisite power and all material Government Approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is duly qualified to do business in all jurisdictions in which the nature of the business conducted by it or proposed to be conducted by it makes such qualification necessary.

(b) Due Authorization. It has all necessary corporate power and authority to execute, deliver and perform its obligations under this Facility Lease and each other Lease Document to which it is a party, and the execution, delivery and performance by it of this Facility Lease and each other Lease Document to which it is a party have been duly authorized by all necessary corporate action on its part.

(c) Non-Contravention. The execution, delivery and performance by it of this Facility Lease and each other Lease Document to which it is a party does not and shall not:

(i) violate its Organic Documents;

(ii) violate any Law or Government Approval applicable to it or its property or to the Leased Facility;

(iii) result in a breach of or constitute a default of any Lease Document or any other material agreement to which it is a party; or

(iv) result in, or require the creation or imposition of, any Lien (other than a Permitted Encumbrance) on any of its properties.

(d) Enforceability, Etc. This Facility Lease and each other Lease Document to which it is a party: (i) has been duly authorized and duly and validly executed and delivered by it; and (ii) assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or other similar Laws affecting creditors' rights generally and by general principles of equity.

(e) Litigation. No court order, judgment or arbitral award has been issued and is outstanding with respect to it or any of its properties, rights or assets (including the Leased Facility) which prohibits it from executing or delivering this Facility Lease or any other Lease Document to which it is a party or performing in any material respect its obligations under this Facility Lease or any other Lease Document to which it is a party.

(f) Government Approvals. All Government Approvals required by applicable Law to have been obtained by it prior to the date of this representation and warranty in connection with the due execution and delivery of, and performance by it of its obligations and the exercise of its rights under, this Facility Lease and each other Lease Document to which it is a party have been obtained and are in full force and effect, and are held in its name and are free from conditions or requirements (i) compliance with which could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Facility Lease and each other Lease Document to which it is party or the validity or enforceability of this Facility Lease and each other Lease Document to which it is a party or (ii) which it does not reasonably expect to be able to satisfy.

(g) No Breach of Lease Documents. It is not in breach of any material obligation under any of the Lease Documents to which it is a party.

8.2 Special Lessor Representations. Lessor represents and warrants to Lessee, as of the Decommissioning Completion Date as follows:

(a) Change in Business. Lessor is not engaged in any business other than the business relating to the development, design, engineering, procuring, permitting, constructing, commissioning, owning, leasing and financing of Unit 1 or the Leased Facility, as the case may be, as contemplated by this Facility Lease and the other Lease Documents and the activities incidental thereto and the Port Washington II Facility Lease.

(b) Ownership of Assets. Lessor does not own any assets other than those relating to the development, design, engineering, procuring, permitting, constructing, commissioning, owning, leasing and financing of Unit 1 or the Leased Facility, as the case may be, as contemplated by this Facility Lease and the other Lease Documents and the activities incidental thereto and the Port Washington II Facility Lease.

(c) No Subsidiaries. Lessor has no subsidiaries and does not beneficially own the whole or any part of the issued share capital or other ownership interest of any other Person.

(d) Other Indebtedness. Lessor has not incurred any indebtedness other than that permitted or required by this Facility Lease and the other Lease Documents or otherwise incurred in the ordinary course of business relating to the development, design, engineering, procuring, permitting, constructing, commissioning, owning, leasing and financing of the Leased Facility or Unit 1, as the case may be. Lessor has not assumed or guaranteed or become obligated for the debts of any other Person other than as required or permitted by this Facility Lease and the other Lease Documents and the Port Washington II Facility Lease.

(e) Maintenance of Accounts; Maintenance of Records; Commingling of Funds; Arms-Length Transactions.

(i) Lessor maintains its accounts, books and records separate from any other Person and in accordance with GAAP.

(ii) Lessor does not commingle its funds or assets with those of any other Person and holds its assets and conducts its business in its own name.

(iii) Lessor will not enter into or be party to any transactions or agreements with its Members or Affiliates other than those transactions or agreements contemplated by the Port Washington I Facility Lease or the Port Washington II Facility Lease except in the ordinary course of its business and on terms that are reasonably fair and are no less favorable to it than would be obtained in a comparable arm's length transaction with an unrelated third party.

8.3 Disclaimer of Warranties. Without waiving any claim Lessee may have against any manufacturer, vendor or contractor, LESSEE ACKNOWLEDGES AND AGREES THAT: (a) THE LEASED FACILITY IS OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE ACCEPTABLE TO LESSEE; (b) LESSEE IS SATISFIED THAT THE SAME IS SUITABLE FOR ITS PURPOSES; (c) LESSOR IS NOT A MANUFACTURER THEREOF OR A DEALER IN OR VENDOR OF PROPERTY OF SUCH KIND, AND (d) LESSOR HAS NOT MADE, OR DOES OR WILL NOT MAKE (i) ANY REPRESENTATION OR WARRANTY OR COVENANT WITH RESPECT TO THE TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONDITION, QUALITY, DESCRIPTION, DURABILITY OR SUITABILITY OF ANY OR ALL OF THE LEASED FACILITY IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES AND USES OF LESSEE OR ANY OTHER PERSON, OR (ii) ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OR ALL OF THE LEASED FACILITY, IT BEING AGREED THAT, EXCEPT AS EXPRESSLY SPECIFIED HEREIN OR IN THE OTHER LEASE DOCUMENTS, ALL RISKS ASSOCIATED WITH THE LEASED FACILITY, AS BETWEEN LESSOR AND LESSEE, SHALL BE BORNE SOLELY BY LESSEE. In no event shall Lessee have any recourse against Lessor for any defect in or exception to title to the Leased Facility, except with respect to Lessor's Liens attributable to Lessor, the Member or the Lenders.

8.4 Assignment of Warranties. Lessor shall use all commercially reasonable efforts to assign to Lessee, effective as of the Lease Effective Date, all of Lessor's right, title and interest, in any warranties, covenants and representations of any manufacturer, vendor or contractor of the Leased Facility or any component thereof.

8.5 Claims Against Third Parties Relating to the Leased Facility. During the Lease Term, so long as no Lessee Event of Default shall have occurred and be continuing, Lessor hereby appoints irrevocably and constitutes Lessee its agent and attorney-in-fact, coupled with an interest, to assert and enforce, from time to time, in the name and for the account of Lessor and Lessee, as their interests may appear, but in all cases at the sole cost and expense of Lessee, whatever Claims and rights Lessor may have in respect of the Leased Facility against any manufacturer, vendor or contractor, or under any express or implied warranties relating to the Leased Facility. Lessor agrees to cooperate and provide any information reasonably requested by Lessee to assist Lessee in enforcing warranties from any manufacturer, vendor or contractor related to the Leased Facility.

ARTICLE 9: USE AND MAINTENANCE OF LEASED FACILITY

9.1 Use and Possession of Leased Facility. Without limiting Lessee's obligations under Section 9.2, Lessee shall use and operate the Leased Facility in compliance in all material respects with all applicable Laws. Lessee shall obtain and maintain in full force and effect all material Government Approvals required by applicable Law to use and operate the Leased Facility and to perform its other obligations under this Facility Lease and the other Lease Documents to which it is a party and shall comply in all material respects with all such Government Approvals in connection with the use and operation of the Leased Facility and the performance of its other obligations under this Facility Lease and the other Lease Documents to which it is a party. Lessee shall not use and operate the Leased Facility for any purpose or in any manner that would adversely affect, in any material respect, the Fair Market Value, utility, remaining useful life or residual value of the Leased Facility (other than to the extent any of the foregoing constitutes Ordinary Wear and Tear). Lessee hereby waives any right that it may now have or hereafter acquire under any Law or otherwise (a) to require Lessor to repair, renew, replace or improve all or any part of the Leased Facility, or (b) to make any repairs to the Leased Facility at the expense of Lessor, in each case, except as expressly provided for in this Facility Lease. Subject to Section 9.3 and Article 17, the Leased Facility shall at all times during the Lease Term be and remain in the possession and control of Lessee.

9.2 Maintenance of Leased Facility. During the Lease Term, Lessee shall, at its own cost and expense, keep, repair, maintain and preserve the Leased Facility in all material respects: (a) in good condition (Ordinary Wear and Tear excepted), repair and working order; (b) in accordance with Good Utility Practice and all insurance policies required to be maintained by Lessee pursuant to this Facility Lease; (c) so as not to cause any manufacturer's warranties then in effect on the Leased Facility to become void; and (d) in compliance with all applicable Laws and Government Approvals.

9.3 Removal of Components.

(a) In the ordinary course of repairing, maintaining, preserving or testing the Leased Facility or any component thereof, Lessee shall have the right to remove or cause to be removed any component of such Leased Facility; provided, however, that: (i) Lessee shall cause any such component to be replaced by a replacement component; (ii) Lessee shall cause such replacement component to be free and clear of all Liens (other than Permitted Encumbrances) and in as good an operating condition as that of the component replaced and with a residual value, utility and remaining useful life at least equal to that of the component replaced (in each case, assuming that the replaced component was maintained in accordance with the terms of this Facility Lease); and (iii) the use of such replacement component as part of the Leased Facility shall not, other than in a de minimis respect, diminish the Fair Market Value, utility, remaining useful life or residual value of the Leased Facility. Each component (other than an Obsolete Component) removed from the Leased Facility will remain subject to this Facility Lease, wherever located, until such time as such component is replaced by a replacement component which has been incorporated in the Leased Facility and which meets the requirements for replacement components specified in this Section 9.3(a). Lessee shall take all actions reasonably requested by Lessor to cause such removed component to remain subject to this Facility Lease.

(b) Notwithstanding anything to the contrary contained in Section 9.3(a), Lessee shall not be required to replace a particular component in accordance with Section 9.3(a) if such component is obsolete and its removal without replacement could not reasonably be expected to diminish, other than in a de minimis respect, the residual value, utility or remaining useful life of the Leased Facility ("Obsolete Component").

(c) Immediately upon removal of an Obsolete Component or removal of any other component from the Leased Facility pursuant to Section 9.3(a) and the replacement component becoming incorporated in the Leased Facility in accordance with Section 9.3(a), and without further act and with no adjustment to the Rent, the Termination Value or the Fair Market Value Purchase Price, as the case may be: (i) the removed component shall no longer be subject to this Facility Lease, (ii) title to the removed component shall thereupon vest in Lessee or such other Person as shall be designated by Lessee, free and clear of all rights of Lessor, and (iii) in the case of any replacement component, title to the replacement component shall thereupon vest with Lessor and such replacement component shall (A) become subject to this Facility Lease and (B) be deemed a part of the Leased Facility for all purposes of this Facility Lease.

ARTICLE 10: INVESTMENTS

10.1 Investments. Provided that Lessee's senior unsecured long-term debt is rated at least Investment Grade, Lessor shall, during the Base Term and any Renewal Term, finance all capital costs associated with any capital renewal, replacement, improvement, enhancement, modification, alteration and addition to the Leased Facility (each, an "Improvement") if such Improvement is required by applicable Law, is necessary or appropriate for the efficient operation of the Leased Facility or is consistent with Good Utility Practice, provided that:

(a) Such Improvement will not have a material adverse effect on the value of Lessor's investment in the Leased Facility (including an adverse effect, in any material respect, on the Fair Market Value, residual value, utility or remaining useful life of the Leased Facility, causing any manufacturer's warranties then in effect on the Leased Facility to become void, creating any Liens on the Leased Facility (other than Permitted Encumbrances) or causing the Improvement or Leased Facility to become "limited use" property within the meaning of Rev. Proc. 2001-28, 2001-19 I.R.B. 1156) or otherwise cause harm to the Leased Facility; and

(b) Lessee has received any Government Approvals required for designing, engineering, procuring, permitting, constructing and operating such Investment, including any Government Approvals required by the PSCW which would be applicable if the Improvement was proposed, constructed and owned by a public utility in Wisconsin. The Parties agree that they will not, either separately or jointly, attempt to avoid PSCW regulation and oversight of Improvements, including by dividing an Improvement into a series of renewals, replacements, improvements, enhancements, modifications, alterations or additions any one or number of which would not be of sufficient cost to mandate PSCW oversight.

Improvements which meet the requirements of Section 10.1(a) and (b) shall be known as "Investments".

10.2 Financing of Investments.

(a) No later than August 1st of each calendar year during the Lease Term, Lessee shall notify Lessor in writing (the "Investments Notice") of each Investment which Lessee is planning or is required by applicable Law to make in the succeeding calendar year pursuant to Section 10.1. Each Investments Notice shall include: (i) a description of the Investments and the design and material equipment to be used in such Investments; (ii) a proposed timeline for designing, engineering, procuring, permitting and constructing the respective Investments; and (iii) the expected total and monthly capital costs for Lessee to design, engineer, procure, permit and construct the respective Investments. Lessee shall provide to Lessor such additional information with respect to the Investments as Lessor may reasonably request.

(b) If pursuant to Section 10.1, Lessor is not obligated to and does not elect, in its discretion, to finance any Investment, Lessee may, in its sole discretion, elect to finance the capital costs associated with such Investment as outlined in the Investments Notice.

(c) Within thirty (30) days from receipt of the Investments Notice, Lessor and Lessee shall promptly meet to agree on: (i) the final design and material equipment to be used in the respective Investments; (ii) the final timeline for designing, engineering, procuring, permitting and constructing the respective Investments; and (iii) the total capital costs (the "Investments Total Capital Costs") and the monthly capital costs required to design, engineer, procure, permit and construct the respective Investments.

10.3 Title. Title to all Investments shall be and remain the property of Lessor and shall automatically become subject to this Facility Lease and be deemed part of the Leased Facility for all purposes of this Facility Lease; provided, however, that if upon termination of this Facility Lease the Leased Facility is not purchased by Lessee, then any Investment made by Lessee that Lessor did not finance pursuant to Section 10.1 shall be purchased by Lessor or its designee pursuant to Section 15.1(b)(iv).

ARTICLE 11: SPECIAL LESSOR COVENANTS

Lessor covenants and agrees that on and after the Decommissioning Completion Date and until the termination of this Facility Lease, unless otherwise approved by Lessee, such approval not to be unreasonably withheld or delayed:

11.1 Change in Business. Lessor shall not engage in any business other than business relating to the development, design, engineering, procuring, permitting, constructing, commissioning, owning, leasing and financing of the Port Washington Facility, as contemplated by this Facility Lease and the other Lease Documents and activities incidental thereto and the Port Washington II Facility Lease.

11.2 Ownership of Assets. Lessor shall not acquire any assets other than those relating to the development, design, engineering, procuring, permitting, constructing, commissioning, owning, leasing and financing of the Port Washington Facility, as contemplated by this Facility Lease and the other Lease Documents and activities incidental thereto and the Port Washington II Facility Lease.

11.3 No Subsidiaries. Lessor shall not have any subsidiaries and shall not beneficially own the whole or any part of the issued share capital or other ownership interest of any Person.

11.4 Other Indebtedness. Lessor shall not incur any indebtedness other than that permitted or required by this Facility Lease and the other Lease Documents or the Port Washington II Facility Lease or otherwise incurred in the ordinary course of business relating to the development, design, engineering, procuring, permitting, constructing, commissioning, owning, leasing and financing of Unit 1 or the Leased Facility, as the case may be. Lessor shall not assume or guarantee or become obligated for the debts of any other Person other than as required or permitted by this Facility Lease and the other Lease Documents.

11.5 Amendments to Constituent Documents. Lessor shall not amend or permit to be amended its Membership Agreement or other constituent documents or the rights attaching to membership interests in Lessor if such amendment could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Facility Lease and the other Lease Documents to which it is a party or the validity or enforceability of such Lease Documents.

11.6 Maintenance of Accounts; Maintenance of Records; Commingling of Funds; Arms-Length Transactions.

(a) Lessor shall maintain its accounts, books and records separate from any other Person and in accordance with GAAP.

(b) Lessor shall not commingle its funds or assets with those of any other Person and will hold its assets and conduct business in its own name.

(c) Lessor shall not enter into or be party to any transactions or agreements with its Members or Affiliates except in the ordinary course of its business and on terms that are reasonably fair and are no less favorable to it than would be obtained in a comparable arm's length transaction with an unrelated third party.

11.7 Independent Director. If and only if Lessor is not an Affiliate of Lessee, Lessor shall ensure that its constituent documents require the favorable vote of one (1) independent director or independent member, as the case may be, before Lessor can take any of the following voluntary actions in anticipation of insolvency or bankruptcy:

(a) apply for or consent to the appointment of a receiver, trustee or liquidator of Lessor or of all or a substantial part of Lessor's assets;

(b) file a voluntary petition in bankruptcy, or admit in writing Lessor's inability to pay Lessor's debts as they come due;

(c) make a general assignment for the benefit of Lessor's creditors;

(d) file a petition or an answer seeking reorganization or arrangement with Lessor's creditors or take advantage of any insolvency Law;

(e) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against Lessor in any bankruptcy, reorganization or insolvency proceedings; or

(f) agree to be the subject of an order, judgment or decree entered by any court of competent jurisdiction, approving a petition seeking reorganization of Lessor or appointing a receiver, trustee or liquidator of Lessor or of all or a substantial part of Lessor's assets.

ARTICLE 12: INSPECTION AND RIGHT TO ENTER

12.1 Inspection. Upon at least five (5) Business Days' prior written notice by Lessor, Lessee shall make the Leased Facility and Parcel 1 available to Lessor or its designee for inspection at reasonable times and under conditions reasonably acceptable to Lessee; provided that Lessor and its designees shall comply with all of Lessee's reasonable rules and regulations, including security and safety requirements and any applicable insurance policies.

12.2 Right to Enter.

(a) Lessor and its designees shall have the right to enter upon Parcel 1 for the purpose of exercising any of their rights or performing any of their obligations under this Facility Lease; provided that Lessor and its designees shall comply with all of Lessee's reasonable rules and regulations, including security and safety requirements and any applicable insurance policies.

(b) Upon the occurrence and continuation of a Lessee Event of Default and the exercise of remedies by Lessor pursuant to Article 17, Lessor shall have the right to enter upon Parcel 1 for the purpose of repossessing the Leased Facility. Lessor shall not be liable for any damage to Lessee's property caused by the repossession of the Leased Facility pursuant to the preceding sentence.

ARTICLE 13: RISK OF LOSS; INSURANCE

13.1 Risk of Loss.

(a) During the Lease Term, the risk of loss of or decrease in the enjoyment and beneficial use of the Leased Facility as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by Lessee, and Lessor shall not be answerable or accountable to Lessee therefor.

(b) Lessee shall notify Lessor of any Event of Loss with respect to the Leased Facility (including a description of the loss of, destruction or damage to, or taking of the Leased Facility) resulting in physical loss, destruction or damage to the Leased Facility in excess of five hundred thousand Dollars ($500,000) or any Event of Total Loss occurring during the Lease Term. Following any Event of Loss with respect to the Leased Facility occurring during the Lease Term, Lessee shall promptly repair the Leased Facility or replace a component thereof, as applicable so that the Leased Facility shall have a current and residual value, remaining useful life and utility at least equal to that of the Leased Facility prior to such Event of Loss, assuming the Leased Facility was in the condition and repair required to be maintained by this Facility Lease. Lessee shall notify Lessor of the repairs to be undertaken with respect to the Leased Facility and when such repairs are completed. Lessor and its designees shall be entitled to make a physical inspection of the damaged and restored property in accordance with Section 12.2.

(c) If an Event of Loss with respect to the Leased Facility occurs and Lessee does not repair the Leased Facility or replace a component thereof in accordance with the provisions of Section 13.1(b), then, unless and until Lessor terminates this Facility Lease in accordance with the terms hereof, Lessee shall be obligated to continue to pay Rent to Lessor under this Facility Lease in the same amount as would otherwise have been payable hereunder.

(d) If an Event of Total Loss with respect to the Leased Facility occurs during the Lease Term or an "Event of Total Loss" under and as defined in the Port Washington I Ground Lease which has a material adverse effect on the Leased Facility occurs during the Lease Term, then Lessor shall receive, retain and own any Condemnation Award and Loss Proceeds related to such Event(s) of Total Loss which are paid to either Party under the insurance coverages Lessee is required to carry during the Lease Term (collectively, the "Recovered Loss Proceeds") and this Facility Lease shall terminate effective one hundred eighty (180) days after the date of such Event(s) of Total Loss. If the sum of the Recovered Loss Proceeds, plus Rent payable by Lessee through the termination of this Facility Lease ("Event of Total Loss Amount") is greater than the then Aggregate Principal Amount, then Lessor shall pay to Lessee such difference within ninety (90) days of the date after the termination of this Facility Lease. If the Event(s) of Total Loss Amount is less than the then Aggregate Principal Amount, Lessee shall pay to Lessor, within ninety (90) days of the date of termination of this Facility Lease, the difference between the Event of Total Loss Amount and the Aggregate Principal Amount. If the Parties agree to apply the Recovered Loss Proceeds related to the Event of Total Loss to the repair or replacement of the Leased Facility, this Facility Lease may be continued as amended by the mutual agreement of the Parties and as approved by the PSCW. The provisions of this Section 13.1(d) shall survive the termination of this Facility Lease.

13.2 Insurance. At all times during the Lease Term, Lessee shall maintain insurance with respect to the Leased Facility in accordance with the requirements of Schedule 13.2. If Lessee fails to procure or maintain the full insurance coverage required by this Section 13.2, then Lessor may (but shall not be obligated to), upon thirty (30) days' prior written notice (unless the aforementioned insurance would lapse within such period, in which event notice should be given as soon as reasonably possible) to Lessee of any such failure, take out the required policies of insurance and pay the premiums on such required policies of insurance. All amounts so advanced therefor by Lessor shall become an additional obligation of Lessee hereunder, and Lessee shall forthwith pay such amounts to Lessor as Supplemental Rent, together with interest thereon from the date so advanced at the applicable Overdue Rate.

ARTICLE 14:  END OF TERM OPTIONS AND TERMINATION

14.1     Appraisal Report.

(a)        No later than seven hundred thirty (730) days and no earlier than eight hundred fifty (850) days prior to the end of the Base Term and any Renewal Term, Lessor shall submit to Lessee, with a copy to the PSCW, a written list of proposed Appraisers.  Lessee shall select one (1) of the Appraisers from Lessor's list and give written notice thereof to Lessor and the PSCW.  The PSCW shall either approve the Appraiser selected by Lessee or choose a different Appraiser from Lessor's list.  The Appraiser selected in accordance with this Section 14.1(a) (the "Independent Appraiser") shall appraise the Leased Facility in accordance with Section 14.1(b).

(b)        Within ninety (90) days of appointment, the Independent Appraiser shall deliver to Lessor and Lessee a written report, in form and substance satisfactory to Lessor (the "Appraisal Report"), which shall certify as to (i) the cash payment obtainable in an arm's length sale of the Leased Facility between an informed and willing purchaser under no compulsion to purchase and an informed and willing seller under no compulsion to sell at the end of the Base Term or the Renewal Term taking into account any Investments financed by Lessor, as the case may be (each, a "Fair Market Value Purchase Price") and (ii) in the case of an appraisal during the First Renewal Term or the Second Renewal Term, as the case may be, the Current Economic Useful Life of the Leased Facility and the Appraised FMV of the Leased Facility at the end of the subsequent Renewal Term taking into account any Investments; provided, however, that the Appraised FMV shall be determined without taking into account inflation or deflation occurring after the Lease Effective Date (including any inflation or deflation occurring during the respective Renewal Term).

(c)        Within sixty (60) days of the date of an Appraisal Report, Lessee shall notify Lessor in writing in accordance with Wisconsin Stat. Section 196.52(9)(b)(8)(a) (the "Lessee Election Notice") whether it elects: (i) to renew this Facility Lease in accordance with Section 14.2, provided, however, that such election occurs during the Base Term, the First Renewal Term or the Second Renewal Term, (ii) to purchase the Leased Facility in accordance with Section 14.4, or (iii) to terminate this Facility Lease in accordance with Section 14.5, provided, however, that if Lessee fails to timely deliver to Lessor a Lessee Election Notice, Lessee shall be deemed to have elected (A) in the case of the Base Term, the First Renewal Term or the Second Renewal Term, to renew this Facility Lease in accordance with Section 14.2 or (B) in the case of the Third Renewal Term, to terminate this Facility Lease in accordance with Section 14.5.

(d) Notwithstanding anything to the contrary contained herein, if Lessee elects in the Lessee Election Notice to purchase the Leased Facility, Lessor shall have thirty (30) days from receipt of the Lessee Election Notice to demonstrate to the PSCW, pursuant to Wisconsin Stat. Section 196.52(9)(b)(8)(b), that a renewal of this Facility Lease rather than sale of the Leased Facility is necessary to avoid material adverse tax consequences to Lessor or its Affiliates and any other requirements as set forth in Wisconsin Stat. Section 196.52(9)(b)(8)(b). If the PSCW determines that a renewal of this Facility Lease is necessary in accordance with Wisconsin Stat. Section 196.52(9)(b)(8)(b) within one hundred eighty (180) days of such demonstration or if the PSCW fails to make a determination within such one hundred eighty (180) day period, then this Facility Lease shall be renewed in accordance with Section 14.2. If the PSCW determines within such one hundred eighty (180) day period that Lessor has failed to demonstrate that renewal of this Facility Lease is necessary pursuant to Wisconsin Stat. Section 196.52(9)(b)(8)(b), then Lessee shall purchase the Leased Facility in accordance with Section 14.4.

14.2 End of Term Renewal of Facility Lease.

(a)        If Lessee notifies Lessor in the Lessee Election Notice that it elects or is deemed to have elected to renew this Facility Lease pursuant to Section 14.1(c) or Section 14.1(d) or Lessee notifies Lessor in the Lessee Early Renewal Notice that it elects to renew this Facility Lease early pursuant to Section 14.3(c), then at the end of the Base Term, the First Renewal Term or the Second Renewal Term, as the case may be, this Facility Lease shall, subject to Section 14.2(b), automatically be extended for a period of time (such periods of time, the "First Renewal Term", the "Second Renewal Term" and the "Third Renewal Term", respectively) equal to (i)  (A) in the case of the First Renewal Term, eighty percent (80%) of the Economic Useful Life as determined by the Unit Appraiser pursuant to Section 4.6 or (B) in the case of the Second Renewal Term or the Third Renewal Term, eighty percent (80%) of the Current Economic Useful Life as determined by the Independent Appraiser pursuant to Section 14.1(b) or the Early Renewal Independent Appraiser pursuant to Section 14.3(b), as the case may be, less (ii) the sum of the Base Term and any previous Renewal Terms, in each case expressed in calendar months, with any partial calendar month rounded down to the next whole calendar month, on the same terms and conditions as were applicable during the Base Term; provided, however, that Lessee shall pay to Lessor pursuant to Section 7.1 on each Rent Payment Date during the respective Renewal Term rent calculated in accordance with Schedule 14.2 ("Renewal Rent") for the lease of the Leased Facility during the respective Renewal Term; provided, further, if any subsequent Renewal Term will be less than twenty four (24) months, then the provisions in Section 14.1(c) shall apply as if the existing Base Term or Renewal Term, as the case may be, ends on the last day of such subsequent Renewal Term.

(b)        Notwithstanding anything to the contrary in Article 14, in no event shall a Renewal Term extend beyond the earlier of: (i)  (A) in the case of the First Renewal Term, the date as of which the Appraised FMV, as determined by the Unit Appraiser pursuant to Section 4.6,  or (B) in the case of any Renewal Term (other than the First Renewal Term), the date as of which the Appraised FMV as determined by the Independent Appraiser pursuant to Section 14.1(b) or the Early Renewal Independent Appraiser pursuant to Section 14.3(b), as the case may be, is equal to or is less than twenty percent (20%) of the total Construction Costs incurred by or on behalf of Lessor to construct and commission the Leased Facility, and (ii) the date as of which  (A) in the case of the First Renewal Term, the sum of the Base Term  and the First Renewal Term shall equal eighty percent (80%) of the Economic Useful Life as determined by the Unit Appraiser pursuant to Section 4.6 and (B) in the case of any Renewal Term (other than the First Renewal Term),  the sum of the Base Term, any previous Renewal Terms and the subsequent Renewal Term shall equal eighty percent (80%) of the Current Economic Useful Life, as  determined  by  the Independent Appraiser pursuant to Section 14.1(b) or the Early Renewal Independent Appraiser pursuant to Section 14.3(b), as the case may be; it being the intent of the Parties that Lessee's right to renew this Facility Lease shall not conflict with the Parties' intent regarding the tax ownership of the Leased Facility for federal and state income tax purposes as more fully described in Section 6.2.  If a Renewal Term would extend beyond the earlier of (i) and (ii) above, then the duration of such Renewal Term shall automatically and without any action on the part of the Parties be reduced so as to ensure that the provisions of this Section 14.2(b) are met, notwithstanding that the duration of such Renewal Term may be shorter than the duration prescribed for the Renewal Term in Section 14.2(a).

14.3 Early Exercise of Renewal Option.

(a) If Lessee expects to make Investments to the Leased Facility and one of the following conditions (each, an "Early Renewal Condition") has been satisfied, then Lessee may in accordance with this Section 14.3 exercise its option to renew this Facility Lease early:

(i) If 75% - 79.99% of the Base Term, the First Renewal Term or the Second Renewal Term, as the case may be, shall have expired at the expected in-service date of such Investments and such Investments are expected to cost $50,000,000 or more;

(ii) If 80% - 84.99% of the Base Term, the First Renewal Term or the Second Renewal Term, as the case may be, shall have expired at the expected in-service date of such Investments and such Investments are expected to cost $40,000,000 or more;

(iii) If 85% - 89.99% of the Base Term, the First Renewal Term or the Second Renewal Term, as the case may be, shall have expired at the expected in-service date of such Investments and such Investments are expected to cost $30,000,000 or more;

(iv) If 90% - 94.99% of the Base Term, the First Renewal Term or the Second Renewal Term, as the case may be, shall have expired at the expected in-service date of such Investments and such Investments are expected to cost $20,000,000 or more; or

(v) If 95% or more of the Base Term, the First Renewal Term or the Second Renewal Term, as the case may be, shall have expired at the expected in-service date of such Investments and such Investments are expected to cost $10,000,000 or more.

(b) If one of the Early Renewal Conditions has been satisfied, then within fifteen (15) days of such occurrence (or, if earlier, the date by which an application for a certificate of public convenience and necessity with respect to such Investments is to be filed with the PSCW), Lessee may so notify Lessor in writing (each, an "Early Renewal Notice"). Lessee shall include in the Early Renewal Notice: (i) the Early Renewal Condition that has been satisfied; (ii) a description of the Investments (the "Renewal Triggering Plant Investment") and the design and material equipment to be used in such Renewal Triggering Plant Investment; (iii) a proposed timeline for designing, engineering, procuring, permitting and constructing the Renewal Triggering Plant Investment; and (iv) the expected total and monthly capital costs for Lessee to design, engineer, procure, permit and construct the Renewal Triggering Plant Investment. No later than fifteen (15) days after the date of the Early Renewal Notice, Lessor shall submit to Lessee, with a copy to the PSCW, a written list of proposed Appraisers. Lessee shall select one (1) of the Appraisers from Lessor's list and give written notice thereof to Lessor and the PSCW. The PSCW shall either approve the Appraiser selected by Lessee or choose a different Appraiser from Lessor's list. The Appraiser selected in accordance with this Section 14.3 (the "Early Renewal Independent Appraiser") shall appraise the Leased Facility in accordance with this Section 14.3. The Early Renewal Independent Appraiser shall, within ninety (90) days of appointment, deliver to Lessor and Lessee a written report (the "Early Renewal Appraisal Report"), in form and substance satisfactory to Lessor, which shall certify as to the (i) Fair Market Value Purchase Price of the Leased Facility taking into account any Investments financed by Lessor and (ii) in the case of an appraisal during the First Renewal Term or the Second Renewal Term, as the case may be, the Current Economic Useful Life and the Appraised FMV of the Leased Facility at the end of the subsequent Renewal Term taking into account any Investments; provided, however, that the Appraised FMV shall be determined without taking into account inflation or deflation occurring after the Lease Effective Date (including any inflation or deflation occurring during the respective Renewal Term).

(c) Lessor shall if Lessee's senior unsecured long-term debt is rated at least Investment Grade, finance all capital costs associated with the Renewal Triggering Plant Investments identified in the Early Renewal Notice; provided that if Lessor assumes such responsibility, then within ninety (90) days after the date of the Early Renewal Appraisal Report, Lessee may elect, in its sole discretion, to renew this Facility Lease early by giving written notice thereof to Lessor (the "Lessee Early Renewal Notice"). If Lessor is not obligated to assume responsibility for financing the capital costs of such Renewal Triggering Plant Investment, then Lessee may not elect to renew this Facility Lease early in accordance with this Section 14.3 and the provisions of Section 10.2(b) shall apply.

(d) If Lessee delivers a Lessee Early Renewal Notice in accordance with Section 14.3(c), then:

(i) Lessor and Lessee shall promptly meet to agree on (A) the final design and material equipment to be used in the respective Renewal Triggering Plant Investment, (B) the final timeline for designing, engineering, procuring, permitting and constructing the respective Renewal Triggering Plant Investment and (C) the total and monthly capital required to design, engineer, procure, permit and construct the respective Renewal Triggering Plant Investment; and

(ii) at the end of the Base Term or the Renewal Term, as the case may be, this Facility Lease shall automatically be extended for a Renewal Term in accordance with Section 14.2 and Lessee shall pay to Lessor Renewal Rent on each Rent Payment Date during such Renewal Term in accordance with Section 14.2.

14.4 End of Term Purchase of Leased Facility. If Lessee timely notifies Lessor in a Lessee Election Notice that it wishes to purchase the Leased Facility in accordance with Section 14.1(d) (provided that the PSCW determines or fails to timely determine that a renewal of this Facility Lease is not necessary in accordance with Wisconsin Stat. Section 196.52(9)(b)(8)(b)), then effective as of the last day of the Base Term or the Renewal Term, as the case may be:

(a) Lessee shall purchase all, but not less than all, of the Leased Facility at a price equal to the Fair Market Value Purchase Price as most recently determined by the Independent Appraiser or the Early Renewal Appraiser, as the case may be, pursuant to Section 14.1(b) or Section 14.3(b), respectively, plus any Supplemental Rent then due;

(b) Lessor shall transfer on an "as is" and "where is" basis (by an appropriate instrument of transfer in form and substance reasonably satisfactory to Lessee (provided that such instrument of transfer shall not contain representations or warranties, express or implied, other than a representation and warranty as to the absence of Lessor's Liens attributable to Lessor, the Member or the Lenders and a representation and warranty that Lessor has authority to sell the Leased Facility) and prepared and recorded at Lessee's cost and expense) the Leased Facility to Lessee (or its designee);

(c) all Basic Rent or Renewal Rent, as the case may be, for the Leased Facility shall cease to accrue;

(d) this Facility Lease shall terminate and Lessee shall cease to have any liability to Lessor with respect to the Leased Facility, except for obligations surviving pursuant to the express terms of this Facility Lease, provided that it shall be a condition of such termination that each of the Parties shall have performed their respective obligations pursuant to this Section 14.4 and that Lessee shall pay, subject to Section 7.2(c), all amounts due which it is obligated to pay under this Facility Lease;

(e) to the extent permitted by applicable Law and the provisions of the applicable Government Approvals, Lessor shall, at Lessee's cost and expense, assign to Lessee all Government Approvals that are in the name of Lessor and that are required to be obtained in connection with the ownership, use, operation or maintenance of the Leased Facility;

(f) if Unit 2 is owned by Lessor and commercially operational, but is not leased to Lessee pursuant to the Port Washington II Facility Lease and/or operated by Lessee, then subject to Lessee's prior written request, the Parties shall enter into the Port Washington Operating Agreement; and

(g) Lessor shall execute and deliver, and/or cause to be executed and delivered, all appropriate releases and other documents or instruments (and in such form) as Lessee may reasonably request to effect the foregoing and otherwise to release the Leased Facility from the terms of this Facility Lease, all of which shall be prepared, filed and, if appropriate, recorded at the cost and expense of Lessee.

14.5 Termination. If Lessee elects not to purchase the Leased Facility or renew this Facility Lease, in each case, in accordance with the terms of this Article 14, then the provisions of Article 15 shall apply.

ARTICLE 15: RETURN OF LEASED FACILITY

15.1 Return of Leased Facility.

(a) Unless the Leased Facility is being transferred to Lessee pursuant to the provisions of this Facility Lease, Lessee shall return the Leased Facility to Lessor or its designee (written notice of which Lessor shall provide to Lessee no less than thirty (30) days before return of the Leased Facility) at the expiration of the Lease Term (or such earlier date as may be required by the provisions of this Facility Lease) by surrendering the Leased Facility into the possession of Lessor or such designee in the condition required by Section 15.2 and at the location of the Leased Facility on Parcel 1.

(b) Concurrently with the return of the Leased Facility to Lessor or its designee pursuant to Section 15.1(a):

(i) all Basic Rent or Renewal Rent, as the case may be, for the Leased Facility shall cease to accrue;

(ii) this Facility Lease shall terminate and Lessee shall cease to have any liability to Lessor with respect to the Leased Facility, except for obligations surviving pursuant to the express terms of this Facility Lease, provided that it shall be a condition of such termination that Lessee shall have performed all of its obligations pursuant to this Section 15.1(b) and that Lessee shall pay any and all amounts due which it is obligated to pay under this Facility Lease;

(iii) Lessee shall sell to Lessor or its designee, as the case may be, all inventory (excluding any fuel inventory) and spare parts related to the operation and maintenance of the Leased Facility that are owned by Lessee for an amount equal to the greater of (A) the actual cost to Lessee of such inventory and spare parts, or (B) the Fair Market Value of such inventory and spare parts;

(iv) Lessee shall sell, and Lessor or its designee shall purchase, any Investment made by Lessee that Lessor did not finance pursuant to Section 10.1 for an amount equal to the lesser of (a) the net book value of such Investment (i.e., the depreciated cost of such Investment, using straight line depreciation) and (b) the Fair Market Value of such Investment as determined by the Independent Inspection Engineer pursuant to Section 15.2(c);

(v) Lessee shall provide to Lessor or its designee, as the case may be, an inventory list of the Leased Facility and all then current plans, specifications and operating, maintenance and repair manuals and copies of operating and maintenance records relating to the Leased Facility that have been received or prepared by Lessee;

(vi) to the extent permitted by applicable Law and the provisions of the applicable Government Approvals, Lessee shall assign to Lessor or its designee, as the case may be, all Government Approvals that are in the name of Lessee and that are required to be obtained in connection with the use, operation or maintenance of the Leased Facility;

(vii) Lessee shall, at its own cost and expense, use commercially reasonable efforts to assign to Lessor, all of its right, title and interest, if any, in any warranties, covenants and representations of any manufacturer or vendor of the Leased Facility or any component thereof, including reassignment of any warranties, covenants and representations assigned by Lessor to Lessee pursuant to Section 8.4;

(viii) if Unit 2 is commercially operational and (A) is leased to Lessee pursuant to the Port Washington II Facility Lease, (B) is owned by Lessee, and/or (C) is operated by Lessee, then subject to Lessor's prior written request, the Parties shall enter into the Port Washington Operating Agreement; and

(ix) Lessee shall execute and deliver, and/or cause to be executed and delivered to Lessor, all appropriate releases and other documents or instruments and in such form as Lessor may reasonably request to effect the foregoing (including the assignment of all of Lessee's right, title and interest in the Interconnection Agreement and any Gas Lateral Agreement(s), together with any easements or rights-of-way associated therewith) and otherwise to release the Leased Facility from the terms of this Facility Lease, all of which shall be prepared, filed and, if appropriate, recorded at Lessee's cost and expense.

15.2 Condition of Leased Facility Upon Return. At the time of returning the Leased Facility to Lessor or its designee pursuant to Section 15.1(a), Lessee agrees that:

(a) the Leased Facility shall be in a condition at least as good as the condition in which the Leased Facility would have been if Lessee had maintained the Leased Facility in accordance with Article 9 (Ordinary Wear and Tear excepted);

(b) there shall exist no Lien with respect to the Leased Facility except Lessor's Liens attributable to Lessor or the Member and Permitted Encumbrances, unless Lessee shall have insured or bonded for any such Liens in a manner reasonably satisfactory to Lessor; and

(c) Lessee shall make the Leased Facility available to be inspected and appraised, by the Inspection Independent Engineer, at Lessee's sole cost, at any time during the ninety (90) day period immediately prior to the expiration of the Lease Term (or such earlier date as may be required by the provisions of this Facility Lease). Lessor shall submit to Lessee, with a copy to the PSCW, a written list of approved Inspection Engineers. Lessee shall select one (1) of the Inspection Engineers from Lessor's list and give written notice thereof to Lessor and the PSCW. The PSCW shall either approve of the Inspection Engineer selected by Lessee or choose a different Inspection Engineer from Lessor's list. The Inspection Engineer selected in accordance with this Section 15.3(c) (the "Inspection Independent Engineer") shall inspect and appraise the Leased Facility and, separately, any Lessee-financed Investments, no later than sixty (60) days after PSCW approval and deliver a written report (the "End of Term Inspection Report") to Lessor and Lessee in which the Inspection Independent Engineer shall opine as to: (i) the need for any modifications or maintenance required at that point in time other than modifications or maintenance needed as a result of Ordinary Wear and Tear on the Leased Facility ("Exceptional Maintenance"); (ii) the amount that the Leased Facility's Fair Market Value is diminished as of the date of the End of Term Inspection Report due to the need to undertake Exceptional Maintenance (the "Exceptional Maintenance Amount"); and (iii) the Fair Market Value of any Lessee-financed Investments, taking into account the Fair Market Value of the Leased Facility, as a whole, and the useful life of such Lessee-financed Investments. If the Independent Inspection Engineer reports that Exceptional Maintenance is needed, then the PSCW shall review the End of Term Inspection Report and, if the PSCW approves the Exceptional Maintenance Amount, Lessee shall pay such approved Exceptional Maintenance Amount to Lessor upon return of the Leased Facility to Lessor.

ARTICLE 16: EVENTS OF DEFAULT

At any time after the Decommissioning Completion Date, the following shall constitute events of default by Lessee under this Facility Lease (each, a "Lessee Event of Default"):

16.1 Payment Default. Any amount due and payable by Lessee under this Facility Lease or any other Lease Document to which it is a party shall not have been paid within thirty (30) days of its respective due date and after notice thereof by Lessor.

16.2 Misrepresentation. Any representation or warranty of Lessee contained in this Facility Lease or any other Lease Document to which it is a party is false or misleading in any material respect when made, deemed made or reaffirmed, as the case may be, and would, if capable of being corrected, still be incorrect sixty (60) days later with reference to the facts and circumstances existing on such later date and which has a Material Adverse Effect.

16.3 Covenant Defaults. Lessee defaults in the performance or observance of any of its other material obligations under this Facility Lease (other than provided for in Section 16.1 and Section 16.2) or any other Lease Document to which it is a party and such default continues unremedied for a period of ninety (90) days after written notice thereof by Lessor; provided, however, that such ninety (90) day period shall be extended for an additional ninety (90) days so long as such default is remediable and Lessee is diligently pursuing such remedy.

16.4 Judgment Default. One or more final judgments in the aggregate in excess of one hundred million Dollars ($100,000,000), to the extent not paid or covered by insurance provided by an insurance carrier who has acknowledged coverage in writing, shall be rendered against Lessee and shall not be discharged within ninety (90) days from the date of entry thereof.

16.5 Bankruptcy. Lessee shall have:

(a) applied for or consented to the appointment of a receiver, trustee or liquidator of Lessee or of all or a substantial part of Lessee's assets;

(b) been adjudicated bankrupt or insolvent, or filed a voluntary petition in bankruptcy, or admitted in writing its inability to pay its debts as they come due;

(c) made a general assignment for the benefit of creditors;

(d) filed a petition or an answer seeking reorganization or arrangement with creditors or taken advantage of any insolvency Law;

(e) filed an answer admitting the material allegations of, or consented to, or defaulted in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceedings; or

(f) been the subject of an order, judgment or decree entered by any court of competent jurisdiction, approving a petition seeking reorganization of Lessee or appointing a receiver, trustee or liquidator of Lessee or of all or a substantial part of Lessee's assets, and such order, judgment or decree shall have continued unstayed and in effect for a period of at least sixty (60) consecutive days.

16.6 Lack of Government Approvals. Any Government Approval required by applicable Law for the continued performance by Lessee of its obligations under this Facility Lease or any other Lease Document to which it is party shall have been revoked, suspended, modified or withdrawn, and Lessee shall have failed to restore such Government Approval within one hundred eighty (180) days after such revocation, suspension, modification or withdrawal, and such revocation, suspension, modification or withdrawal has a Material Adverse Effect.

ARTICLE 17: REMEDIES

17.1 Construction Term Remedies.

(a) Lessor Remedies. If a Lessee Event of Default has occurred and is continuing during the Construction Term then Lessor may, subject to Lessor delivering to Lessee a Purchase Price Notice (with the Purchase Price and the Damages Amount calculated as of the date of such notice), exercise its rights and remedies pursuant to Section 5.4 and Section 5.6, provided that for purposes of exercising its rights and remedies under Section 5.4 and Section 5.6, Lessee shall be deemed to have failed to achieve the Lease Effective Date by the Required Lease Effective Date in accordance with Section 5.4(a) and the Required Lease Effective Date shall be deemed to be the date upon which the Purchase Price Notice is delivered pursuant hereto.

(b) Lessee Remedies. Subject to Section 17.3, and notwithstanding any provision to the contrary contained herein, if Lessor shall (i) fail to perform or breach any of its material obligations under Articles 2, 3, 4 and 5 during the Construction Term, Lessee's sole and exclusive remedies shall be those remedies, if any, expressly provided for therein, and to the maximum extent permitted by Law, Lessee expressly waives any other rights or remedies available to it at law or in equity, and (ii) fail to perform or breach any of its other material obligations under this Facility Lease during the Construction Term, and such default continues unremedied for a period of ninety (90) days after written notice thereof by Lessee, provided, however, that such ninety (90) day period shall be extended for an additional ninety (90) days so long as such default is remediable and Lessor is diligently pursuing such remedy, then Lessee may, upon written notice to Lessor, declare this Facility Lease to be in default, and at any time, subject to Section 17.3 and the other terms of this Facility Lease, Lessee shall have all remedies available to it at law or in equity.

17.2 Lease Term Remedies.

(a) Lessor Remedies. Subject to Section 17.3(a), whenever during the Lease Term any Lessee Event of Default shall have occurred and be continuing, Lessor may, upon written notice to Lessee, declare this Facility Lease to be in default, and at any time thereafter, so long as all outstanding Lessee Events of Default shall not have been remedied, Lessor may take any one or more of the following actions as Lessor in its sole discretion shall elect, to the extent permitted by and subject to compliance with any mandatory requirements of applicable Law:

(i) Lessor shall have the right to demand in writing that Lessee pay to Lessor immediately, as and for final liquidated damages and not as a penalty, but exclusive of any indemnities and other amounts payable by Lessee under this Facility Lease, and in lieu of all damages (including Rent (other than Supplemental Rent)) beyond the date of such demand (the "Demand Date"), and Lessee shall immediately pay the Termination Value for the Leased Facility determined as of the Rent Payment Date immediately preceding the Demand Date (it being agreed that the Termination Value shall be adjusted by subtracting therefrom any Basic Rent and/or Renewal Rent, as the case may be, previously paid by Lessee which is attributable to any period occurring on or after the Demand Date and adding thereto any Basic Rent and/or Renewal Rent, as the case may be, which has not been paid by Lessee but which has accrued for any portion of the Lease Term occurring prior to the Demand Date); provided that if a Lessee Event of Default described in Section 16.5 shall occur, the Termination Value determined in accordance with this Section 17.2(a)(i) shall automatically, and without any action on the part of Lessor, become immediately due and payable. Concurrently with the payment by Lessee of the Termination Value to Lessor pursuant to this Section 17.2(a) and the payment of all Supplemental Rent due and owing under the Lease Documents to the Persons entitled thereto:

(A) Basic Rent or Renewal Rent, as the case may be, for the Leased Facility shall cease to accrue;

(B) this Facility Lease shall terminate and Lessee shall cease to have any liability to Lessor with respect to the Leased Facility, except for Supplemental Rent and other obligations surviving pursuant to the express terms of this Facility Lease and any other Lease Document; provided that it shall be a condition of such termination that Lessee shall pay all amounts (including Supplemental Rent) due which it is obligated to pay under this Facility Lease and the other Lease Documents;

(C) Lessor shall transfer on an "as is" and "where is" basis (by an appropriate instrument of transfer in form and substance reasonably satisfactory to Lessee (provided that such instrument of transfer shall not contain representations or warranties, express or implied, other than a representation and warranty as to the absence of Lessor's Liens attributable to Lessor or the Member and a representation and warranty that Lessor has the authority to sell the Leased Facility) and prepared and recorded at Lessee's cost and expense) the Leased Facility to Lessee (or its designee);

(D) Lessor, shall execute and deliver and/or cause to be executed and delivered to Lessee, all appropriate releases and other documents or instruments and in such form as Lessee may reasonably request to effect the foregoing and otherwise to release the Leased Facility from the terms of this Facility Lease, all of which shall be prepared, filed and, if appropriate, recorded at Lessee's cost and expense;

(E) to the extent permitted by applicable Law and the provisions of the applicable Government Approvals, Lessor shall, at Lessee's cost and expense, assign to Lessee or its designee, as the case may be, all Government Approvals that are in the name of Lessor that are required to be obtained in connection with the ownership, use, operation or maintenance of the Leased Facility; and

(F) if Unit 2 is owned by Lessor and commercially operational, but is not leased to Lessee pursuant to the Port Washington II Facility Lease and/or operated by Lessee, then subject to Lessee's prior written request, the Parties shall enter into the Port Washington Operating Agreement;

(ii) Lessor may (A) terminate this Facility Lease as of the date specified in writing to Lessee and (B) declare the entire balance of Basic Rent and/or Renewal Rent, as the case may be, to be due and payable together with accrued unpaid Basic Rent and/or Renewal Rent, as the case may be, and any other Supplemental Rent payable under this Facility Lease and the other Lease Documents; provided that no reletting or taking possession of the Leased Facility by or on behalf of Lessor shall be construed as a termination of this Facility Lease by Lessor unless Lessor has delivered written notice of its intent to terminate this Facility Lease;

(iii) Lessee shall, upon Lessor's written demand, surrender to Lessor possession of the Leased Facility in the manner and condition required under Article 15 as if the Leased Facility were being returned upon the Base Term Expiration Date and Lessee shall quit the same. Lessor may act to repossess the Leased Facility by such means as are available at law or in equity. Lessor shall have no liability by reason of any such repossession performed in accordance with Law;

(iv) Lessor may relet all, or any portion, of the Leased Facility, for the account of Lessee, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term) and on such conditions and for such purposes as Lessor may determine. Lessor may collect, receive and retain the rents resulting from such reletting. If the amount of such rents during any period is less than the Basic Rent or Renewal Rent, as the case may be, to be paid during that period by Lessee hereunder, Lessee shall pay any deficiency, as calculated by Lessor, to Lessor on the next Rent Payment Date;

(v) Lessor may exercise any other right or remedy that may be available to it under applicable Law or proceed by appropriate court action (legal or equitable) to enforce the terms hereof and/or to recover damages for the breach hereof; and

(vi) Lessor shall be entitled to enforce payment of the indebtedness and performance of the obligations secured hereby and to exercise all rights and powers under this Facility Lease or any Laws now or hereafter in force, notwithstanding some or all of the obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Facility Lease nor its enforcement shall prejudice or in any manner affect Lessor's right to realize upon or enforce any other security now or hereafter held by Lessor, it being agreed that Lessor shall be entitled to enforce this instrument and any other security now or hereafter held by Lessor in such order and manner as Lessor may determine in its absolute discretion. No remedy herein conferred upon or reserved to Lessor is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Lease Documents to Lessor or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Lessor. In no event shall Lessor, in the exercises of the remedies provided in this Facility Lease, be deemed a mortgagee in possession, and Lessor shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

(b) Lessee Remedies. If Lessor fails to perform any of its material obligations under this Facility Lease during the Lease Term, and such default continues unremedied for a period of ninety (90) days after written notice thereof by Lessee, provided, however, that such ninety (90) day period shall be extended for an additional ninety (90) days so long as such default is remediable and Lessor is diligently pursuing such remedy, then Lessee may, upon written notice to Lessor, declare this Facility Lease to be in default, and at any time, subject to Section 17.3 and the other terms of this Facility Lease, Lessee shall have all remedies available to it at law or in equity.

17.3 Limitation on Liability. Notwithstanding any provision to the contrary contained in this Facility Lease, the Parties acknowledge and agree that:

(a) upon the declaration of a Lessee Event of Default in accordance with Section 17.2, the maximum amount due and owing by Lessee under this Facility Lease shall be the Termination Value determined in accordance with Section 17.2(a)(i), plus all Supplemental Rent due and owing under the Lease Documents to the Persons entitled thereto, less any Loss Proceeds or Condemnation Award received by Lessor in connection therewith and not provided to Lessee;

(b) Lessor and the Member shall have no personal liability to Lessee or its respective successors and permitted assigns for any claim based on or in respect of this Facility Lease or any other Lease Document or arising in any way from the transactions contemplated hereby or thereby (other than for Lessor's Liens attributable to Lessor or the Member, as the case may be), and the recourse shall be solely had against Lessor's and the Member's interest in Unit 1 or the Leased Facility, as the case may be, and the Lease Documents;

(c) Lessor shall not be liable to Lessee for any costs or expenses incurred by Lessee in accordance with the fulfillment of its obligations under this Facility Lease and any other Lease Document to which it is a party; and

(d) Notwithstanding anything to the contrary contained herein, neither Party shall be liable to the other Party under this Facility Lease for any consequential, exemplary or punitive damages.

17.4 No Delay or Omission to be Construed as Waiver. No delay in exercising or omission to exercise any right, power or remedy accruing to a Party upon any breach or default by the other Party under this Facility Lease and any other Lease Document to which it is a party shall impair any such right, power or remedy of such Party, nor shall any such delay or omission be construed as a waiver of any breach or default, or of any similar breach or default hereafter occurring; nor shall any waiver of a single breach or default be deemed a waiver of any subsequent breach or default.

ARTICLE 18: LIENS

Neither Party shall directly or indirectly create, incur, assume or suffer to exist any Lien (other than Permitted Encumbrances) on or with respect to Unit 1 or the Leased Facility, as the case may be, or any part thereof or its interest or the other Party's interest therein or in this Facility Lease or any other Lease Document to which it is a party.

ARTICLE 19: INDEMNIFICATION

19.1 General Indemnity. Each Party (an "Indemnifying Party") shall indemnify the other Party, their respective officers, directors, employees, representatives and agents (each an "Indemnitee") from, and hold each of them harmless against, any and all Claims that may at any time be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising out of, or in any way related to: (a) the execution, delivery or performance by the Indemnifying Party of this Facility Lease and any other Lease Document to which it is a party; (b) any breach or default by the Indemnifying Party of any of its covenants or representations and warranties under this Facility Lease or any other Lease Document to which it is a party; (c) any violation by the Indemnifying Party of any applicable Law or Government Approval; and (d) any Environmental Claim arising out of the management, use, control, ownership or operation, as the case may be, by the Indemnifying Party of Unit 1 or the Leased Facility, as the case may be, or Parcel 1; provided, however, that in no event shall an Indemnitee be indemnified for any such Claim caused by reason of the gross negligence or willful misconduct of such Indemnitee.

19.2 Tax Indemnity. The Parties acknowledge and agree to comply with the tax indemnity requirements set forth in Schedule 19.2.

19.3 Survival. The provisions of this Article 19 shall survive termination of this Facility Lease.

ARTICLE 20: COMPLIANCE AUDIT; DISPUTE RESOLUTION

20.1 Compliance Audit.

(a) No later than sixty (60) days prior to the Lease Effective Date, the Lessee shall submit to the PSCW, with a copy to Lessor, a written list of Independent Auditing Firms. The PSCW shall select one (1) of the Independent Auditing Firms (the "Compliance Auditor") and give written notice thereof to Lessor and Lessee.

(b) The Compliance Auditor shall perform an annual audit of Lessor's and Lessee's compliance with the following provisions of this Facility Lease: Article 7, Section 8.5, Articles 10, 11, Section 13.1(d), Articles 14, 15, 16, 17, 19, and Sections 22.3 and 22.7. The Compliance Auditor's reports shall be public and shall be filed with the PSCW. The Lessor and/or the Lessee shall either make all adjustments determined to be required under the terms of this Facility Lease by the Compliance Auditor, or, if Lessor or Lessee disagrees with the judgment of the Compliance Auditor, the Lessor or the Lessee shall submit the Dispute to the PSCW for resolution in an expedited regulatory proceeding. Any such proceeding shall be public and Lessee's customers as well as all other interested parties shall have a right to intervene.

20.2 General Provisions. Any Dispute arising out of or in connection with this Facility Lease may be resolved in accordance with the provisions of Sections 20.3 through 20.9 to the extent permitted by applicable Law, provided, however, that any Dispute arising out of or in connection with this Facility Lease pursuant to Section 20.1, Article 5 of Schedule 3.1(a), or Chapter 196 of the Wisconsin statutes shall be subject to the procedures set forth in Section 20.1, Article 5 of Schedule 3.1(a), or Chapter 196.

20.3 Negotiation. In the event of a Dispute, the Parties shall in good faith attempt to resolve such Dispute by negotiations within five (5) Business Days from the date a Party gives written notice to the other Party of such Dispute, including a description of the Dispute. If a Dispute cannot be resolved by negotiation during such five (5) Business Day period, the Parties' Project Managers shall meet at least once and shall attempt to resolve such controversy or claim. Either Project Manager may request the other Project Manager to meet within five (5) Business Days of such request at a mutually agreed upon time and place. Such request must be in writing and include a description of the nature of the Dispute. If the Dispute is not resolved within five (5) Business Days from the date of the first meeting of the Project Managers (or, if the Project Managers fail to meet within the applicable period required by this Section 20.3), then the Project Managers shall refer the Dispute to the Party's Senior Executives who shall have authority to settle the Dispute. Thereupon, each Project Manager shall promptly prepare and deliver to the Parties' Senior Executives and the other Project Manager a memorandum describing the Dispute and their positions and summarizing any negotiations which have taken place, together with all relevant documents. The Senior Executives shall meet within five (5) Business Days from the exchange of such memoranda, at a mutually agreed time and place.

20.4 Binding Arbitration.

(a) Expedited Arbitration. Individual Disputes involving claims or requesting payments in an amount equal to or less than one million Dollars ($1,000,000) and Aggregated Disputes less than or equal to five million Dollars ($5,000,000) that are not resolved under Section 20.3, within ten (10) Business Days of the first meeting of the Senior Executives (or if the Senior Executives fail to meet within the applicable period required by Section 20.3, the last day on which the Senior Executives were required by Section 20.3 to meet), shall be resolved through expedited arbitration conducted by an Independent Attorney in accordance with the Commercial Arbitration Rules' expedited procedures. Selection of the Independent Attorney shall commence upon a Party giving notice to the other Party of its election to so initiate expedited arbitration proceedings. Lessor and Lessee shall each select one (1) Attorney and provide notice thereof to the other Party and the PSCW, provided, however, that for so long as Lessee is an Affiliate of Lessor, the PSCW shall have thirty (30) days from receipt of Lessee's notice to provide Lessee written notice that it does not approve of Lessee selected Attorney and the name of an Attorney acceptable to the PSCW. The two Attorneys shall promptly meet and select a third Attorney (the "Independent Attorney") who shall preside over the expedited arbitral proceedings pursuant to this Section 20.4(a). Should the two Attorneys fail within five (5) Business Days of meeting to reach agreement on the Independent Attorney, then the Independent Attorney shall be selected under the Commercial Arbitration Rules' expedited procedures. A copy of the award of the Independent Attorney shall be filed with the Compliance Auditor and the PSCW.

(b) Non-Expedited Arbitration. Individual Disputes involving claims or requesting payments in an amount over one million Dollars ($1,000,000) and Aggregated Disputes over five million Dollars ($5,000,000) that are not resolved under Section 20.3, within ten (10) Business Days of the first meeting of the Senior Executives (or if the Senior Executives fail to meet within the applicable period required by Section 20.3, the last day on which the Senior Executives were required by Section 20.3 to meet), shall be resolved by binding arbitration by the Independent Arbitrator in accordance with this Section 20.4(b). Selection of the Independent Arbitrator shall commence upon a Party giving notice to the other Party of its election to so initiate arbitration proceedings. Lessor and Lessee shall each select one (1) Arbitrator and provide notice thereof to the other Party and the PSCW, provided, however, that for so long as Lessee is an Affiliate of Lessor, the PSCW shall have thirty (30) days from receipt of Lessee's notice to provide Lessee written notice that it does not approve of Lessee's selected Arbitrator and the name of an Arbitrator acceptable to the PSCW. The two Arbitrators shall promptly meet and select a third Arbitrator (the "Independent Arbitrator") who shall preside over the arbitral proceedings pursuant to this Section 20.4(b); provided, however, that if such Dispute is a Technical Dispute, the two Arbitrators selected by or on behalf of Lessor and Lessee shall choose the Independent Arbitrator from the list of Arbitrators approved by the International Gas Turbine Institute. Should the two Arbitrators fail, within five (5) Business Days of meeting, to reach agreement on the Independent Arbitrator, then the Independent Arbitrator shall be selected pursuant to the Commercial Arbitration Rules. Except as otherwise expressly set forth herein to the contrary, the arbitration shall be conducted in Wisconsin in accordance with the Commercial Arbitration Rules then in force and effect, including the Optional Rules for Emergency Measures of Protection. All Disputes among Lessor and Lessee that arise under or in connection with one or more Lease Documents may be brought in a single arbitration. In order to facilitate the comprehensive resolution of related disputes, and upon the request of either Party to the arbitration proceeding, the Independent Arbitrator shall consolidate the arbitration proceeding brought under this Facility Lease with any other arbitration proceeding involving the Parties relating to this Facility Lease or any other Lease Document if the Independent Arbitrator determines (A) there are issues of fact or law common to the proceeding, so that a consolidated proceeding would be more efficient than separate proceedings and (B) no Party would be prejudiced as a result of such consolidation through undue delay or otherwise.

20.5 Timing; Discovery; Awards, Fees and Expenses.

(a) It is the intent of the Parties that the Independent Arbitrator exercise due diligence to expedite full submission of the Dispute and closing of the arbitration hearings barring extraordinary circumstances. Any arbitration hereunder shall be concluded as promptly as practicable. Unless the Parties otherwise agree, once commenced, hearings shall be held five (5) days a week (Monday through Friday), with each hearing day to begin at 9:00 a.m. and conclude at 5:00 p.m. The Parties may by agreement alter these limits, or the Independent Arbitrator may alter these limits if the Independent Arbitrator determines that the interests of justice require such. The Independent Arbitrator shall use best efforts to issue the final award or awards within forty (40) Business Days after closing the hearings, or if hearings have been waived, from the date of the AAA's transmittal of the final statements and proofs to the Independent Arbitrator. Failure to do so shall not be a basis for challenging the award.

(b) To promote a speedy resolution of Disputes, the Parties agree that discovery shall be limited to that required by the Independent Arbitrator and shall be handled expeditiously. Each Party shall produce relevant and non-privileged documents or copies thereof requested by the other Party within the time limits set and to the extent required by order of the Independent Arbitrator. Depositions shall not be taken or interrogatories served or requests to admit expected as a matter of course and shall be propounded only upon order of the Independent Arbitrator. It is the intention of the Parties that all discovery shall be concluded within thirty (30) Business Days of the date the statement of claim is received by the Independent Arbitrator unless such Independent Arbitrator rules that more time is required in the interests of justice and to obtain a fair and informed result. All disputes regarding discovery shall be promptly resolved by the Independent Arbitrator.

(c) Following closing of the hearings, the Independent Arbitrator shall render its written award as provided by the Commercial Arbitration Rules. The award shall include findings of fact and conclusions of law upon which the award is based. The Independent Arbitrator shall base the written award on the applicable law chosen by the Parties. A copy of the award of the Independent Arbitrator shall be filed with the Compliance Auditor and the PSCW.

(d) The Parties shall equally share the cost of the fee or honorarium of the Independent Arbitrator. Each Party agrees to pay its own legal fees, including stenographic costs and other hearing-related expenses, such as travel, lodging, and any service charges required by the AAA. The Independent Arbitrator may in its written award render an award of attorneys' fees and all other costs of the arbitration against the losing Party in whole or in part as the Independent Arbitrator so determines.

20.6 Deadlines. All deadlines specified in this Article 20 may be extended by mutual agreement of the Parties.

20.7 Statutes of Limitation. All applicable statutes of limitation shall be tolled while the procedures specified in Section 20.3 through Section 20.9 are pending. The Parties shall take such action, if any, required to effectuate such tolling.

20.8 Binding Upon Parties. In the resolution of any Dispute pursuant to this Article 20, each of the Parties, their Project Managers and Senior Executives and any Independent Attorney or Independent Arbitrator appointed pursuant hereto, shall give effect to this Article 20.

20.9 Continued Performance. Notwithstanding any Dispute between the Parties and/or pending the final decision of the PSCW, Independent Attorney or the Independent Arbitrator of a Dispute hereunder, (a) each Party shall continue to perform its respective obligations under this Facility Lease, and (b) neither Party shall exercise any other remedies hereunder arising by virtue of the matters in dispute.

20.10 Survival. The provisions of this Article 20 shall survive termination of this Facility Lease.

ARTICLE 21: CONFIDENTIALITY OF INFORMATION

21.1 Non-Disclosure Obligations. Each Party agrees that it, its Affiliates and its Affiliates' respective directors, officers, employees, representatives, agents and advisors will use any Confidential Information and Trade Secrets of another Party solely for the purpose of implementing this Facility Lease and the other Lease Documents. Each Party further agrees that a receiving Party may disclose Confidential Information or Trade Secrets only to such directors, officers, employees, agents, representatives and advisors who are involved in the receiving Party's implementation of this Facility Lease and other Lease Documents, and then only on a need to know basis. Each Party agrees that it will not (and each Party shall take full responsibility for ensuring that all of its Affiliates and all of its and its Affiliates' respective officers, directors, employees, agents, representatives and advisors do not) in any way disclose, communicate, transfer or use (other than as permitted by this Section 21.1) any Confidential Information or Trade Secrets of another Party, without the prior written consent in each instance of such other Party; provided, however, that Lessor shall have the right to disclose such Confidential Information or Trade Secrets without the consent of Lessee to any Person (and its agents and advisors) contemplating a purchase, directly or indirectly, of all or an interest in Lessor or the Leased Facility, provided that such Person agrees that it (and its agents and advisors) will maintain such Confidential Information and Trade Secrets in accordance with the terms and conditions of this Article 21. The covenants in the preceding sentence shall apply for as long as the underlying information or data remains a Trade Secret; and with respect to Confidential Information, shall apply for two (2) years after the expiration or termination of this Facility Lease.

21.2 Return of Material. Each Party agrees that it will promptly return to the disclosing Party all Confidential Information and Trade Secrets received from such disclosing Party within five (5) days following the written request of the disclosing Party after any expiration or termination of this Facility Lease. The return of Confidential Information and Trade Secrets shall be accomplished by personal delivery or forwarded by reputable couriers properly addressed to the disclosing Party at the addresses set forth on Schedule 22.4. As an alternative, the receiving Party may destroy all such Confidential Information and Trade Secrets, and certify to the disclosing Party that such destruction has been carried out.

21.3 Law. Each Party agrees that if it becomes subject to a subpoena or other Law to disclose any of the Confidential Information or Trade Secrets of another Party, it will provide such Party with prompt notice so that such Party may seek a protective order or other appropriate remedy. If such protective order or other appropriate remedy is denied or otherwise not obtained, the Party required to furnish the information shall furnish only that portion of the Confidential Information and/or Trade Secrets which is, in the opinion of its counsel, legally compelled, and will cooperate with the other Party and its counsel to enable the other Party to attempt to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information and/or Trade Secrets to be disclosed.

ARTICLE 22: MISCELLANEOUS

22.1 Applicable Law. THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FACILITY LEASE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WISCONSIN.

22.2 Jury Trial. EACH OF LESSEE AND LESSOR WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS FACILITY LEASE OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS FACILITY LEASE AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

22.3 Quiet Enjoyment. So long as no Lessee Event of Default shall have occurred and be continuing (and subject in all events to Section 7.3), Lessee shall peaceably and quietly have, hold and enjoy the use, operation and possession of the Leased Facility for the Lease Term free of any claim or other action by Lessor or anyone rightfully claiming by, through or under Lessor. Such right of quiet enjoyment is independent of, and shall not affect the rights of Lessor (or anyone claiming by, through or under Lessor) otherwise to initiate legal action to enforce, the obligations of Lessee under this Facility Lease.

22.4 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein to a Party shall be in writing or shall be produced by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, by overnight mail or next Business Day or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clause (a) or (b) above, in each case addressed as provided in Schedule 22.4, or to such other address as any Party may designate by written notice to the other Party.

22.5 Counterparts. This Facility Lease shall be executed in several counterparts. One counterpart shall be prominently marked "Lessor's Copy" and the other counterpart shall be prominently marked "Lessee's Copy." Only the counterpart marked "Lessor's Copy" shall evidence a monetary obligation of Lessee or shall be deemed to be an original or to be chattel paper for purposes of the UCC, and such copy shall be held by Lessor.

22.6 Severability. Whenever possible, each provision of this Facility Lease shall be interpreted in such manner as to be effective and valid under applicable Law; but if any provision of this Facility Lease shall be prohibited by or deemed invalid under any applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Facility Lease.

22.7 Transfer Restrictions.

(a) This Facility Lease shall be binding upon the Parties and their respective successors and permitted assigns. Except as otherwise provided in this Section 22.7 or the Right of First Refusal Agreement, neither Party may sell, assign, transfer, convey or otherwise dispose of, directly or indirectly (collectively, "Transfer"), all or any part of its rights, benefits, advantages, titles or interest in and to this Facility Lease and each other Lease Document to which it is a party and the Leased Facility and all replacements thereof and substitutions therefor, including all Investments thereto, without the prior written consent of the other Party, and any such Transfer in contravention of this Section 22.7(a) shall be null and void ab initio.

(b) Notwithstanding any provision to the contrary contained herein, Lessor may, at any time, without the prior written consent of Lessee, assign to the Lenders as collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Lessor Secured Obligations, all of its rights, benefits, advantages, titles and interests in and to this Facility Lease and each other Lease Document to which it is a party and the Leased Facility and all replacements thereof and substitutions therefor, including all Investments thereto; provided, however, that such assignment shall not in any way relieve Lessor of any of its obligations hereunder; provided, further, that in the event that the Lenders exercise their remedies under the Security Documents and foreclose on Lessor's rights, benefits, advantages, titles and interests in and to the Leased Facility and the Lease Documents, then the Lenders shall, except to the extent otherwise agreed by Lessee in writing, be bound by the terms and conditions of this Facility Lease and the other Lease Documents. Lessee hereby irrevocably consents to any such assignment and to the creation of any such security interest in favor of the Lenders, in each case, pursuant to the Security Documents.

(c) Notwithstanding any provision to the contrary contained herein, after and only after the seventh (7th) anniversary of the date of Commercial Operation of the Leased Facility, Lessor may, subject to this Section 22.7(c) and otherwise in accordance with the terms and conditions of this Section 22.7, Transfer all of its rights, benefits, advantages, titles and interests in and to this Facility Lease and each other Lease Document to which it is a party and the Leased Facility and all replacements thereof and substitutions therefor, including all Investments thereto (collectively, the "Transferred Interest"), to a Person (the "Acceptable Assignee") (i) (A) whose senior unsecured long-term debt is rated at least the Rating Requirement or (B) whose Parent's senior unsecured long-term debt is rated at least the Rating Requirement and who guarantees such Persons' obligations under any Lease Document to which such Person shall be a party, (ii) who has five (5) years experience in the United States electric generating power industry and (iii) who meets the requirements set forth in Article 11. It shall be a condition precedent to any Transfer pursuant to this Section 22.7(c) that the PSCW determines that the Acceptable Assignee meets the requirements in Section 22.7(c)(i)-(iii) and that the Acceptable Assignee enter into an assignment and assumption agreement, in form and substance reasonably satisfactory to the Parties, whereby the Acceptable Assignee shall assume and Lessor shall assign all of its rights, obligations, benefits, advantages, titles and interests in this Facility Lease and each other Lease Document to which it is a party (including the covenants set forth in Article 11) and the Acceptable Assignee shall purchase and Lessor shall sell all of its ownership interest in the Leased Facility and all replacements thereof and substitutions therefor, including all Investments thereto.

(d) No less than one hundred twenty (120) days prior to a proposed Transfer by Lessor of all of its rights, benefits, advantages, titles and interests in and to this Facility Lease and each Lease Document to which it is a party and the Leased Facility and all replacements thereof and substitutions therefor, including all Investments thereto, in each case, pursuant to Section 22.7(c) to an Acceptable Assignee (other than an Affiliate), Lessor shall provide Lessee written notice of such proposed Transfer, including the terms and conditions of the proposed Transfer and the name of the Acceptable Assignee. Lessee shall have sixty (60) days from receipt of such notice to notify Lessor in writing of its election to exercise its right of first refusal to purchase the Transferred Interest on the same terms and conditions of such proposed Transfer; provided, however, that if Lessee fails to notify Lessor of its election to exercise its right of first refusal within such 60-day period, Lessee shall be deemed to have waived its right of first refusal with respect to such proposed Transfer. If Lessee notifies Lessor of its election to exercise its right of first refusal within such 60-day period, then within thirty (30) days of delivery of such notice to Lessor, Lessee and Lessor shall meet to negotiate the terms and conditions of the transfer documents (the "Transfer Documents") by which Lessor shall Transfer the Transferred Interest to Lessee; provided, that the terms and conditions of the Transfer Documents shall be no less favorable to Lessor than the terms and conditions of the proposed Transfer of the Transferred Interest by Lessor to the Acceptable Assignee. Upon consummation of the Transfer by Lessor and Lessee pursuant to the Transfer Documents, this Facility Lease shall terminate and each of the Parties shall cease to have any liability to one another with respect to the Leased Facility and each other Lease Document to which it is a party, except for obligations surviving pursuant to the express terms of this Facility Lease and the other Lease Documents, provided that it shall be a condition of such termination that each of the Parties shall have performed their respective obligations pursuant to the Lease Documents and the Transfer Documents and that each Party shall pay all amounts due which it is obligated to pay under the Lease Documents and the Transfer Documents.

(e) The Parties acknowledge that they have entered into the Right of First Refusal Agreement with WEC and the Member.

(f) Lessee shall not, without the prior written consent of Lessor, sublease all or any portion of the Leased Facility and all replacements thereof and substitutions therefor, including all Investments thereto, and its rights, benefits, advantages, titles and interest in and to this Facility Lease and each other Lease Document to which it is a party, and any such sublease made in contravention of this Section 22.7(f) shall be null and void ab initio.

22.8 Third-Party Beneficiaries. Except as expressly provided herein, none of the provisions of this Facility Lease are intended for the benefit of any Person except the Parties, their respective successors and permitted assigns.

22.9 Entire Agreement. This Facility Lease states the rights and obligations of the Parties with respect to the leasing of the Leased Facility and the other transactions contemplated by this Facility Lease and supersedes all prior agreements, oral or written, with respect thereto.

22.10 Headings and Table of Contents. Section headings and the table of contents used in this Facility Lease (including the Schedules, Annexes and Exhibits attached hereto) are for convenience of reference only and shall not affect the construction of this Facility Lease.

22.11 Schedules, Annexes and Exhibits. The Schedules, Annexes and Exhibits along with all attachments referenced therein, are incorporated herein by reference and made a part hereof.

22.12 No Joint Venture. Any intention to create a joint venture or partnership relation between Lessor and Lessee is hereby expressly disclaimed.

22.13 Amendments and Waivers. No term, covenant, agreement or condition of this Facility Lease may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by both Parties and approved by the PSCW.

22.14 Survival. Except as expressly provided herein the warranties and covenants made by each Party shall not survive the expiration or termination of this Facility Lease in accordance with its terms.

22.15 Limitation on Liability. The Parties acknowledge and agree that: (a) this Facility Lease is executed and delivered by the Member, not individually or personally but solely as Member of Lessor under the Membership Agreement, in the exercise of the powers and authority conferred and vested in it pursuant thereto; (b) each of the representations, undertakings and agreements herein made on the part of Lessor is made and intended not as a personal representation, undertaking and agreement (as applicable) by the Member, but is made and intended for the purpose of binding only Lessor; (c) nothing herein contained shall be construed as creating any liability on the Member, individually or personally, to perform any covenant either expressly contained or implied herein, all such liability, if any, being expressly waived by the Parties or by any Person claiming by, through or under the Parties; and (d) under no circumstances shall the Member be personally liable for the payment of any indebtedness or expenses of Lessor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Lessor under this Facility Lease.

22.16 Further Assurances. Each Party shall promptly and duly execute and deliver such further documents and assurances for and take such further actions reasonably requested by the other Party, all as may be reasonably necessary to carry out the purpose of this Facility Lease.

[Signature page follows on next page]

IN WITNESS WHEREOF, Lessor and Lessee have caused this Port Washington I Facility Lease Agreement to be duly executed and delivered under seal by their respective officers thereunto duly authorized.

PORT WASHINGTON GENERATING
STATION LLC, as Lessor

By: /s/ THOMAS H. FEHRING____
Name: Thomas H. Fehring
Title: Vice President and Chief Operating Officer

WISCONSIN ELECTRIC POWER
COMPANY, as Lessee

By: /s/ GERALD A. ABOOD_________
Name: Gerald A. Abood
Title: Vice President - Commodity Resources

SCHEDULE 1.1
TO THE FACILITY LEASE

DEFINITIONS; INTERPRETATION

A. Interpretation. In each Lease Document, unless a clear contrary intention appears:

(i) the singular number includes the plural number and vice versa;

(ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Lease Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(iii) reference to any gender includes the other gender;

(iv) reference to any agreement (including any Lease Document), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

(v) reference to any Law means such Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Law means that provision of such Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or re-enactment of such section or other provision;

(vi) reference in any Lease Document to any Preamble, Recital, Article, Section, Annex, Schedule or Exhibit means such Article or Section thereof or Preamble, Recital, Annex, Schedule or Exhibit thereto;

(vii) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to a Lease Document as a whole and not to any particular Article, Section or other provision thereof;

(viii) "including" (and with the correlative meaning "include") means including without limiting the generality of any description preceding such term; and

(ix) with respect to any rights and obligations of the parties under the Lease Documents, all such rights and obligations shall be construed to the extent permitted by applicable Law.

B. Computation of Time Periods. For purposes of computation of periods of time under the Lease Documents, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

C. Accounting Terms and Determinations. Unless otherwise specified in any Lease Document, all terms of an accounting character used therein shall be interpreted, all accounting determinations thereunder shall be made, and any financial statements required to be delivered thereunder shall be prepared, in accordance with GAAP.

D. Conflict in Lease Documents. If there is any conflict between the Facility Lease and any other Lease Document, such Lease Documents shall be interpreted and construed, if possible, so as to avoid or minimize such conflict.

E. Legal Representation of the Parties. The Lease Documents were negotiated by the parties thereto with the benefit of legal representation and any rule of construction or interpretation otherwise requiring the Lease Document to be construed or interpreted against any party shall not apply to any construction or interpretation thereof.

F. Definitions. Unless the context otherwise requires, the following defined terms shall have the meanings ascribed to them below:

"AAA" shall mean the American Arbitration Association or any successor thereto.

"Acceptable Assignee" shall have the meaning given to such term in Section 22.7(c) of the Facility Lease.

"Acceptable Bank" shall mean a U.S. bank or a U.S. branch of a non-U.S. bank whose senior unsecured long-term debt is rated at least Investment Grade.

"Acceptable Guarantor" shall mean a Person whose senior unsecured long-term debt is rated at least Investment Grade.

"Additional Insureds" shall have the meaning given to such term in Section 1.3(b) of Schedule 13.2 of the Facility Lease.

"Affiliate" shall mean, with respect to any Person, (a) each entity that such Person Controls, (b) each Person that Controls such Person, and (c) each entity that is under common Control with such Person.

"Aggregate Construction Costs" shall mean all Construction Costs actually incurred by or on behalf of Lessor but not to exceed the Approved Amount.

"Aggregate Principal Amount" shall mean the sum of the current unamortized principal balances of (a) the Approved Amount, (b) costs incurred in connection with Investments (including Renewal Triggering Plant Investments) deemed complete and in-service, (c) costs incurred in connection with Investments (including Renewal Triggering Plant Investments) under construction and (d) any lender breakage costs incurred with respect to the amounts in (a), (b) or (c) above (including, make-whole costs, attorney fees, appraisal fees, and other incidental expenses incurred in connection therewith).

"Aggregated Disputes" shall mean more than one Dispute.

"Applicable Cost of Debt" shall mean the respective cost of debt determined in Annex B to Schedule 7.1 to the Facility Lease.

"Appraisal Report" shall have the meaning given to such term in Section 14.1(b) of the Facility Lease.

"Appraised FMV" shall have the meaning given to such term in Section 4.6(b) of the Facility Lease.

"Appraiser" shall mean a nationally recognized appraiser with no less than ten (10) years' experience appraising U.S. electric generation facilities who is not employed by, does not provide services to, and does not otherwise derive any financial or other benefit from any of the Parties, their respective Affiliates or the PSCW other than as provided in the Lease Documents or the Port Washington II Facility Lease.

"Approved Amount" shall mean the sum of (a) an amount equal to $309,600,000 adjusted by the change in the Construction Costs Index between the 4th quarter of 2001 and the Lease Effective Date, provided, however, for the period between the last published actual Construction Costs Index and the Lease Effective Date, the adjustment will be based on a daily rate equivalent to the average daily rate of change of the Construction Costs Index for the last available twelve months and (b) any amount approved by the PSCW to account for costs incurred by Lessor due to Excused Events or Force Majeure in accordance with the CPCN Approval and applicable Law.

"Arbitrator" shall mean an independent arbitrator with no less than ten (10) years' arbitration experience in the U.S. electric generation industry who is not employed by, does not provide services to, and does not otherwise derive any financial or other benefit from any of the Parties, their respective Affiliates or the PSCW other than as provided in the Lease Documents or the Port Washington II Facility Lease.

"Attorney" shall mean an independent attorney with no less than ten (10) years' project development and financing experience in the U.S. electric energy industry who is not employed by, does not provide services to, and does not otherwise derive any financial or other benefit from any of the Parties, their respective Affiliates or the PSCW other than as provided in the Lease Documents or the Port Washington II Facility Lease.

"Authorized Officer" shall mean, with respect to (a) any Person other than a partnership or limited liability company, the president, any vice president, the treasurer, the chief financial officer or any other similar senior officer of such Person, (b) any Person who is a partnership, the president, any vice president, the treasurer, the chief financial officer or any other similar senior officer of any general partner of such Person, and (c) any Person who is a limited liability company, the president, any vice president, the treasurer, the chief financial officer or any other similar senior officer of the manager or the managing member of such Person.

"Base Term" shall mean the period of time beginning on the Lease Effective Date and ending on the Base Term Expiration Date.

"Base Term Expiration Date" shall mean the date falling on the earlier of (i) the twenty-fifth (25th) anniversary of the Lease Effective Date or (ii) the number of years and months equal to eighty percent (80%) of the Economic Useful Life as determined by the Unit Appraiser pursuant to Section 4.6 of the Facility Lease.

"Basic Rent" shall have the meaning given to such term in Section 7.1(a) of the Facility Lease.

"Business Day" shall mean any day on which commercial banks are not authorized or required to close in Milwaukee, Wisconsin.

"Capital Costs" shall mean all Pre-CPCN Expenses directly attributable to project development, design, engineering and construction that a Wisconsin public utility would normally be required to capitalize under PSCW rules for accounting purposes, including Major Equipment Procurement Pre-CPCN Expenses.

"Claims" shall mean liabilities, obligations, damages, losses, demands, penalties, interest, fines, claims, actions, suits, judgments, settlements, and reasonable costs, fees, expenses and disbursements (including reasonable legal fees and expenses and costs of investigation) whether any of the foregoing be founded or unfounded, of any kind and nature whatsoever.

"Commercial Arbitration Rules" shall mean the commercial arbitration rules of the AAA.

"Commercial Operation" shall mean that Unit 1 has successfully completed the Commercial Operation Test.

"Commercial Operation Test" shall mean the commercial operation tests for Unit 1 as set forth in Schedule 4.2 to the Facility Lease.

"Community Impact Mitigation Costs" shall mean all costs and expenses incurred by or on behalf of Lessor associated with satisfying local regulatory requirements or to mitigate any adverse effect the Port Washington Facility might otherwise have on local communities but in no event to exceed the amount approved by the PSCW.

"Completeness Determination" shall mean an order or approval from the PSCW that Unit 1 is complete within the meaning of Wisconsin Stat. Section 196.52(9)(b)(7).

"Compliance Auditor" shall have the meaning given to such term in Section 20.1 of the Facility Lease.

"Compliance Report" shall have the meaning given to such term in Section 20.1 of the Facility Lease.

"Condemnation Award" shall mean any monetary award that Lessor or Lessee receives as a result of a taking of all or substantially all of or a material portion of the Leased Facility or Unit 1, as the case may be, by an exercise of eminent domain or a similar right or power by a Governmental Authority, or as a result of a Governmental Authority ordering the Leased Facility or Unit 1, as the case may be, to cease to operate.

"Confidential Information" shall mean, with respect to a Party, all proprietary and confidential business information and data of such Party that does not constitute a Trade Secret and that is not generally known by or readily ascertainable by or available to, on a legal or authorized basis, the general public; provided, however, "Confidential Information" shall not include any information: (a) which is already known to the receiving Party; or (b) which before being divulged by the disclosing Party (i) has become generally know to the public through no wrongful act of the receiving Party or its representatives and agents, (ii) has been received by the receiving Party from a third party without (to the receiving Party's knowledge) restriction on disclosure and without (to the receiving Party's knowledge) a breach by the third party of an obligation of confidentiality, or (iii) is independently developed by the receiving Party without use of the Confidential Information received from a disclosing Party.

"Construction Costs" shall mean all internal and third party costs, expenses and fees incurred by or on behalf of Lessor in connection with the performance of its obligations under Articles 2, 3 and 4 of the Facility Lease, including: (a) Capital Costs; (b) any payments by Lessor to Lessee pursuant to the Port Washington Asset Purchase and Sale Agreement, including the First Closing Purchase Price and the Second Closing Purchase Price (as such terms are defined therein); (c) all costs, expenses and fees incurred by or on behalf of Lessor in connection with the Site Improvements in accordance with the Port Washington I Ground Lease; and (d) all costs, expenses and fees incurred by or on behalf of Lessor in connection with any of the construction contracts or equipment supply agreements with respect to Unit 1, but not including Pre CPCN Expenses not otherwise reimbursed pursuant to Section 2.1(b), Community Impact Mitigation Costs and Monthly Management Services Costs.

"Construction Costs Index" shall mean, for any month, the first published final number for "GDP-IPD" for such month as provided by the Department of Commerce, Bureau of Economic Analysis.

"Construction Effective Date" shall mean the date on which construction in connection with Unit 1 commences.

"Construction Invoice" shall have the meaning given to such term in Section 2.1(b) of the Facility Lease.

"Construction Milestone Schedule" shall mean the schedule of Milestones and Milestone Dates by which such Milestones are to be achieved as set forth in Schedule 3.2(a) to the Facility Lease.

"Construction Security" shall mean (a) a corporate guaranty from an Acceptable Guarantor for the benefit of Lessee substantially in the form of Exhibit B to the Facility Lease, or (b) an irrevocable letter of credit from an Acceptable Bank for the benefit of Lessee substantially in the form of Exhibit C to the Facility Lease, in each case, with a stated amount of twenty million Dollars ($20,000,000).

"Construction Term" shall mean the period beginning on the Decommissioning Completion Date and ending on the Lease Effective Date.

"Construction Termination Date" shall have the meaning given to such term in Section 2.3(a) of the Facility Lease.

"Construction Termination Notice" shall have the meaning given to such term in Section 2.3(a) of the Facility Lease.

"Control" shall mean the possession, directly or indirectly, through one or more intermediaries, of the following:

(a) (i)    in the case of a corporation, fifty percent (50%) or more of the outstanding voting securities thereof; (ii) in the case of a limited liability company, partnership, limited partnership or venture, the right to fifty percent (50%) or more of the distributions therefrom (including liquidating distributions); (iii) in the case of a trust or estate, including a business trust, fifty percent (50%) or more of the beneficial interest therein; and (iv) in the case of any other entity, fifty percent (50%) or more of the economic or beneficial interest therein; and

(b)        in the case of any entity, the power or authority, through ownership of voting securities, by contract or otherwise, to exercise a controlling influence over the management of the entity.

"CPCN Approval" shall mean the PSCW order approving the certificate of public convenience and necessity for Unit 1, either individually or as part of the Port Washington Facility.

"Current Economic Useful Life" shall mean the economic useful life of the Leased Facility as re-determined by an Independent Appraiser pursuant to Section 14.1(b) of the Facility Lease or an Early Renewal Independent Appraiser pursuant to Section 14.3(b) of the Facility Lease, as the case may be, at the end of a Renewal Term using the same methodology and approach utilized by the Unit Appraiser pursuant to Section 4.6(b).

"Damages Amount" shall mean the equity return for the first forty eight (48) months of an amortization schedule using the Purchase Price as the principal amount and the rate of return being an amount equal to the product of (a) one-twelfth (1/12) and (b) the sum of (i) an amount equal to the product of (A) 0.53 and (B) the Pre-Tax Return on Equity; and (ii) an amount equal to the product of (A) 0.47 and (B) the Applicable Cost of Debt (in %).

"Decommissioning Activities" shall have the meaning given to such term in Schedule 1.1 to the Port Washington I Ground Lease.

"Decommissioning Completion Date" shall mean the date on which all of the conditions precedent set forth on Schedule 2.2 to the Facility Lease have been satisfied or waived by the appropriate Party.

"Deemed Lease Effective Date" shall mean either the Lessee Deemed Lease Effective Date or the Lessor Deemed Lease Effective Date.

"Delay Damages Cap" shall mean the maximum amount of Scheduled Commercial Operation Date Damages as set forth in Schedule 3.3 to the Facility Lease that Lessor shall be obligated to pay Lessee pursuant to Section 3.3 of the Facility Lease for failure to achieve Commercial Operation by the Scheduled Commercial Operation Date.

"Delinquent Party" shall have the meaning given to such term in Section 20.1 of the Facility Lease.

"Demand Date" shall have the meaning given to such term in Section 17.2(a)(i) of the Facility Lease.

"Demolition and Removal Costs" shall have the meaning given to such term in Section 4.6(b) of the Facility Lease.

  "Development Protocol" shall mean the development protocol outlining the design, development, engineering, procurement, construction and commissioning of Unit 1 as set forth in Schedule 3.1(a) to the Facility Lease.

"Dispute" shall mean any controversy, claim or dispute of whatsoever nature or kind between the Parties, arising out of or relating to the Facility Lease or the validity, execution, performance, discharge, termination or breach therefrom including Technical Disputes.

"Dollars" shall mean the lawful currency of the United States.

"Early Renewal Appraisal Report" shall have the meaning given to such term in Section 14.3(b) of the Facility Lease.

"Early Renewal Condition" shall have the meaning given to such term in Section 14.3(a) of the Facility Lease.

"Early Renewal Independent Appraiser" shall have the meaning given to such term in Section 14.3(b) of the Facility Lease.

"Early Renewal Notice" shall have the meaning given to such term in Section 14.3(b) of the Facility Lease.

"Economic Useful Life" shall have the meaning given to such term in Section 4.6(b) of the Facility Lease.

"Emergency Condition" shall mean any condition or situation which presents an imminent threat of danger to life, or threat to health or material property, or could reasonably be expected to cause a significant disruption on or significant damages to the Leased Facility or any material portion thereof or to Lessee's electric generating facilities or the Transmission Provider's electric transmission system.

"End of Term Inspection Report" shall have the meaning given to such term in Section 15.2(c) of the Facility Lease.

"Environmental Claim" shall mean, with respect to any Person, any notice, claim, administrative, regulatory or judicial action, suit, lien, judgment, demand or other communication (whether written or oral) by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from: (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person; or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

"Environmental Law" shall mean any and all Laws, now or hereafter in effect, and any judicial or administrative judgment, relating to the environment, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes into the environment including ambient air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes.

"Event of Loss" shall mean any loss of, destruction or damage to, or taking of the Leased Facility or Unit 1 (or any part thereof), as the case may be, other than an Event of Total Loss.

"Event of Total Loss" shall mean: (a) all or substantially all of the Leased Facility or Unit 1, as the case may be, shall be damaged to the extent of being completely or substantially completely destroyed; (b) any damage to the Leased Facility or Unit 1, as the case may be, that results in an insurance settlement with respect thereto on the basis of a total loss or an agreed constructive or a compromised total loss of the Leased Facility or Unit 1, as the case may be; or (c) all or substantially all of or a material portion of the Leased Facility or Unit 1, as the case may be, has been taken by exercise of eminent domain or a similar right or power by a Governmental Authority or a Governmental Authority shall order that the Leased Facility or Unit 1, as the case may be, shall cease to operate permanently.

"Exceptional Maintenance" shall have the meaning given to such term in Section 15.2(c) of the Facility Lease.

"Exceptional Maintenance Amount" shall have the meaning given to such term in Section 15.2(c) of the Facility Lease.

"Excused Event" shall mean any of the following, regardless of the reason for the occurrence thereof:

(a)        any failure or inability by Lessee to deliver Test Fuel or accept Test Power, including, its obligation to construct or cause to be constructed the Gas Lateral in accordance with Section 3.5 of the Facility Lease, provided, that such failure or inability is not a result of Lessor's failure or inability to: (i) provide Lessee such information, as Lessee may reasonably request, as necessary in order to procure (and have delivered) Test Fuel; or (ii) fulfill its obligations under Section 4.3 of the Facility Lease;

(b)        the occurrence of instability on the Transmission Provider's electric transmission system (or any event, circumstance, condition or failure relating thereto, including an Emergency Condition) which precludes the Transmission Provider from accepting any Test Power; provided, that such failure or instability is not primarily as a result of any action of Lessor or Unit 1; and (ii) Lessor is otherwise available to deliver such Test Power;

(c)        the occurrence of instability on Lessee's system (or any event, circumstance, condition or failure relating thereto) which either prevents or precludes Lessee from accepting, or Lessor from delivering to Lessee, any Test Power; provided, that: (i) such failure or instability is not primarily as a result of any action of Lessor or Unit 1; and (ii) Lessor is otherwise available to deliver such Test Power; or

(d) any other failure or delay of Lessee or the Transmission Provider to meet any of the conditions for Commercial Operation; provided that such failure is not primarily as a result of any action of Lessor or Unit 1.

"Execution Date" shall mean the date of the Facility Lease.

"Exercise Date" shall have the meaning given to such term in Annex B to Schedule 7.1.

"Existing Units" shall have the meaning given to such term in the Recitals to the Facility Lease.

"Facility Lease" shall have the meaning given to such term in the Preamble to the Facility Lease.

"Fair Market Value" shall mean, with respect to the Leased Facility or any part thereof (including any Investment thereto) as of any date, the price a purchaser would pay to purchase such Leased Facility or part thereof in an arm's-length transaction between a willing buyer and a willing seller, neither of them being under any compulsion to buy or sell.

"Fair Market Value Purchase Price" shall have the meaning given to such term in Section 14.1(b) of the Facility Lease.

"FERC" shall mean the Federal Energy Regulatory Commission or any successor thereto.

"Financing Documents" shall mean each agreement, document or instrument to which one or more of the Lenders and Lessor are a party and which provide for construction and/or term debt financing and/or working capital and/or other financing or refinancing to Lessor in connection with Unit 1 (i.e., the Leased Facility) and each other agreement, document or instrument delivered in connection with any of the foregoing.

"First Renewal Term" shall have the meaning given to such term in Section 14.2(a) of the Facility Lease.

"Force Majeure" shall mean any cause or occurrence which is beyond the reasonable control, and without the fault or negligence, of the Party claiming the Force Majeure and which causes such Party to be unable, or otherwise materially impairs or delays its ability, to perform its obligations under the Facility Lease and which by the exercise of reasonable foresight such Party could not have been reasonably expected to avoid, including any acts of God, strikes, work stoppages, lockouts or other labor actions that are in each case of an industry or sector-wide nature and that are not directed solely or specifically at such Party, acts of the public enemy, wars, terrorism, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, civil disturbances, explosions, change in Law (including such change that results in any rescission, termination, material modification, suspension or determination of invalidity or lack of effectiveness of any Government Approval), any Government Approvals (provided, that such order has been resisted in good faith by all commercially reasonable means), the acts or omissions of any Governmental Authority or the failure to act on the part of any Governmental Authority, provided, that such action has been timely requested and diligently pursued and any other cause or occurrence whether of the kind herein enumerated or otherwise, which, despite the reasonable efforts of such Party to prevent or mitigate its effects, prevents or delays the performance of such Party, or prevents the obtaining of the benefits of performance by the other Party, and is not within the control of such Party claiming Force Majeure.

  "GAAP" shall mean generally accepted accounting principles in the United States as in effect from time to time applied on a basis consistent with such Person's most recent audited consolidated financial statements.

"Gas Lateral" shall mean the approximately 17-mile gas lateral pipeline facilities required to interconnect Unit 1 to the interstate pipeline system located near the Port Washington Site.

  "Gas Lateral Agreement(s)" shall mean the agreement or agreements, if any, entered into by Lessee in connection with the construction of the Gas Lateral.

"Good Utility Practice" shall mean, at a particular time: (a) any of the practices, methods and acts engaged in or approved by a significant portion of the United States electric power generating industry prior to such time; or (b) any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with applicable Law and good business practices, reliability, safety and expedition; provided that "Good Utility Practice" is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers' warranties and the requirements of Governmental Authority and any applicable agreement.

  "Government Approval" shall mean any authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, exemption, filing (except any filing relating to the perfection of security interests), variance, claim, order, judgment, decree, publication, notices to, declarations of or with or registration by or with any Governmental Authority.

"Governmental Authority" shall mean any applicable foreign, federal, state, county, municipal or other government, quasi-government or regulatory authority, agency, board, body, commission, instrumentality, court or tribunal, or any political subdivision of any thereof, or any arbitrator or panel of arbitrators.

"Guaranteed Performance Levels" shall mean the guaranteed performance levels for Unit 1 as set forth in Schedule 4.5 to the Facility Lease.

"Guaranteed Performance Level Damages" shall mean the amount of performance liquidated damages set forth in Schedule 4.5 to the Facility Lease that Lessor shall be obligated to pay Lessee for failure of Unit 1 to achieve the respective Guaranteed Performance Levels in accordance with Section 4.5 of the Facility Lease.

"Hazardous Material" shall mean, collectively, any petroleum or petroleum product, asbestos in any form that is or could become friable, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCB's), hazardous waste, hazardous material, hazardous substance, toxic substance, contaminant or pollutant, as defined or regulated as such under any Environmental Law including the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq., or any similar state statute.

"Improvement" shall have the meaning given to such term in Section 10.1 of the Facility Lease.

"Indemnifying Party" shall have the meaning given to such term in Section 19.1 of the Facility Lease.

"Indemnitee" shall have the meaning given to such term in Section 19.1 of the Facility Lease.

"Independent Appraiser" shall have the meaning given to such term in Section 14.1(a) of the Facility Lease.

"Independent Arbitrator" shall have the meaning given to such term in Section 20.4(b) of the Facility Lease.

"Independent Attorney" shall have the meaning given to such term in Section 20.4(a) of the Facility Lease.

"Independent Auditing Firm" shall mean an independent nationally recognized accounting firm with no less than ten (10) years' experience auditing U.S. electric utilities and/or U.S. independent power producers which is not employed by, does not provide services to, and does not otherwise derive any financial or any other benefit from any of the Parties, their respective Affiliates or the PSCW other than as provided in the Lease Documents or the Port Washington II Facility Lease.

"Independent Evaluator" shall have the meaning given to such term in Section 5.1 of Schedule 3.1(a) of the Facility Lease.

"Individual Dispute" shall mean any Dispute which is not an Aggregate Dispute.

"Initial Construction Report" shall have the meaning given to such term in Section 5.1 of Schedule 3.1(a) of the Facility Lease.

"Inspection Engineer" shall mean a nationally recognized independent engineer with no less than ten (10) years' experience in the U.S. electric generation industry who is not employed by, does not provide services to, and does not otherwise derive any financial or other benefit from any of the Parties, their respective Affiliates or the PSCW other than as provided in the Lease Documents or the Port Washington II Facility Lease.

"Inspection Independent Engineer" shall have the meaning given to such term in Section 15.2(c) of the Facility Lease.

"Interconnection Agreement" shall mean that certain Interconnection Agreement, dated as of December 14, 2001, between Transmission Provider and Lessee.

"Investment Grade" shall mean, with respect to the senior unsecured long-term debt of a Person, a rating of at least "A-" by Standard & Poor's Rating Services or "A3" by Moody's Investors Services; provided, however, that if either of the Rating Agencies shall have changed its system of classification after the date of the Facility Lease, then the above ratings shall be changed to the new ratings which correspond to the above ratings.

"Investments" shall have the meaning given to such term in Section 10.1(b) of the Facility Lease.

"Investments Notice" shall have the meaning given to such term in Section 10.2(a) of the Facility Lease.

"Investments Total Capital Costs" shall have the meaning given to such term in Section 10.2(c) of the Facility Lease.

"Law" shall mean any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, or other governmental restriction or any similar form of decision of or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority or judicial or administrative body, whether now or hereafter in effect (including any Environmental Law).

"Lease Documents" shall mean the Facility Lease, Port Washington I Ground Lease, the Port Washington I Ground Sublease, the Port Washington Asset Purchase and Sale Agreement, the Interconnection Agreement, the Gas Lateral Agreement(s), if any, the Project Development and Services Agreement, the Financing Documents, if any, the Security Documents, if any, and each other agreement, document or instrument delivered in connection with any of the foregoing.

"Lease Effective Date" shall mean the date on which all of the conditions precedent set forth on Schedule 5.1 to the Facility Lease have been satisfied or waived by the appropriate Party.

"Lease Term" shall mean the Base Term and any Renewal Terms.

"Leased Facility" shall have the meaning given to such term in the Recitals to the Facility Lease.

"Lenders" shall mean the banks, bond and commercial paper holders and/or financial institutions (together with their administrative agent, collateral agents, depositary banks and other agents) and/or other Persons which provide construction and/or term debt financing and/or working capital and/or other financing or refinancing to Lessor in connection with Unit 1 (i.e., the Leased Facility) or any portion thereof.

"Lessee" shall have the meaning given to such term in the Preamble to the Facility Lease.

"Lessee Continuation Notice" shall have the meaning given to such term in Section 5.3(a) of the Facility Lease.

"Lessee Deemed Lease Effective Date" shall have the meaning given to such term in Section 5.3(e) of the Facility Lease.

"Lessee Early Renewal Notice" shall have the meaning given to such term in Section 14.3(c) of the Facility Lease.

"Lessee Termination Notice" shall have the meaning given to such term in Section 5.3(a) of the Facility Lease.

"Lessee Election Notice" shall have the meaning given to such term in Section 14.1(c) of the Facility Lease.

"Lessee Event of Default" shall have the meaning given to such term in Article 16 of the Facility Lease.

"Lessee Termination Date" shall have the meaning given to such term in Section 5.3(b) of the Facility Lease.

"Lessor" shall have the meaning given to such term in the Preamble to the Facility Lease.

"Lessor Collateral" shall mean all collateral of whatever nature purported to be subject to the Lien of the Security Documents, if any.

"Lessor Continuation Notice" shall have the meaning given to such term in Section 5.4(a) of the Facility Lease.

"Lessor Deemed Lease Effective Date" shall have the meaning given to such term in Section 5.4(e) of the Facility Lease.

"Lessor Termination Notice" shall have the meaning given to such term in Section 5.4(a) of the Facility Lease.

"Lessor Secured Obligations" shall mean the obligations and liabilities of Lessor under the Financing Documents, if any.

"Lessor Termination Date" shall have the meaning given to such term in Section 5.4(b) of the Facility Lease.

"Lessor's Liens" shall mean Liens on or against any or all of the Leased Facility or any part thereof, the Lease Documents, the Lessor Collateral or any payment of Rent which result from: (a) any act of, or any Claim against, the Member, any Lender or Lessor in any case unrelated to the transactions contemplated by the Lease Documents; (b) any Tax owed by the Member, any Lender or Lessor, except for any Tax required to be paid by Lessee under the Lease Documents, including any Tax for which Lessee is obligated to indemnify the Member, any Lender or Lessor, as the case may be; or (c) any act or omission of the Member, any Lender or Lessor in contravention of the Lease Documents to which it is a party.

"Lien" shall mean, with respect to any property, any mortgage, lien, pledge, charge, lease, easement, servitude, right of others, security interest or encumbrance of any kind in respect of such property.  For purposes of the Lease Documents, Lessee shall be deemed to own, subject to a Lien, any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such property.

"Limited Use Termination Date" shall mean the later of (a) one hundred eighty (180) days after the Required Lease Effective Date and (b) the Punch-List Termination Date.

"Loss Proceeds" shall mean all proceeds (including insurance proceeds) payable by a third-party (including an insurer or re-insurer) to Lessee or Lessor in respect of an Event of Loss or an Event of Total Loss with respect to Unit 1 or the Leased Facility, as the case may be, provided that "Loss Proceeds" shall not include any third-party liability insurance proceeds or other insurance proceeds payable directly to a third party in accordance with the terms of such insurance policy.

"M.A.I.N. Guides" shall mean current Bylaws and Guides of Mid-America Interconnected Network or any successor thereto

"Major Equipment Procurement Pre-CPCN Expenses" shall have the meaning given to such term in the Project Development and Services Agreement.

"Management Services Index" shall mean the first published final number for "GDP-IPD" for 2002, as provided by the Department of Commerce, Bureau of Economic Analysis.

"Material Adverse Effect" shall mean, with respect to a Party, a material adverse effect on (a) the development, design, engineering, procurement, permitting, construction, commissioning, financing or ownership of Unit 1 or the ownership, financing, leasing, use, operation or maintenance of the Leased Facility; (b) the business, operations, prospects, condition (financial or otherwise) or property of such Party; (c) the ability of such Party to perform its obligations (including payment obligations) under any of the Lease Documents to which it is a party; or (d) the validity or enforceability of any of the Lease Documents to which it is a party.

"Member" shall mean W.E. Power LLC, a Wisconsin limited liability company.

"Membership Agreement" shall mean the Port Washington Generating Station LLC Membership Agreement, dated as of April 14, 2003, between Lessor and the Member.

"Metering Point" shall mean the Transmission Provider's high voltage side of one or more generator step up transformers, as more specifically set forth in the Interconnection Agreement.

"Milestone Dates" shall mean the construction milestone dates for Unit 1 as set forth in Schedule 3.2(a) to the Facility Lease.

"Milestone Report" shall have the meaning given to such term in Section 5.1 of Schedule 3.1(a) of the Facility Lease.

"Milestones" shall mean the construction milestones for Unit 1 as set forth in Schedule 3.2(a) to the Facility Lease.

"Minimum Performance Levels" shall mean the minimum performance levels for Unit 1 as set forth in Schedule 4.2 to the Facility Lease.

"Monthly CIMC" shall have the meaning given to such term in Section 2.1(b) of the Facility Lease.

"Monthly Management Services Costs" shall mean, with respect to any calendar month, the aggregate amount of managerial costs and expenses (other than Construction Costs or costs and expenses associated with Investments which are capitalized as part of such Investments) incurred by or on behalf of Lessor in connection with the exercise of its rights and the performance of its obligations under the Facility Lease and each other Lease Document to which it is a party during such calendar month, including salaries and benefits of administrative, management and other back office personnel, rent, utilities, office supplies and corporate overhead.

"Monthly Management Services Costs Cap" shall mean the maximum amount of Monthly Management Services Costs incurred by or on behalf of Lessor during any calendar year (other than Monthly Management Services Costs incurred by or on behalf of Lessor in connection with the exercise of its rights and the performance of its obligations under the Facility Lease in respect of any Investments) which Lessor can recover from Lessee, which amount shall equal one hundred thousand Dollars ($100,000) (in 2002 Dollars), adjusted annually on the anniversary of the Lease Effective Date based on the Management Services Index.

"Monthly Return on Capital Amount" shall have the meaning given to such term in Section 2.1(b) of the Facility Lease.

"Moody's" shall have the meaning given to such term in Annex B to Schedule 7.1.

"Obsolete Component" shall have the meaning given to such term in Section 9.3(b) of the Facility Lease.

"Officer's Certificate" shall mean, with respect to any Person, a certificate signed by an Authorized Officer of such Person.

"Optional Rules for Emergency Measures of Protection" shall mean those rules set forth by the AAA pursuant to its Commercial Arbitration Rules and governing emergency interim relief procedures.

"Ordinary Wear and Tear" shall mean the deterioration of the Leased Facility or any part thereof which would be reasonably expected to result from operating the Leased Facility in a manner consistent with Good Utility Practice.

"Organic Documents" shall mean: (a) with respect to any Person that is a corporation, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock; (b) with respect to any Person that is a limited partnership, its certificate of limited partnership and partnership agreement; and (c) with respect to any Person that is a limited liability company, its certificate of formation and its limited liability company agreement, in each case, as amended, supplemented, amended and restated, or otherwise modified and in effect from time to time.

"Outstanding Construction Costs" shall have the meaning given to such term in Section 2.1(b) of the Facility Lease.

"Overdue Rate" shall mean, as of any date, a rate per annum equal to the Prime Rate as in effect on such date, plus three hundred (300) basis points; provided that in no event shall the "Overdue Rate" exceed the maximum rate of interest allowed by applicable Law.

"Parcel 1" shall have the meaning set forth in Exhibit B-1 to the Port Washington I Ground Lease.

"Parcel 2" shall have the meaning set forth in Exhibit B-1 to the Port Washington I Ground Lease.

"Parent" shall mean, with respect to any Person, the Person that Controls such Person and that is not itself Controlled by any other Person.

"Party" and "Parties" shall have the meanings given to such terms in the Preamble to the Facility Lease.

"Performance Damages Caps" shall mean each of the maximum amounts of Guaranteed Performance Level Damages set forth in Schedule 4.5 to the Facility Lease that Lessor shall be obligated to pay Lessee for failure to achieve the respective Guaranteed Performance Levels by the Scheduled Commercial Operation Date pursuant to Section 4.5 of the Facility Lease (other than as a result of the acts or omissions of Lessee or the failure of Lessee to perform any of its obligations under the Facility Lease or any other Lease Document to which it is a party).

"Permitted Encumbrances" shall mean, in respect of any property:

(a) Liens for Taxes, assessments or governmental charges not due and delinquent;

(b) Liens for Taxes, assessments or governmental charges already due, but whose validity or amount is being contested in good faith, by appropriate proceedings initiated timely and diligently prosecuted, and for which adequate reserves in accordance with GAAP are maintained against any adverse determination of such contest or a bond in the full amount thereof has been posted;

(c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business or incident to the construction or improvement of such property in respect of obligations which are not overdue for a period of more than thirty (30) days or which are being contested in good faith, by appropriate proceedings initiated timely and diligently prosecuted, and for which adequate reserves in accordance with GAAP are maintained against any adverse determination of such contest or a bond in the full amount thereof has been posted;

(d) easements, rights of way, reservations, restrictions, covenants, party-wall agreements, agreements for joint or common use, landlords' rights of distraint and other similar encumbrances affecting such property, granted in the ordinary course of business, which in the aggregate are not material in amount and which do not in the aggregate materially detract from the value of such property subject thereto or impair the use of such property for the purposes for which it is held;

(e) court proceedings affecting such property, provided the execution or other enforcement thereof is effectively stayed and the Claims secured thereby are being contested in good faith, by appropriate proceedings initiated timely and diligently prosecuted, and for which adequate reserves in accordance with GAAP are maintained against any adverse determination of such contest or a bond in the full amount thereof has been posted;

(f) minor defects and irregularities in title to such property, which do not in the aggregate materially impair the value of such property or the use of such property for the purposes for which it is held; and

(g) attachment, judgment and other similar Liens arising in connection with Liens pursuant to the Security Documents, if any.

"Person" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an unincorporated organization and any government or political subdivision thereof.

"Port Washington Asset Purchase and Sale Agreement" shall have the meaning given to such term in the Recitals to the Facility Lease.

"Port Washington Facility" shall have the meaning given to such term in the Recitals to the Facility Lease.

"Port Washington II Facility Lease" shall mean that certain Port Washington II Facility Lease Agreement, dated as of the Execution Date, between Lessor and Lessee.

"Port Washington I Ground Lease" shall have the meaning given to such term in the Recitals to the Facility Lease.

"Port Washington I Ground Sublease" shall have the meaning given to such term in the Recitals to the Facility Lease.

"Port Washington Operating Agreement" shall have the meaning given to such term in Section 5.6(d).

"Port Washington Site" shall mean Parcel 1 and the Parcel 1 Building, as further described in the Port Washington I Ground Lease.

"Pre-CPCN Expenses" shall mean all internal and third-party costs, expenses and fees (including, without limitation, financial, accounting, legal and consulting fees) incurred by or on behalf of Lessor after August 31, 2000 in connection with the development, design, engineering and procurement of Unit 1, including all Capital Costs.

"Pre-Tax Return on Equity" shall have the meaning given to such term in Schedule 7.1 to the Facility Lease.

"Pre-Termination Pre-CPCN Expenses" shall have the meaning given to such term in Section 2.3(b) of the Facility Lease.

"Prime Rate" shall mean the rate of interest published from time to time by the Wall Street Journal (or any successor publication) as the base rate on corporate loans posted by a certain percentage of the largest banks in the United States; provided that if there is more than one such rate published, the higher rate shall be effective for the purposes of the Lease Documents.

"Project" shall have the meaning given to such term in Schedule 3.1(a) to the Facility Lease.

"Project Development and Services Agreement" shall mean that certain Project Development and Services Agreement, dated as of February 14, 2003, between WEC and Lessee.

"Project Managers" shall mean, with respect to each Party, the project manager so designated by such Party in writing delivered to the other Party.

"PSCW" shall mean the Public Service Commission of Wisconsin or any successor thereto.

"PSCW Return Event" shall mean that the PSCW has issued a final order determining  that the construction of Unit 1 has not been completed and that all real property interest transferred under the Port Washington I Ground Lease must be transferred back to Lessee, in each case, as provided for in Wisconsin Stat. Section 196.52(9)(b)(7).

"Punch-List Termination Date" shall mean the date falling one hundred twenty (120) days after the Lease Effective Date.

"Punch-List Work" shall have the meaning given to such term in Schedule 3.1(a) to the Facility Lease.

"Purchase Price" shall have the meaning given to such term in Section 5.2 of the Facility Lease.

"Purchase Price Notice" shall have the meaning given to such term in Section 5.2 of the Facility Lease.

"Rating Agencies" shall mean Standard & Poor's Rating Services or its successor and Moody's Investors Services or its successor.

"Rating Requirement" shall mean, with respect to the senior unsecured long-term debt of a Person, a rating of at least two of the following: (a) "A-" by Standard and Poor's Rating Services, (b) "A3" by Moody's Investors Services and (c) "A-" by Fitch IBCA; provided, however, that if any of these rating agencies shall have changed their system of classification after the date of the Facility Lease, then the above ratings shall be changed to the new ratings which correspond to the above ratings.

"Referenced Site Conditions" shall mean 92 degrees Fahrenheit ambient air temperature, 60 degrees Fahrenheit lake cooling water inlet temperature, sixty percent (60%) relative humidity, site barometeric pressure of 14.4 psia, and a power factor of 0.85 for each generator.

"Refinancing Effective Date" shall have the meaning given to such term in Annex B to Schedule 7.1 of the Facility Lease.

"Refinancing Option" shall have the meaning given to such term in Annex B to Schedule 7.1 of the Facility Lease.

"Release" shall mean any "release" as such term is defined in 42 U.S.C. Section 9601 (22) or any successor statute.

"Remedial Action Plan" shall mean, with respect to a Milestone which Lessor shall have failed to achieve by the respective Milestone Date, a written plan prepared by Lessor and delivered to Lessee pursuant to Section 3.2(c) of the Facility Lease which provides a detailed description of Lessor's course of action and plan to achieve such Milestone and the date by which Lessor plans to achieve such missed Milestone and to achieve all subsequent Milestones by their respective Milestone Dates.

"Renewal Rent" shall have the meaning given to such term in Section 14.2(a) of the Facility Lease.

"Renewal Term" shall have the meaning given to such term in Section 14.2(a) of the Facility Lease.

"Renewal Triggering Plant Investment" shall mean any Investments to the Leased Facility which have triggered an early renewal pursuant to Section 14.3(b) of the Facility Lease.

"Rent" shall mean Basic Rent, Renewal Rent and/or Supplemental Rent, as the case may be.

"Rent Payment Date" shall mean the thirtieth (30th) calendar day after which Lessee receives a Rent invoice pursuant to Section 7.1(c) (or if such day is not a Business Day, the next Business Day).

"Required Decommissioning Completion Date" shall mean the date falling three hundred sixty five (365) days after the Execution Date.

"Required Lease Effective Date" shall mean the date falling one thousand one hundred thirty-one (1131) days after the Decommissioning Completion Date.

"Return on Capital" shall mean with respect to Construction Costs or other capital expenditures or the Fair Market Value Purchase Price, an amount equal to the product of (a) the Return on Capital Percentage and (b) the amount of such Construction Costs or other capital expenditures or the Fair Market Value Purchase Price, as the case may be (in $).

"Return on Capital Percentage" shall mean the monthly percentage (%) equal to the product of (a) one-twelfth (1/12) and (b) the sum of (i) an amount equal to the product of (A) 0.53 and (B) an amount equal to the product of (x) an after-tax cost of equity equal to 12.7% and (y) a fixed tax rate gross-up factor of 1.6606 (provided, that if there is a statutory change in federal or state income tax rates applicable to Subchapter C corporations after the Execution Date, such tax rate gross-up will be adjusted upward or downward to reflect such a change in tax rates and such adjustment shall be effective as of the date the change in tax rates becomes effective (even if retroactive)) and (ii) an amount equal to the product of (A) 0.47 and (B) the Applicable Cost of Debt (in %).

"Right of First Refusal Agreement" shall mean that certain Right of First Refusal Agreement, dated as of May 28, 2003, among WEC, Member, Lessor and Lessee, substantially in the form of Exhibit D to the Facility Lease.

"Scheduled Commercial Operation Date" shall mean the date falling seven hundred sixty six (766) days after the Decommissioning Completion Date, as such date may be extended by a reasonable amount of time attributable to any delay in achieving Commercial Operation caused by Force Majeure or an Excused Event (or the acts or omissions of Lessee or the failure of Lessee to perform any of its obligations under this Facility Lease or any other Lease Document to which it is a party).

"Scheduled Commercial Operation Date Damages" shall mean the amount of delay liquidated damages set forth in Schedule 3.3 to the Facility Lease that Lessor shall be obligated to pay Lessee for each calendar day that Lessor fails to achieve Commercial Operation by the Scheduled Commercial Operation Date in accordance with Section 3.3 of the Facility Lease.

"Second Renewal Term" shall have the meaning given to such term in Section 14.2(a) to the Facility Lease.

"Security Documents" shall mean all security agreements, pledges, consents and other security documents, if any, granting Liens to the Lenders to secure the Lessor Secured Obligations.

"Senior Executives" shall mean, with respect to (a) any Person other than a partnership or limited liability company, a director-level officer or its equivalent or higher of such Person, (b) any Person who is a partnership, a director-level officer or its equivalent or higher of the general partner of such Person, and (c) any Person who is a limited liability company, a director-level officer or its equivalent or higher of the manager or the managing member of such Person.

"Site Improvements" shall have the meaning given to such term in Schedule 1.1 to the Port Washington I Ground Lease.

"Supplemental Rent" shall mean any and all amounts, liabilities and obligations which Lessee assumes or agrees or is otherwise obligated to pay under the Facility Lease (other than Basic Rent, Renewal Rent and any other amounts, liabilities and obligations which Lessee assumes or agrees or is otherwise obligated to pay pursuant to Articles 2, 3, 4 and 5 of the Facility Lease) or any other Lease Document (whether or not designated as Supplemental Rent) to Lessor or any other Person, including indemnities and damages for breach of any covenants, representations, warranties or agreements.

"Taxes" and "Tax" shall mean any and all fees (including documentation, recording, license and registration fees), taxes (including income (whether net, gross or adjusted gross), gross receipts, lease, sublease, sales, rental, use, turnover, value-added, property, excise and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any penalties, fines or interest thereon or additions thereto imposed by any Governmental Authority.

"Technical Dispute" shall mean any Dispute of a technical or operational nature relating to the design, engineering, procurement, permitting, construction, commissioning, operation or maintenance of Unit 1 or the Leased Facility, as the case may be, which requires specialized knowledge to resolve.

"Terminating Party" shall have the meaning given to such term in Section 2.3(a) of the Facility Lease.

"Termination Value" shall mean, with respect to each Rent Payment Date, the net present value of the remaining Basic Rent or Renewal Rent, as the case may be, utilizing a discount rate equal to "RRLF%" as defined in Schedule 7.1 or Schedule 14.2 to the Facility Lease; provided, however, that with respect to each Rent Payment Date occurring after the date Lessee has delivered a Lessee Early Renewal Notice, the "AALF" component of the Basic Rent and Renewal Rent formulas used to calculate the "Termination Value" shall be increased to include an amount equal to the aggregate amount of project costs and expenses incurred by or on behalf of Lessor prior to such Rent Payment Date to construct the respective Renewal Triggering Plant Investment to the Leased Facility.

"Test", "Tested" and "Testing" shall mean any testing or commissioning of Unit 1 prior to Commercial Operation.

"Test Fuel" shall mean, collectively, all fuel utilized by Lessor or requested (and purchased) by Lessor from Lessee in connection with any Testing of Unit 1 prior to Commercial Operation.

"Test Fuel and Test Power Procedures" shall mean the test fuel and test power procedures for Unit 1 as set forth in Schedule 4.3 to the Facility Lease.

"Test Power" shall mean all energy produced by Unit 1 during any Test thereof prior to Commercial Operation.

"Third Renewal Term" shall have the meaning given to such term in Section 14.2(a) of the Facility Lease.

"Trade Secrets" shall mean, with respect to a Party, information of such Party, including a formula, pattern, compilation, program, device, technique or process, which (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and (b) is the subject of efforts to maintain its secrecy that are reasonable under the circumstances.

"Transfer" shall have the meaning given to such term in Section 22.7(a) of the Facility Lease.

"Transfer Documents" shall have the meaning given to such term in Section 22.7(d) of the Facility Lease.

"Transferred Assets" shall have the meaning given to such term in the Port Washington Asset Purchase and Sale Agreement.

"Transferred Interest" shall have the meaning given to such term in Section 22.7(c) of the Facility Lease.

"Transmission Provider" shall mean the Person or Persons providing transmission service pursuant to a FERC accepted transmission tariff to Lessee for energy from the Leased Facility.

"UCC" shall mean the Uniform Commercial Code of Wisconsin or any other applicable jurisdiction.

"Unit 1" shall have the meaning given to such term in the Recitals to the Facility Lease.

"Unit 2" shall have the meaning given to such term in the Recitals to the Facility Lease.

"Unit Appraisal Report" shall have the meaning given to such term in Section 4.6(b) of the Facility Lease.

"Unit Appraiser" shall have the meaning given to such term in Section 4.6(a) of the Facility Lease.

"Units" shall mean Unit 1 and Unit 2.

"WEC" shall mean Wisconsin Energy Corporation, a Wisconsin corporation.

SCHEDULE 2.2
TO THE FACILITY LEASE

CONDITIONS TO DECOMMISSIONING COMPLETION DATE

The following shall be conditions precedent to the Decommissioning Completion Date, unless waived by the respective Party:

1. Lessee Officer's Certificate. Lessee shall have delivered to Lessor an Officer's Certificate, in form and substance reasonably satisfactory to Lessor, signed by one of Lessee's Authorized Officers and certifying as to the accuracy in all material respects of the representations and warranties in Section 8.1 of the Facility Lease as of the Decommissioning Completion Date.

2. Lessor Officer's Certificate. Lessor shall have delivered to Lessee an Officer's Certificate, in form and substance reasonably satisfactory to Lessee, signed by one of Lessor's Authorized Officers and certifying as to the accuracy in all material respects of the representations and warranties in Sections 8.1 and 8.2 of the Facility Lease as of the Decommissioning Completion Date.

3. Lease Documents. Each Party shall have executed and delivered or caused to be executed and delivered each of the Port Washington I Ground Lease, the Port Washington I Ground Sublease, the Port Washington Asset Purchase and Sale Agreement, the Project Development and Services Agreement and any other Lease Document to which it is a party required by its terms or the terms of any other Lease Document to be executed and delivered by it on or before the Decommissioning Completion Date and each such Party shall not be in breach or default in any material respect of its covenants or representations and warranties under any such Lease Documents.

4. Decommissioning Activities. Lessee shall have completed all of the Decommissioning Activities in accordance with the terms and conditions of the Port Washington I Ground Lease.

5. Port Washington Asset Purchase and Sale Agreement. With the exception of the achievement of the Decommissioning Completion Date, (a) Lessor shall have satisfied or Lessee shall have waived, all of Lessor's conditions precedent to the transfer of the Transferred Assets under the Port Washington Asset Purchase and Sale Agreement and (b) Lessee shall have satisfied or Lessor shall have waived, all of Lessee's conditions precedent to the transfer of the Transferred Assets under the Port Washington Asset Purchase and Sale Agreement.

6. Government Approvals. Each Party shall have secured all Government Approvals required by applicable Law to be obtained by it on or prior to the Decommissioning Completion Date in order to perform all of its respective obligations during the Construction Term under the Lease Documents to which it is a party and shall have delivered copies (certified by one of its Authorized Officers as true and correct) to the other Party of all such Government Approvals.

SCHEDULE 3.1(a)
TO THE FACILITY LEASE

DEVELOPMENT PROTOCOL

Lessor shall design, engineer, procure, permit, construct and commission a 545 MW net nominal combustion turbine combined cycle electric generating unit and related facilities (as further described in Exhibit A to the Facility Lease) on Parcel 1 in accordance with this Development Protocol (the "Project"). The Project's costs shall not exceed the Approved Amount.

The Parties agree to jointly establish a process consistent with Good Utility Practice whereby Lessee collaborates with Lessor in the planning, design, engineering, procurement, construction, installation and start-up of the Project and which includes an independent party with the expertise to monitor the construction and cost of the Project. The Project's procedures shall include the following components: (1) planning; (2) design; (3) construction; (4) start-up and (5) Independent Evaluator.

Lessor shall permit Lessee's representatives to participate in Lessor's regularly scheduled design, construction and start-up progress meetings. Such meetings shall take place starting on the Construction Effective Date and shall occur no less than once every thirty (30) days and shall continue throughout the Construction Term.

ARTICLE 1: PLANNING

1.1 Project Managers. Lessee shall have the right to review and consent to Lessor's selection of Project Managers and senior Project personnel, such consent not to be unreasonably withheld or delayed. Following Lessee's review and consent, Lessor shall not change such Project Managers or senior Project personnel without Lessee's prior consent, such consent not to be unreasonably withheld or delayed.

1.2 Selection Process. Lessee shall participate in the selection of the following:

(a) the form of contract for the construction and installation of major equipment associated with Unit 1;

(b) the engineering firms, construction firms and firms providing multiple services to the Project; and

(c) the major components for Unit 1, including combustion turbine-generator, heat recovery boiler, steam turbine, condenser and auxiliary equipment.

1.3 Warranties. Lessor shall enter into contracts for procurement of equipment, materials, heat recovery boiler, steam turbine, condensor, and turbine generator for Unit 1 with original equipment manufacturers which contracts include assignable, commercially reasonable warranties for the products purchased which are consistent with Good Utility Practice.

1.4 Training. Lessor shall provide training for Lessee's personnel from the Project's original equipment manufacturers. Such training is intended to prepare Lessee's engineering, supervisory, operation, maintenance and technical personnel to operate Unit 1 on the Lease Effective Date.

1.5 Record Retention. Lessee shall provide Lessor with its written plan for record retention and a filing system for all records related to Unit 1 no later than thirty (30) days after Decommissioning Completion Date.

1.6 Service Level Agreements. At Lessee's request, Lessor shall assist Lessee with negotiations of service level agreements with major equipment manufacturers and other third parties associated with servicing Unit 1.

ARTICLE 2: DESIGN

2.1 Design Documentation. Lessor shall provide Lessee, in a format reasonably acceptable to Lessee, all documentation necessary to properly engineer, construct, start-up, operate and maintain Unit 1.

2.2 Equipment List. Lessee shall supply Lessor with a list of major equipment, including the preferred high value replacement parts (i.e., valves, motors, etc.). Lessor shall endeavor in its development of Unit 1 to standardize the equipment used, whenever such standardization is cost effective.

ARTICLE 3: CONSTRUCTION

3.1 Unit 1 Access. Lessee shall have unrestricted access to Parcel 1 for the purpose of inspection, quality control and assurance activities, training, operations and maintenance familiarization and other activities as determined in accordance with Good Utility Practice.

3.2 Lessee Staff. Lessee shall incorporate its future plant staff in the Project's engineering, construction management and start-up organizations during the final ten (10) months of construction to assist in gaining familiarity with the Project's equipment, operational and maintenance characteristics and engineering design.

3.3 Spare Parts. Lessor shall provide Lessee with a complete listing of the manufacturers' recommended spare parts for all of the Project's equipment. Lessee shall have final review of the spare parts ordered by Lessor to support the Project.

ARTICLE 4: START-UP

4.1 Start-Up Spare Parts. Any spare parts used to support Unit 1 start-up shall be charged to the account of Lessor, and such spare parts used during Unit 1 start-up shall be promptly replaced by Lessor.

4.2 Start-Up Activities. Lessor shall be responsible for all start-up activities. Lessee's personnel shall assist Lessor's engineers and technicians in performing start-up activities and the operation of all Project equipment.

4.3 Procedures. Lessor and Lessee shall agree upon start-up and turnover procedures no later than one (1) year prior to the Required Lease Effective Date.

4.4 Performance Tests. Lessor shall schedule and perform required Testing, including with respect to the Guaranteed Performance Levels, in accordance with Article 4 of the Facility Lease.

4.5 Performance Testing Costs. Costs incurred in performing the necessary Testing, including materials and labor, shall be to Lessor's account.

4.6 Punch-List. No later than thirty (30) days prior to the Scheduled Commercial Operation Date, Lessor and Lessee shall agree on those items within the scope of the Project remaining to be performed to achieve the Project's completion which shall be performed as soon as practicable after the Lease Effective Date (the "Punch-List Work"). Lessee shall grant Lessor and Lessor's Affiliates and designees reasonable access to the Leased Facility and Parcel 1 after the Lease Effective Date to permit Lessor to complete, or cause to be completed, the Punch-List Work.

4.7 Start-Up Fuel. Lessor and Lessee shall address start-up fuel and energy produced during start-up in accordance with Section 4.3 of the Facility Lease.

ARTICLE 5: INDEPENDENT EVALUATOR

5.1 Initial Construction Report. No later than thirty (30) days after the approval of this Facility Lease by the PSCW, Lessor shall submit to Lessee, with a copy to the PSCW, a written list of approved Inspection Engineers and within ten (10) days of receipt of the list, Lessee shall select one (1) of the Inspection Engineers from Lessor's list and give written notice thereof to Lessor and the PSCW. The PSCW shall either approve the Inspection Engineer selected by Lessee or choose a different Inspection Engineer from Lessor's list. The Inspection Engineer selected in accordance with this Section 5.1 of Schedule 3.1(a) (the "Independent Evaluator") shall review and inspect the Project during the Construction Term. Lessor shall make all plans and contracts related to the construction of the Project as well as the Port Washington Site, available to be reviewed or inspected by the Independent Evaluator, at Lessee's sole cost, at any time during the Construction Term. No later than ninety (90) days after PSCW approval or appointment, the Independent Evaluator shall deliver a written report (the "Initial Construction Report") to Lessor and Lessee, with a copy to the PSCW, in which the Independent Evaluator shall opine as to whether the Project's plans, contracts (including any warranties but excluding the purchase contracts for the Unit 1 turbines) and Project work at the Port Washington Site are consistent with Good Utility Practice, are commercially reasonable and are likely to produce the Leased Facility described in Exhibit A with Aggregate Construction Costs equal to or less than the Approved Amount. The Independent Evaluator shall also report any adjustments which need to be made in order for the Project to be completed consistent with the CPCN Approval, Good Utility Practice and commercial reasonableness and with Aggregate Construction Costs equal to or less than the Approved Amount. Lessor may file a response to the Initial Construction Report with the PSCW.

5.2 Milestones Monitoring and Verification. In addition to the duties provided in Section 5.1 of this Schedule 3.1(a), the Independent Evaluator shall, within thirty (30) days of receipt of each written notice required by Section 3.2(b) of the Facility Lease, deliver a written report (each a "Milestone Report") to Lessor and Lessee, with a copy to the PSCW, in which the Independent Evaluator opines as to whether Lessor has achieved each Milestone and whether Aggregate Construction Costs incurred by Lessor as of the date of achievement of the Milestone appear to predict that the Aggregate Construction Costs will not exceed the Approved Amount. The Independent Auditor shall also report any adjustments which need to be made in order for the Project to be completed consistent with the CPCN Approval, Good Utility Practice, commercial reasonableness and with Aggregate Construction Costs equal to or less than the Approved Amount. Lessor may file a response to the Milestone's Report with the PSCW.

5.3 Reports and Resolution of Disputes with Independent Evaluator's Reports. The Independent Evaluator's reports shall be public and shall be filed with the PSCW for appropriate action.

SCHEDULE 3.2(a)
TO THE FACILITY LEASE

CONSTRUCTION MILESTONE SCHEDULE

Each of the Milestones and their respective Milestone Dates shall be as follows (unless adjusted pursuant to Section 3.2(d) or Section 3.7 of the Facility Lease or by mutual agreement of the Parties):

                  Milestones                                                         Milestone Dates

     Decommissioning Completion Date                                              March 28, 2003
     Date on which all combustion turbines and steam turbines
        are delivered to the Port Washington Site                                  March 15, 2004
     Date on which all generators are synchronized to
        the Transmission Provider's electric transmission system            March 2, 2005
     Scheduled Commercial Operation Date                                       May 2, 2005

SCHEDULE 3.3
TO THE FACILITY LEASE

SCHEDULED COMMERCIAL OPERATION DATE DAMAGES

For each calendar day after the Scheduled Commercial Operation Date that Lessor fails to achieve Commercial Operation, Lessor shall pay to Lessee pursuant to Section 3.3 of the Facility Lease the following amounts of Scheduled Commercial Operation Date Damages (not to exceed in the aggregate the Delay Damages Cap):

January 1 -- December 31                                $100,000 per calendar day

Delay Damages Cap                                         $15,000,000

SCHEDULE 4.2
TO THE FACILITY LEASE

COMMERCIAL OPERATION TEST

1.1 Commercial Operation Test.

(a) The Commercial Operation Test shall be conducted by Lessor, at Lessor's sole expense, prior to the Scheduled Commercial Operation Date. Lessor shall provide Lessee with five (5) days prior notice of the Commercial Operation Test and Lessee shall have the opportunity to be present during such testing and validate the accuracy of the Commercial Operation Test and any test related data. During the Commercial Operation Test, Lessor shall demonstrate that Unit 1 is fully capable of delivering energy to and providing capacity through Transmission Provider's electric transmission system in accordance with the terms of the Facility Lease. During the Commercial Operation Test, Lessor shall also test Unit 1 to determine whether Unit 1 meets the Guaranteed Performance Levels.

(b) The Commercial Operation Test shall demonstrate that Unit 1 can satisfy each of the Minimum Performance Levels, the Unit Reliability Test, the Unit Startup Test, the Unit Load/Unload Ramp Rate Test, the Net Unit Output Test, the Net Unit Heat Rate Test and the Emission Limits Test.

(c) The Unit Reliability Test shall demonstrate that Unit 1 can start successfully three (3) times consecutively and operate continuously for eight (8) hours at or above Minimum Load during each of the reliability demonstration periods. A successful start shall be determined when both combustion turbines are operating with Unit 1 at or above Minimum Load within five (5) hours of initiating a start command. For purposes of this Schedule 4.2, "Minimum Load" shall mean operation of either or both combustion turbines at sixty percent (60%) of full load on the temperature control curves, with operation of the steam turbine in sliding pressure mode and no supplemental firing.

(d) The Unit Startup Test shall demonstrate that Unit 1 can reach Maximum Load from a cold shutdown condition in a time period not to exceed five (5) hours. For purposes of this Schedule 4.2, "Maximum Load" shall mean operation of the combustion turbines at full load on the temperature control curves, with operation of the steam turbine in sliding pressure mode and with supplemental firing.

(e) The Unit Load/Unload Ramp Rate Test shall demonstrate, under the control of Lessee's Automatic Generation Control (AGC), the rate that Unit 1 can ramp up from Minimum Load to Maximum Load, and ramp down from Maximum Load to Minimum Load, with the combustion turbines operating under the following conditions: (i) operation of only the first combustion turbine; (ii) operation of only the second combustion turbine; and (iii) operation of both combustion turbines simultaneously.

(f) The Net Unit Output Test shall demonstrate that Unit 1 can achieve at least the Minimum Demonstrated Capacity with and without supplemental firing, measured in MW at the Metering Point. Each test shall consist of operating Unit 1 for four (4) uninterrupted periods, each being thirty (30) minutes in duration. The tests shall be conducted at full load without supplemental firing and at the lesser of the supplemental firing rate necessary to achieve Guaranteed Net Electrical Output or the maximum possible supplemental firing rate. The tested output shall be corrected for ambient and operating conditions to the Referenced Site Conditions per ASME PTC-46, using correction tables developed by Lessor in accordance with the following: Lessor will provide capacity and heat rate correction tables (corrected for changes in ambient air temperature, barometric pressure, combustion turbine fired hours of operation, generator reactive power, lake cooling water inlet temperature, and relative humidity), for determining Unit 1's projected capacity and heat rate at varying ambient air, operating and lake cooling water inlet conditions at Unit 1's full load (as measured at the Metering Point). The correction tables described above shall be developed by Lessor using manufacturer supplied equipment data, a computer based heat balance program, and construction contractor's guarantees using the higher heating value of fuel (as measured at the natural gas analyzer(s) provided by the gas transporter's or, if available, laboratory analyses of fuel samples collected during the test). The data behind the correction tables described above shall be subject to verification by audit by Lessee at Lessee's expense. The use of installed station instrumentation shall be maximized during the test. For measurements required where no station instrumentation is installed, calibrated test class instrumentation mutually agreed to by Lessee and Lessor shall be used. The Net Unit Output Test results will be considered the numerical average of the consistent individual tests for each condition.

(g) The Net Unit Heat Rate Test shall be conducted concurrently with the Net Unit 1 Output Test and shall demonstrate that Unit 1 can achieve a heat rate of not more than the Maximum Demonstrated Heat Rate with and without supplemental firing, with each being the average net heat rate of Unit 1, measured in Btu/kWh, when corrected for ambient and operating conditions to the Referenced Site Conditions and other appropriate parameters per ASME PTC-46, using correction tables developed by Lessor in accordance with the preceding paragraph of this Schedule 4.2. The use of installed station instrumentation shall be maximized during the test. For measurements required where no station instrumentation is installed, calibrated test class instrumentation mutually agreed to by Lessee and Lessor shall be used. Each test shall consist of operating Unit 1 for four (4) uninterrupted periods, each being thirty (30) minutes in duration. The Net Unit Heat Rate Test results will be considered the numerical average of the consistent individual tests for each condition.

(h) The Emissions Limits Test shall be conducted concurrently with the Net Unit Output Test or other tests conducted as part of the Commercial Operation Test, using permanently installed station instrumentation and shall demonstrate that Unit 1 can achieve emissions levels within the limits prescribed by Unit 1's air permit.

(i) If Lessor is unable to successfully complete the Commercial Operation Test, Lessor shall notify Lessee when the conditions causing such failure have been corrected. Upon such notification, Lessor shall re-conduct the Commercial Operation Test.

(j) Within seven (7) days after the successful completion of the Commercial Operation Test, Lessor shall provide evidence reasonably satisfactory to Lessee that the Commercial Operation Test has been successfully completed.

(k) All tests conducted as part of the Commercial Operation Test will be conducted in accordance with M.A.I.N. Guide No. 3A and M.A.I.N. Guide No. 3C, as applicable.

1.2 Minimum Performance Levels. The Minimum Performance Levels are as follows:

(a) "Maximum Net Heat Rate" shall mean a net heat rate of Unit 1 of no greater than 7502 Btu/kWh without supplemental firing and no greater than 7681 Btu/kWh with supplemental firing, which shall represent Lessor's guarantee of the maximum quantity of Btus as measured at the natural gas analyzer(s) provided by the gas transporter or, if available, by laboratory analyses of fuel samples collected during the test, required by Unit 1 to produce one kWh of energy, at Unit 1's full load, as measured at the Metering Point, using the higher heating value of the delivered fuel, as corrected for ambient and operating conditions to the Referenced Site Conditions.

(b) "Minimum Net Electrical Output" shall mean a net electrical output of Unit 1 no less than 425 MW without supplemental firing and no less than 463 MW with supplemental firing, and shall represent Lessor's guarantee of the minimum rate at which Unit 1 is designed to deliver energy at the Metering Point over four (4) uninterrupted thirty (30) minute periods, when corrected for ambient and operating conditions to the Referenced Site Conditions.

(c) "Maximum Emissions Levels" shall mean a demonstrated emissions levels of Unit 1 of no greater than that provided in Unit 1's air permit.

SCHEDULE 4.3
TO THE FACILITY LEASE

TEST FUEL AND TEST POWER PROCEDURES

The Test Fuel and Test Power Procedures are as follows:

1.1 Test Fuel and Power. Lessee shall procure and provide all Test Fuel and shall purchase, and arrange for transmission service to accept, all Test Power; provided that Lessor shall provide Lessee with at least thirty (30) days' initial prior written notice of its schedule for testing of Unit 1, and Lessee shall consent thereto (such consent not to be unreasonably delayed or withheld), although Lessor may, upon forty-eight (48) hours prior notice to Lessee, postpone such test until such test is able to be performed. In addition, Lessee shall utilize good faith efforts to accommodate any requests for Test Fuel and to purchase, and arrange for transmission service to accept, all Test Power which are given on less than thirty (30) days' initial advance notice or on less than forty-eight (48) hours postponement notice. Lessee may decline to purchase and accept Test Power in the event of any Emergency Condition or to prevent an Emergency Condition; provided that any such decline by Lessee shall constitute an Excused Event.

1.2 Test Fuel Costs. All costs associated with Lessee's procurement of Test Fuel (including commodity costs, transportation and storage costs, balancing charges, and any penalties and/or fees associated therewith) shall be for the account of Lessor whether or not Lessor consumes the requested Test Fuel; provided that Lessor shall in no event be responsible for any storage costs, balancing charges, and any penalties and/or fees associated therewith (or otherwise arising under applicable Law) to the extent resulting from Lessee's negligence or failure to comply with the provisions of this Facility Lease, any applicable Law or the terms of the tariff of any fuel supplier or transporter.

1.3 Test Power Purchase Price. The price at which Lessee shall purchase each MWH of Test Power shall be at a rate equal to one hundred percent (100%) of the predictive hourly incremental/decremental generation cost of Lessee calculated by Lessee's energy management software system and furnished to Lessor with such back-up data and information as Lessor may reasonably request.

SCHEDULE 4.5
TO THE FACILITY LEASE

GUARANTEED PERFORMANCE LEVELS

1.1 Guaranteed Performance Levels. The Guaranteed Performance Levels are as follows:

(a) "Guaranteed Net Electrical Output" shall mean a guaranteed net electrical output of Unit 1 equal to 500 MW without supplemental firing and 545 MW with supplemental firing, which shall represent the minimum rate at which Unit 1 is designed to deliver energy at the Metering Point over a four-hour period, when corrected to Referenced Site Conditions.

(b) "Guaranteed Net Heat Rate" shall mean a guaranteed net heat rate of Unit 1 of no greater than 6820 Btu/kWh without supplemental firing and 6983 Btu/kWh with supplemental firing, which shall represent the design quantity of Btus as measured at the meters provided by the pipeline, required by Unit 1 to produce one KWh of energy, at Unit 1's full load, as measured at the Metering Point, using the higher heat value of the delivered fuel as corrected to Referenced Site Conditions.

1.2 Guaranteed Performance Level Damages. The Guaranteed Performance Level Damages are as follows:

                                                  without supplemental firing    with supplemental firing
Guaranteed Net Electrical Output              $250/kw                        $250/kw
Guaranteed Net Heat Rate                       $27,000/btu/kWh            $3,000/btu/kWh

1.3 Performance Damages Cap. The Performance Damages Caps are as follows:

Guaranteed Net Heat Rate Performance Damages Cap                               $5 million
Guaranteed Net Electrical Output Performance Damages Cap                      $5 million

SCHEDULE 5.1
TO THE FACILITY LEASE

CONDITIONS TO LEASE EFFECTIVE DATE

The following shall be conditions precedent to the Lease Effective Date, unless waived by the respective Party:

1. Lessee Officer's Certificate. Lessee shall have delivered to Lessor an Officer's Certificate, in form and substance reasonably satisfactory to Lessor, signed by one of Lessee's Authorized Officers and certifying as to the accuracy in all material respects of the representations and warranties in Section 8.1 of the Facility Lease as of the Lease Effective Date.

2. Lessor Officer's Certificate. Lessor shall have delivered to Lessee an Officer's Certificate, in form and substance reasonably satisfactory to Lessee, signed by one of Lessor's Authorized Officers and certifying as to the accuracy in all material respects of the representations and warranties in Sections 8.1 and 8.2 of the Facility Lease as of the Lease Effective Date.

3. Lease Documents. Each Party shall have executed and delivered or caused to be executed and delivered any Lease Document required by its terms or the terms of any other Lease Document to be executed and delivered by it on or before the Lease Effective Date and each such Party shall not be in breach or default in any material respect of its covenants or representations and warranties under any such Lease Document.

4. Government Approvals. Each Party shall have secured all Government Approvals required by applicable Law to be obtained by it on or prior to the Lease Effective Date in order to perform all of its respective obligations during the Lease Term under the Lease Documents to which it is a party and shall have delivered copies (certified by one of its Authorized Officers as true and correct) to the other Party of all such Government Approvals.

5. Commercial Operation. Commercial Operation shall have occurred.

SCHEDULE 7.1
TO THE FACILITY LEASE

BASIC RENT

On each monthly Rent Payment Date during the Base Term Lessee shall pay the Basic Rent to Lessor calculated as follows:

                    BR  =   RRLF% *(1 + RRLF%)bt * AALF * MARBA
                                   (1 + RRLF%)bt - 1

         x
+   å   RRIBT%i* (1 + RRIBT%i)rmbt * IBTi* MARBA
    i =1              (1 + RRIBT%i)rmbt - 1

       y
+   å   RRRTPI%j * (1+ RRRTPI%j)f* RTPIj *MARBA
    j =1            (1 + RRRTPI%j)f - 1

+   RRIUC% * IUC

+   MMSC

+   CIMC

+   PPA

+   DRC

-    ATC

Where:

BR = Basic Rent for such month (in $);

AALF = Approved Amount for the Leased Facility (in $);

MARBA = Monthly Average Rate Base Adjustment for the Base Term calculated in accordance with Annex C to Schedule 7.1 (in %);

RRLF% = Rate of Return on AALF (monthly), which equals the product of (a) one-twelfth (1/12) and (b) the sum of (i) an amount equal to the product of (A) 0.53 and (B) an amount (the "Pre-Tax Return on Equity") equal to the product of (x) an after-tax cost of equity equal to 12.7% and (y) a fixed tax rate gross-up factor of 1.6606 (provided, that if there is a statutory change in federal or state income tax rates applicable to Subchapter C corporations after the Execution Date, such tax rate gross-up will be adjusted upward or downward to reflect such a change in tax rates and such adjustment shall be effective as of the date the change in tax rates becomes effective (even if retroactive)) and (ii) an amount equal to the product of (A) 0.47 and (B) the Applicable Cost of Debt with respect to the Leased Facility calculated in accordance with Annex B to Schedule 7.1 of this Facility Lease (in %);

bt = the total number of months in the Base Term;

IBTi = Investment which is deemed complete and in-service during the Base Term, which equals the aggregate amount of capital project costs and expenses incurred by or on behalf of Lessor (but not including costs incurred by Lessee) to construct such Investment (other than a Renewal Triggering Plant Investment) (in $);

RRIBT%i = Rate of Return on IBTi (monthly), which equals the product of (a) one-twelfth (1/12) and (b) the sum of (i) an amount equal to the product of (A) 0.53 and (B) the Pre-Tax Return on Equity and (ii) an amount equal to the product of (A) 0.47 and (B) the Applicable Cost of Debt with respect to Investments calculated in accordance with Annex B to Schedule 7.1 of this Facility Lease (in %);

rmbt = the lesser of (a) the number of months in the useful life of the respective Investment (or property unit of which it is a part) and (b) the remaining number of months in the Base Term after the month in which the respective Investment is deemed complete and in-service;

x = the total number of Lessor-financed Investments (other than Renewal Triggering Plant Investments) that are deemed complete and in-service during the Base Term;

i = Lessor-financed Investment (other than a Renewal Triggering Plant Investment), if any, that is deemed complete and in-service during such month in the Base Term;

RTPIj = Renewal Triggering Plant Investment which is deemed complete and in-service during the Base Term, which equals the aggregate amount of capital project costs and expenses incurred by or on behalf of Lessor (but not including costs incurred by Lessee) up to and including such month to construct such Renewal Triggering Plant Investment (in $);

RRRTPI%j = Rate of Return on RTPI j (monthly), if any, which equals the product of (a) one-twelfth (1/12) and (b) the sum of (i) an amount equal to the product of (A) 0.53 and (B) the Pre-Tax Return on Equity and (ii) an amount equal to the product of (A) 0.47 and (B) the Applicable Cost of Debt with respect to such Investments which shall be calculated in accordance with Annex B to Schedule 7.1 to the Facility Lease (in %);

f = the sum of the remaining number of months in the Base Term after the month in which the respective Renewal Triggering Plant Improvement is deemed complete and in-service, plus the total number of months in the First Renewal Term;

y = the total number of Lessor-financed Renewal Triggering Plant Investments that are deemed complete and in-service during the Base Term;

j = a Lessor-financed Renewal Triggering Plant Investment, if any, that is deemed complete and in-service during such month in the Base Term;

IUC = Investments Under Construction, if any, which equals the aggregate amount of capital project costs and expenses incurred by or on behalf of Lessor (but not including costs incurred by Lessee) up to and including such month to construct all Lessor-financed Investments, including Renewal Triggering Plant Investments, which have not yet been deemed complete and in-service (in $);

RRIUC% = Rate of Return on IUC (monthly), if any, which equals the product of (a) one-twelfth (1/12) and (b) the sum of (i) an amount equal to the product of (A) 0.53 and (B) the Pre-Tax Return on Equity and (ii) an amount equal to the product of (A) 0.47 and (B) the Applicable Cost of Debt with respect to Investments which shall be calculated in accordance with Annex B to Schedule 7.1 to the Facility Lease (in %);

MMSC = Monthly Management Services Costs for such month which equals the sum of the Monthly Management Services Costs incurred by or on behalf of Lessor after the Lease Effective Date in the month immediately preceding such month in connection with (a) the Leased Facility but excluding the Investments, not to exceed the Monthly Management Services Costs Cap, and (b) the Investments (in $);

CIMC = Community Impact Mitigation Costs for such month which shall equal the Community Impact Mitigation Costs incurred by or on behalf of Lessor after the Lease Effective Date and not already included in the AALF (in $);

PPA = Prior Period Adjustments for such month, which equals any adjustments (other than ATC) to BR in such month, including Pre-Tax Return on Equity retroactive tax rate changes (in $);

DRC = Demolition and Removal Costs divided by the total number of months in the Base Term (in $)

ATC = Allowable Tax Credits, which equals any tax credits allowable against a Lessor's federal or state income tax liability for the taxable year as determined under the Internal Revenue Code of 1986, as amended, or state income tax Law, to the extent (a) such tax credits are actually utilized by Lessor, (b) such tax credits are not prohibited by Law from being passed on to Lessee and/or to Lessee's customers and (c) Lessor determines the use of such tax credits does not substantially reduce or eliminate a tax benefit to Lessor (in $).

ANNEX A TO SCHEDULE 7.1
TO THE FACILITY LEASE

SAMPLE BASIC RENT CALCULATION: BASE TERM

Example: Basic Rent in Year 25 for 25 year lease of Unit 1. Assumes additional investments and changing debt costs.

Basic Rent as of the Lease Effective Date

AALF	$326,635,831	Approved Amount of the Leased Facility
	53%	Equity Share of the Rate of Return
	12.7%	After Tax Cost of Equity
	1.6606	Fixed Tax Rate Gross-Up Factor
	47%	Debt Share of the Rate of Return
	6.0%	Applicable Cost of Debt for Approved Amount
RRLF%	1.166%	Monthly Rate of Return at Execution Date
Bt	300	Number of months in Base Term (25 years * 12)
MARBA	99.838%	Monthly Average Rate Based Adjustment

Monthly Basic Rent Before Investments and Other Adjustments: $3,924,921

Investments Deemed Complete and In-Service
IBT	$1,000,000	Investments Deemed Complete and In-Service at end of Year 15
rmbt	120	Number of months remaining in Base Term (10 years * 12)
RRIBT%	1.206%	Monthly Rate of Return on Investments (debt cost of 7%)

Monthly Payment Adder for Investments Deemed Complete and In-Service: $15,783

Renewal Triggering Plant Investments
RTPI	$21,000,000	Renewal Triggering Plant Investments Deemed Complete and In-Service at end of Year 24, est. remaining useful life = 14 years (total=38 years)
f	72	Number of months remaining in Base Term (1 year * 12 months) plus renewal term (5 years * 12 months)
RRRTPI%	1.147%	Monthly Rate of Return on Triggering Plant Investments (debt cost of 5.5%)

Monthly Payment Adder for Renewal Triggering Plant Investments: $429,358

Investments Under Construction
IUC	$2,500,000	Investments Under Construction
RRIUC%	1.166%	Monthly Rate of Return on Investments Under Construction (debt cost of 6%)

Monthly Payment Adder for Investments Under Construction: $29,161

Monthly Basic Rent in Year 25 Before Other Adjustments: $4,399,223

Other Adjustments
MMSC	$8,333	Monthly Management Services Costs ($100,000/12 months)
CIMC	$0	Community Impact Mitigation Costs
PPA	$0	Prior Period Adjustments
DRC	$543,333	Demolition & Removal Costs ($16,300,000 divided by 300 months)
ATC	$0	Allowable Tax Credits

Total Monthly Basic Rent in Year 25: $ 4,950,890

ANNEX B TO SCHEDULE 7.1
TO THE FACILITY LEASE

APPLICABLE COST OF DEBT

The Parties acknowledge and agree that determination of the Applicable Cost of Debt as provided below should result in a cost of debt in the overall cost of capital that is reasonable, prudent and in the best interests of Lessee's customers throughout the Lease Term:

1.1 Applicable Cost of Debt for the Leased Facility (other than Investments).

(a) Construction Term. Unless otherwise determined under Section 1.1(b), the Applicable Cost of Debt (in %) during the Construction Term shall be equal to the actual all-in interest rate paid by Lessor to finance the Construction Costs.

(b) Lease Term. The Applicable Cost of Debt (in %) during the Lease Term applicable to the Leased Facility (other than Investments thereto) shall be based upon the Cost of Debt Index. At any time during the one hundred eighty (180) days prior to the Lease Effective Date, Lessor shall select a cost of debt (in %) from the Cost of Debt Index (as defined in Section 1.3 below) during such period based on the lowest rated senior unsecured long term debt of WEC. The Applicable Cost of Debt (in %) during the Lease Term shall be equal to the cost of debt so selected by Lessor, plus an amount (in %) to reflect debt financing costs pursuant to Section 1.1(d). Lessor shall ensure that the debt financing represented by such Applicable Cost of Debt shall provide for a call or refinancing option exercisable on or after the 10th anniversary of such debt financing (the "Refinancing Option"). Within ninety (90) days of entering into definitive documentation of such debt financing, Lessor shall provide Lessee written notice of the principal terms and conditions of the Refinancing Option, including, without limitation, the last date which by the Refinancing Option must be exercised (the "Exercise Date") and any breakage costs or make-whole amounts or other refinancing premiums associated therewith.

(c) Refinancing During Lease Term. If Lessee determines that the Refinancing Option should be exercised, then it shall provide written notice thereof to Lessor not later than ninety (90) days prior to the Exercise Date, and any such notice shall be irrevocable. If Lessor receives such a notice from Lessee, it shall be obligated to exercise the Refinancing Option. Commencing on the date the Refinancing Option has been exercised and the associated debt has been repaid or refinanced (the "Refinancing Effective Date"), the Applicable Cost of Debt during the Lease Term shall be redetermined in accordance with Section 1.1(b), provided that for purposes of applying Section 1.1(b), the Refinancing Effective Date shall be used instead of the Lease Effective Date and Lessor shall not be obligated to provide for an additional Refinancing Option. Within sixty (60) days after the Refinancing Effective Date or as soon thereafter as is reasonable practicable, Lessor shall provide written notice to Lessee of all of the third-party costs and expenses incurred by or on behalf of Lessor in connection with the exercise of the Refinancing Option, including, without limitation, any breakage costs or make-whole amounts or other refinancing premiums and all legal, accounting and financial advisor fees and expenses associated therewith. Within thirty (30) days of receipt of such notice from Lessor, Lessee shall pay the aggregate amount of costs and expenses specified in such notice to or for the account of Lessor as Lessor shall direct in such notice in immediately available funds in Dollars.

(d) Financing Costs. All costs incurred to underwrite, issue and distribute debt securities and arrange for debt financing (including SEC registration fees, trustee fees, printing costs, legal fees, accounting fees and rating agency fees), shall be included in determining the all-in Applicable Cost of Debt for the Leased Facility during both the Construction Term and the Lease Term.

1.2 Applicable Cost of Debt for the Investments.

(a) During Construction. Unless otherwise determined under Section 1.2(b), for all Investments under construction (and prior to deemed completion and in-service) begun after the Lease Effective Date, the Applicable Cost of Debt (in %) shall be equal to the actual interest rate paid by Lessor to finance the cost of constructing such Investments.

(b) After In-Service Date. For Investments deemed completed and in-service after the Lease Effective Date, at anytime after the Investments are eighty percent (80%) or more complete, but in any event no later than prior to the expected in-service date of the Investments, Lessor shall select a cost of debt (in %) from the Cost of Debt Index during such period based on the lowest rated senior unsecured long term debt of WEC. The Applicable Cost of Debt (in %) in respect of such Investments shall be equal to the cost of debt so selected by Lessor, plus an amount (in %) to reflect the debt financing costs pursuant to Section 1.2(c).

(c) Financing Costs. All costs incurred to underwrite, issue and distribute debt securities and arrange for debt financing (including SEC registration fees, trustee fees, printing fees, legal fees, accounting fees, and rating agency fees), shall be included in determining the all-in Applicable Cost of Debt (in %) for Investments during both the construction phase and after the in-service date of the Investment.

1.3 Cost of Debt Index.

(a) For purposes of this Annex B to Schedule 7.1, the "Cost of Debt Index" shall mean "Moody's Daily Long-Term Corporate Bond Yield Averages" for "Utilities" published by Moody's Investors Services ("Moody's") or any successor index published by Moody's. If the "Moody's Daily Long-Term Corporate Bond Yield Averages" for "Utilities" or any successor index is no longer published by Moody's, or the lowest rated senior unsecured debt for WEC (or the Moody's equivalent rating, if such debt is not rated by Moody's) is rated below the lowest rating listed on the Cost of Debt Index, then an alternative index shall be used for the Cost of Debt Index which shall be selected by Lessor and approved by the PSCW.

(b) For purposes of selecting the cost of debt (in %) from the Cost of Debt Index, if the lowest rated senior unsecured debt for WEC (or the Moody's equivalent rating, if such debt is not rated by Moody's) is rated at one of the ratings listed on the Cost of Debt Index, then the cost of debt for such rating shall be used for purposes of determining the Applicable Cost of Debt.

(c) If, however, the lowest rated senior unsecured debt for WEC (or the Moody's equivalent rating, if such debt is not rated by Moody's) is rated at a rating that is not listed on the Cost of Debt Index, then for purposes of determining the Applicable Cost of Debt, Lessor shall calculate the cost of debt (in %) by using the average of the two costs of debt that are listed on the Cost of Debt Index under the ratings immediately above and below such WEC rating.

ANNEX C TO SCHEDULE 7.1
TO THE FACILITY LEASE

CALCULATED MONTHLY AVERAGE RATE BASED ADJUSTMENT

The Monthly Average Rate Based Adjustment ("MARBA") shall be established as of the Lease Effective Date (to be utilized throughout the Base Term and any Renewal Terms) and is calculated as follows:

               bt
MARBA   =∑  MMRt *(1/(1 + RRLF%)t)
                 t =1________________________________
                                 AALF

Where:

MMRt = The Monthly Revenue Requirement in month "t", which shall equal:

            =   D + ECt + LTDCt + TCt

Where:

D = the Depreciation, which shall equal:

    =  AALF_
           (bt)

Where:

AALF  =  the Approved Amount for the Leased
               Facility, which shall have the meaning
               given such term in Schedule 7.1 to the
               Facility Lease)

bt = total number of months in the Base Term

ECt = the Equity Cost in month "t", which shall equal:

       = ER * ABt

Where:

ER = the Equity Rate each month, which shall equal:

                =         0.127 * 0.53
                             12

                       =     0.00569

Where:

ABt = the Average Balance each month, which shall equal:

       =             BBt + EBt
                            2

Where:

BBt = the Beginning Balance in month "t", which shall equal:

         = in month "t=1", AALF; and

         = in all other months, EBt-1

EBt = the Ending Balance in month "t", which shall equal:

         = BBt - D

Where:

LTDCt = the Long Term Debt Cost in month "t", which shall equal:

             = LTDR * ABt

Where:

LTDR = the Long Term Debt Rate shall equal:

             =    Applicable Cost of Debt * 0.47
                                  12

Where:

Applicable Cost
of Debt        =   the Applicable Cost of
                        Debt with respect to the
                        Leased Facility, calculated
                        as of the Lease Effective Date in
                        accordance with Annex
                        B to Schedule 7.1 to the
                        Facility Lease

TCt = the Tax Cost in month "t", which shall equal:

       = ECt * TF

Where:

TF = the Tax Factor as of the Lease Effective Date,
         which shall equal:

  =  0.6606 (provided, that if there is a statutory
change in federal or state income tax rates
applicable to Subchapter C corporations prior to
the Lease Effective Date, such tax rate gross-up
will be adjusted upward or downward to reflect
such a change in tax rates and such adjustment
shall be effective as of the date the change in tax
rates becomes effective (even if retroactive)

RRLF%    =  the Rate of Return on AALF(monthly), calculated as of the
                Lease Effective Date, which shall equal: the product of (a)
                one-twelfth (1/12) and (b) the sum of (i) an amount equal to the product of (A) 0.53 and (B) an amount equal to the
                product of (x) an after-tax cost of equity equal to 12.7% and
                (y) a fixed tax rate gross-up factor of 1.6606 (provided, that if there is a statutory change in federal or state income tax rates applicable to Subchapter C corporations prior to the
                Lease Effective Date, such tax rate gross-up will be
                adjusted upward or downward to reflect such a change in
                tax rates and such adjustment shall be effective as of the date the change in tax rates becomes effective (even if
                retroactive) and (ii) an amount equal to the product of (A)
                0.47 and (B) the Applicable Cost of Debt as of the Lease
                Effective Date with respect to the Leased Facility calculated in accordance with Annex B to Schedule 7.1 of this Facility
                Lease (in %).

SCHEDULE 13.2
TO THE FACILITY LEASE

INSURANCE AND EVENT OF LOSS PROVISIONS

I. GENERAL PROVISIONS

1.1 General Insurance Requirements for Lessor. Without limiting any other obligations or liabilities of Lessor under the Lease Documents, Lessor shall at all times during the Construction Term carry and maintain or cause to be carried and maintained insurance with the minimum coverages set forth in this Schedule 13.2. All insurance required to be carried or maintained by Lessor under this Schedule 13.2 during the Construction Term shall apply solely to Unit 1 and the Parties' performance of their respective obligations under the Lease Documents (and activities in connection with or incidental thereto) during the Construction Term. Lessor shall have no obligation or liability for premiums, commissions, assessments or calls in connection with any insurance policy required to be carried or maintained by Lessee during the Lease Term under the Lease Documents, including this Schedule 13.2.

1.2 General Insurance Requirements for Lessee. Without limiting any other obligations or liabilities of Lessee under the Lease Documents, Lessee shall at all times during the Lease Term carry and maintain or cause to be carried and maintained insurance with the minimum coverages set forth in this Schedule 13.2 and with such terms and conditions (including the amount, scope of coverage, deductibles, and self-insured retentions) as shall be acceptable to Lessor in all respects. All insurance required to be carried or maintained by Lessee under this Schedule 13.2 during the Lease Term shall apply solely to the Leased Facility and the Parties' performance of their respective obligations under the Lease Documents (and activities in connection with or incidental thereto) during the Lease Term. Lessee shall have no obligation or liability for premiums, commissions, assessments or calls in connection with any insurance policy required to be carried or maintained by Lessor during the Construction Term under the Lease Documents, including this Schedule 13.2.

1.3 Additional General Insurance Requirements Applicable to the Parties. The following requirements shall apply to all insurance required to be carried or maintained by the Parties pursuant to this Schedule 13.2:

(a) All such insurance shall be with insurance companies which are rated "A-, VII" or better by A. M. Best's Key Rating Guide, or other insurance companies of recognized responsibility, or equivalent reasonably satisfactory to the other Party;

(b) All such property and third-party related insurance policies shall name Lessor as loss payee and the Lenders, if any, and Lessee as additional insureds, as applicable, depending on their respective interests in Unit 1 or the Leased Facility, as the case may be, as described in this Schedule 13.2 (the "Additional Insureds");

(c) The interest of the Additional Insureds in Unit 1 or the Leased Facility, as the case may be, shall not be invalidated by any action or inaction of Lessee, Lessor or any other Person, as applicable;

(d) (i) All such insurance policies shall provide for the waiver of all rights of subrogation against Lessor, Lessee, the Lenders, if any, the Additional Insureds and their respective officers, employees, agents, successors and assigns, as applicable, and shall provide for waiver of any right of setoff and counterclaim and any other right to deduction whether by attachment or otherwise and (ii) Lessor and Lessee hereby expressly waive all rights of subrogation against one another;

(e) All such insurance policies shall be primary without right of contribution of any other insurance carried by or on behalf of any of the Additional Insureds with respect to Lessor's or Lessee's interest in Unit 1 or the Leased Facility, respectively, and each such policy insuring against liability to third parties shall contain a severability of interests or a cross-liability provision;

(f) To the extent available on commercially reasonable terms, all such insurance policies shall provide that if canceled, not renewed, terminated or expiring, or if the coverage is reduced or there is any material change in the coverage, such cancellation, non-renewal, termination, expiration, reduction or material change in coverage shall not be effective as to any of the Additional Insureds for sixty (60) days, except for nonpayment of premiums, in which case it shall not be effective for ten (10) days after receipt of a written notice sent by registered mail from such insurer regarding such cancellation, non-renewal, termination, expiration, or reduction or material change in coverage with respect to each Additional Insured; and

(g) To the extent available on commercially reasonable terms, any such insurance policy that is written to cover more than one insured, shall provide that all terms, conditions, insuring agreements and endorsements, with the exception of limitations of liability (which shall be applicable to all Additional Insureds as a group) and liability for premiums, shall operate in the same manner as if there was a separate policy covering such insured.

1.4 No Duty to Verify. Notwithstanding any provision to the contrary contained in any Lease Document, neither Party shall have a duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the other Party, nor shall either Party be responsible for any representations or warranties made by or on behalf of the other Party to any insurance company.

1.5 Adjustment of Losses. The loss, if any, following any claim under any insurance policy required to be carried or maintained by the Parties under this Schedule 13.2 shall be adjusted with the insurance companies or otherwise collected by Lessee or Lessor, as the case may be. In addition, each of the Parties shall take all other steps necessary or requested by the other Party to collect from insurers any insurance proceeds with respect to an Event of Loss or an Event of Total Loss covered by any of the insurance policies required under this Schedule 13.2.

1.6 Evidence of Insurance. Fifteen (15) days after the Construction Effective Date or Required Lease Effective Date, as the case may be, and on an annual basis at each policy anniversary during the respective Construction Term or the Lease Term, Lessor or Lessee, as the case may be, shall furnish to each Additional Insured, a certification of all required insurance policies in form reasonably satisfactory to the Additional Insureds. Such certification shall be executed by each insurer or by an authorized representative of each insurer where it is not practicable for such insurer to execute the certificate itself. Such certification shall identify the insureds, the type of insurance, the insurance limits, the risks covered thereby and the policy term and shall specifically state that any special provisions enumerated for such insurance herein are provided by such insurance policy. Lessor or Lessee, as the case may be, shall certify that the premiums on all such policies have been paid in full for the current year or will be paid when due. Upon request, Lessor or Lessee, as the case may be, will promptly furnish to each Additional Insured copies of all insurance policies, binders and cover notes or other evidence of such insurance relating to Unit 1 or the Leased Facility, as the case may be.

1.7 Reports. No later than fifteen (15) days prior to the expiration date of any insurance policy required to be carried or maintained by the Parties pursuant to this Schedule 13.2, Lessor or Lessee, as the case may be, shall furnish to each Additional Insured: (a) a certificate of insurance with respect to the renewal of each policy, evidencing payment of premium therefor or accompanied by other proof of payment reasonably satisfactory to the other Party; or (b) in lieu thereof, an Officer's Certificate reasonably satisfactory to the other Party describing the status of renewal of such insurance, and as soon as they are available, the certificates described in clause (a) above.

1.8 Additional Insurance. At any time, an Additional Insured may, at its own expense and for its own account, carry insurance with respect to its interest in Unit 1 or the Leased Facility, as the case may be; provided that the Additional Insured's insurance does not interfere with Lessor's or Lessee's ability to obtain insurance with respect hereto. Any insurance payments received from insurance maintained by an Additional Insured pursuant to the previous sentence shall be retained by such Additional Insured without reducing or otherwise affecting Lessor's or Lessee's obligations under this Schedule 13.2.

1.9 Event of Loss; Event of Total Loss. Lessee and Lessor shall cooperate and consult with each other in all matters pertaining to the settlement or adjustment of any and all claims and demands for damages on account of any Event of Loss or Event of Total Loss or the settlement, compromise or arbitration of any claim with respect to an Event of Loss or Event of Total Loss. Neither Lessee nor Lessor shall settle, or consent to the settlement of, any proceeding arising out of any Event of Loss or Event of Total Loss, without the prior written consent of the other.

1.10 Application of Loss Proceeds.

(a) All Loss Proceeds in respect of Events of Loss or Events of Total Loss received by or on behalf of the Parties during the Construction Term, shall be paid to the account of Lessor as Lessor shall from time to time direct in writing for application toward the replacement, restoration or repair of Unit 1 by Lessor or otherwise in accordance with the terms and conditions of the Facility Lease and the other Lease Documents.

(b) All Loss Proceeds in respect of Events of Loss received by or on behalf of the Parties during the Lease Term, shall, provided no Lessee Event of Default has occurred and is continuing, be paid to the account of Lessee as Lessee shall from time to time direct in writing for application toward the replacement, restoration or repair of the Leased Facility by Lessee or otherwise in accordance with the terms and conditions of the Facility Lease and the other Lease Documents.

(c) All Loss Proceeds in respect of Events of Total Loss or, if a Lessee Event of Default has occurred and is outstanding, Events of Loss received by or on behalf of the Parties during the Lease Term, shall be paid to the account of Lessor as Lessor shall from time to time direct in writing in accordance with the terms and conditions of the Facility Lease and the other Lease Documents.

1.11 Lender Requirements. Notwithstanding any provision to the contrary contained in the Facility Lease or any other Lease Document, all of the insurance requirements (including application of Loss Proceeds) set forth in Section 3.6, Section 3.7, Article 13, and this Schedule 13.2 and any other insurance requirements (including application of Loss Proceeds) set forth in the Lease Documents shall remain subject, in all respects, to the requirements of the Lenders, if any.

II. CONSTRUCTION TERM INSURANCE

2.1 Coverage. Lessor shall carry or cause to be carried (including through its contractors or subcontractors) no later than the Construction Effective Date and shall maintain or cause to be maintained (including through its contractors or subcontractors) at all times through the end of the Construction Term the following insurance coverage:

(a) Builder's Risk. All-risk builder's risk insurance, including coverage for physical loss or damage (including removal of wreckage/debris) to Unit 1 (including all property associated with the construction of Unit 1, including property in transit, on the job site, or at off-site storage locations) covering fabrication, building, commissioning, testing and start-up activities, and marine cargo written on a full replacement cost basis and in an amount equal to the full replacement value of Unit 1;

(b) Commercial General Liability. Commercial general liability insurance or its equivalent, and, if necessary, commercial umbrella or excess insurance with a total limit of not less than $10,000,000 per occurrence. Such coverage shall include premises/operations, broad form contractual, independent contractors, products/completed operations, broad form property damage, advertising injury and personal injury;

(c) Workers' Compensation and Employer's Liability.

(i) Workers' Compensation and Employers' Liability insurance in compliance with the applicable Laws of each relevant State, provided, the United States Longshore and Harborworkers' Compensation Act Coverage endorsement shall be included where construction will include activities on or in close proximity to navigable waterways; and

(ii) Employers' liability insurance coverage limits of not less than $1,000,000 each accident for bodily injury by accident or $1,000,000 each employee for bodily injury by disease; and

(d) Automobile Liability. Automobile liability insurance or its equivalent, and, if necessary, commercial umbrella or excess insurance for any auto including owned (if any), or non-owned and hired vehicles with combined single limits for bodily injury/property damage not less than $5,000,000 per occurrence; and

(e) Other. Such other insurance as it is required to maintain pursuant to the provisions of any other Lease Document.

2.2 Independent Contractor Coverages. When Lessor obtains the services of an independent contractor for any services associated with construction of Unit 1, Lessor shall cause such independent contractor to obtain and maintain similar coverage as appropriate for the scope of contract work to be performed.

III. LEASE TERM INSURANCE

3.1 Coverage. Lessee shall carry or cause to be carried no later than thirty (30) days prior the Required Lease Effective Date and shall maintain or cause to be maintained at all times during the Lease Term the following insurance coverage:

(a) Property and Boiler and Machinery. All-risk property and boiler and machinery insurance, covering physical loss or damage to the Leased Facility including the coverage described below:

(i) Commercial property insurance which at a minimum covers the perils insured under an Insurance Services Office special causes of loss form (or its equivalent) commonly referred to as "all-risk" including fire and extended coverage and collapse;

(ii) Comprehensive boiler and machinery coverage including electrical malfunction, mechanical breakdown and boiler explosion;

(iii) Extra and expediting expenses coverage;

(iv) Flood and earthquake coverage to the extent available on commercially reasonable terms;

(v) Coverage shall be written on a full replacement cost basis and in an amount equal to a minimum of two (2) times the probable maximum loss as determined by an agreed upon expert;

(vi) The insurance shall contain a valid agreed amount endorsement or equivalent eliminating any co-insurance penalty; and

(vii) The policy shall be subject to a reasonable deductible which shall be the absolute responsibility of Lessee;

(b) Commercial General Liability. Commercial general liability insurance or its equivalent, and, if necessary, commercial umbrella or excess insurance with a total limit of not less than $10,000,000 per occurrence. Such coverage shall include premises/operations, broad form contractual, independent contractors, products/completed operations, broad form property damage, advertising injury and personal injury;

(c) Workers' Compensation and Employer's Liability.

(i) Workers' Compensation and Employers' Liability insurance in compliance with the applicable Laws of each relevant State, provided, that the United States Longshore and Harborworkers' Compensation Act Coverage endorsement shall be included where Lessee will conduct activities on or in close proximity to navigable waterways; and

(ii) Employers' liability insurance coverage limits of not less than $1,000,000 each accident for bodily injury by accident or $1,000,000 each employee for bodily injury by disease;

(d) Automobile Liability. Automobile liability insurance or its equivalent, and, if necessary, commercial umbrella or excess insurance for any auto including owned (if any), or non-owned and hired vehicles with combined single limits for bodily injury/property damage not less than $5,000,000 per occurrence; and

(e) Other. Lessee shall maintain or cause to be maintained such other insurance as it is required to maintain pursuant to the provisions of any other Lease Document.

3.2 Independent Contractor Coverages. When Lessee obtains the services of an independent contractor for any services associated with the Leased Facility, Lessee shall cause such independent contractor to obtain and maintain in full force and effect:

(a) Commercial general liability insurance coverage which includes premises/operations, products/completed operations, broad form property damage, advertising injury and personal injury;

(b) Worker's Compensation insurance in compliance with the applicable Laws of each relevant State and employers' liability insurance coverage; and

(c) Automobile liability insurance for any auto including all owned (if any), non-owned and hired vehicles;

all with limits appropriate for the scope of contract work to be performed.

SCHEDULE 14.2
TO THE FACILITY LEASE

RENEWAL RENT

Rent Payment During First Renewal Term

On each monthly Rent Payment Date during the First Renewal Term, Lessee shall pay Renewal Rent to Lessor calculated as follows:

RR      =   50% *  (RRLF% * (1 + RRLF%)bt* AALF * MARBA)
                                  (1 + RRLF%)bt - 1

                    x
+ 50%*  å RRIBT%i * (1 + RRIBT%i)rmbt* IBTi * MARBA
                i =1          (1 + RRIBT%i)rmbt- 1

    y
+ å RRRTPI%j * (1 + RRRTPI%j)f* RTPIj * MARBA
    j =1         (1 + RRRTPI%j)f - 1

    w
+ å RRIFRT%k * (1 + RRIFRT%k)rmfrt* IFRTk * MARBA
   k =1         (1 + RRIFRT%k)rmfrt-- 1

     z
+ å RRFRTPI%l * (1 + RRFRTPI%l)s* FRTPIl * MARBA
    l =1         (1 + RRFRTPI%l)s- 1

+ RRIUC% * IUC

+ MMSC

+ CIMC

+ PPA

- ATC

Rent Payment During Second Renewal Term

On each monthly Rent Payment Date during the Second Renewal Term Lessee shall pay Renewal Rent to Lessor calculated as follows:

RR      = 15% * (RRLF% * (1 + RRLF%)bt* AALF * MARBA)
                         (1 + RRLF%)bt- 1

                    x
+ 15% * å RRIBT%i * (1 + RRIBT%i)rmbt* IBTi * MARBA
             i =1          (1 + RRIBT%i)rmbt - 1

                    y
+ 50% * å RRRTPI%j * (1 + RRRTPI%j)f * RTPIj * MARBA
                  j =1          (1 + RRRTPI%j)f - 1

                   w
+ 50% * å RRIFRT%k * (1 + RRIFRT%k)rmfrt* IFRTk * MARBA
             k =1          (1 + RRIFRT%k)rmfrt - 1

     z
+ å RRFRTPI%l * (1 + RRFRTPI%l)s* FRTPIl * MARBA
    l =1                  (1 + RRFRTPI%l)s- 1

    a
+ å RRISRT%m * (1 + RRISRT%m)rmsrt * ISRTm * MARBA
   m =1                 (1 + RRISRT%m)rmsrt-- 1

    b
+ å RRSRTPI%n * (1+RRSRTPI%n)t* SRTPIn * MARBA
   n=1                   (1+RRSRTPI%n)t- 1

+ RRIUC% * IUC

+ MMSC

+CIMC

+ PPA

- ATC

Rent Payment During Third Renewal Term

On each monthly Rent Payment Date during the Third Renewal Term Lessee shall pay Renewal Rent to Lessor calculated as follows:

RR    = 15%* (RRLF% * (1 + RRLF%)bt* AALF * MARBA)
                          (1 + RRLF%)bt - 1

                   x
+ 15% * å RRIBT%i * (1 + RRIBT%i)rmbt * IBTi * MARBA
             i =1             (1 + RRIBT%i)rmbt- 1

                    y
+ 15% * å RRRTPI%j * (1 + RRRTPI%j)f * RTPIj * MARBA
                    j =1            (1 + RRRTPI%j)f - 1

                    w
+ 15% * å RRIFRT%k * (1 + RRIFRT%k)rmfrt * IFRTk * MARBA
              k =1             (1 + RRIFRT%k)rmfrt- 1

                    z
+ 50% * å RRFRTPI%l * (1 + RRFRTPI%l)s* FRTPIl * MARBA
                   l =1             (1 + RRFRTPI%l)s- 1

                   a
+ 50% * å RRISRT%m * (1 + RRISRT%m)rmsrt* ISRTm * MARBA
                  m =1              (1 + RRISRT%m)rmsrt -- 1

    b
+ å RRSRTPI%n * (1+RRSRTPI%n)t *SRTPIn * MARBA
   n =1                      (1+RRSRTPI%n)t - 1

    c
+ å RRITRT%o * (1 + RRITRT%o)rmtrt * ITRTo * MARBA
   o =1                     (1 + RRITRT%o)rmtrt - 1

+ RRIUC% * IUC

+ MMSC

+ CIMC

+ PPA

- ATC

Where:

RR =   Renewal Rent for such month;

AALF =   Approved Amount for the Leased Facility (in $);

MARBA = Monthly Average Rate Base Adjustment calculated in accordance with Annex C to Schedule 7.1 (in %);

RRLF% = Rate of Return on AALF (monthly), which equals the product of (a) one-twelfth (1/12) and (b) the sum of (i) an amount equal to the product of (A) 0.53 and (B) an amount (the "Pre-Tax Return on Equity") equal to the product of (x) an after-tax cost of equity equal to 12.7% and (y) a fixed tax rate gross-up factor of 1.6606 (provided, that if there is a statutory change in federal or state income tax rates applicable to Subchapter C corporations after the Execution Date, such tax rate gross-up will be adjusted upward or downward to reflect such a change in tax rates and such adjustment shall be effective as of the date the change in tax rates becomes effective (even if retroactive)) and (ii) an amount equal to the product of (A) 0.47 and (B) the Applicable Cost of Debt with respect to the Leased Facility calculated in accordance with Annex B to Schedule 7.1 of this Facility Lease (in %);

bt = the total number of months in the Base Term;

IBTi = Investment (other than a Renewal Triggering Plant Investment) which is deemed complete and in-service during the Base Term, which equals the aggregate project costs and expenses incurred by or on behalf of Lessor (but not including costs incurred by Lessee) to construct such Investment (in $);

RRIBT%i = Rate of Return on IBTi (monthly), which equals the product of (a) one-twelfth (1/12) and (b) the sum of (i) an amount equal to the product of (A) 0.53 and (B) the Pre-Tax Return on Equity and (ii) an amount equal to the product of (A) 0.47 and (B) the Applicable Cost of Debt (in %) with respect to Investments calculated in accordance with Annex B to Schedule 7.1 to the Facility Lease (in %);

rmbt= the lesser of (a) the number of months in the useful life of the respective Investment (or property unit of which it is a part) and (b) the remaining number of months in the Base Term after the month in which the respective Investment is deemed complete and in-service;

x = the total number of Lessor-financed Investments (other than Renewal Triggering Plant Investments) that are deemed complete and in-service during the Base Term;

i = Lessor-financed Investment (other than a Renewal Triggering Plant Investment), if any, that is deemed complete and in-service during such month in the Base Term;

RTPIj = Lessor-financed Renewal Triggering Plant Investment which is constructed and deemed complete and in-service during the Base Term which equals the aggregate project costs and expenses incurred by or on behalf of Lessor (but not including costs incurred by Lessee) up to and including such month to construct such Renewal Triggering Plant Investment (in $);

RRRTPI%j = Rate of Return on RTPIj (monthly), if any, which equals the product of (a) one-twelfth (1/12) and (b) the sum of (i) an amount equal to the product of (A) 0.53 and (B) the Pre-Tax Return on Equity and (ii) an amount equal to the product of (A) 0.47 and (B) the Applicable Cost of Debt with respect to Investments which shall be calculated in accordance with Annex B to Schedule 7.1 to the Facility Lease (in %);

f = the sum of the remaining number of months in the Base Term after the month in which the respective Renewal Triggering Plant Improvement is deemed complete and in-service, plus the total number of months in the First Renewal Term;

y = total number of Lessor-financed Renewal Triggering Plant Investments deemed complete and in-service during the Base Term;

j = Lessor-financed Renewal Triggering Plant Investment, if any, deemed complete and in-service during the Base Term;

IFRTk = Lessor-financed Investment (other than a Renewal Triggering Plant Investment) deemed complete and in-service during the First Renewal Term, which equals the aggregate project costs and expenses incurred by or on behalf of Lessor (but not including costs incurred by Lessee) to construct such Investment (in $);

RRIFRT%k = Rate of Return on IFRTk (monthly), if any, which equals the product of (a) one-twelfth (1/12) and (b) the sum of (i) an amount equal to the product of (A) 0.53 and (B) the Pre-Tax Return on Equity and (ii) an amount equal to the product of (A) 0.47 and (B) the Applicable Cost of Debt with respect to Investments which shall be calculated in accordance with Annex B to Schedule 7.1 to the Facility Lease (in %);

rmfrt = the lesser of (a) the number of months in the useful life of the respective Investment (or property unit of which it is a part) and (b) the number of months remaining in the First Renewal Term after the month in which the respective Investment is deemed complete and in-service;

w = total number of Lessor-financed Investments deemed complete and in-service during the First Renewal Term;

k = Lessor-financed Investment, if any, deemed complete and in-service during the First Renewal Term;

FRTPIl = Lessor-financed Renewal Triggering Plant Investment which is constructed and deemed complete and in-service during the First Renewal Term which equals the aggregate project costs and expenses incurred by or on behalf of Lessor (but not including costs incurred by Lessee) up to and including such month to construct such Renewal Triggering Plant Investment (in $);

RRFRTPI%l = Rate of Return on FRTPIl (monthly), if any, which equals the product of (a) one-twelfth (1/12) and (b) the sum of (i) an amount equal to the product of (A) 0.53 and (B) the Pre-Tax Return on Equity and (ii) an amount equal to the product of (A) 0.47 and (B) the Applicable Cost of Debt with respect to Investments which shall be calculated in accordance with Annex B to Schedule 7.1 to the Facility Lease (in %);

s = the sum of the remaining number of months in the First Renewal Term after the month in which the respective Investment is deemed complete and in-service, plus the total number of months in the Second Renewal Term;

z = the total number of Lessor-financed Renewal Triggering Plant Investments deemed complete and in-service during the First Renewal Term;

l = Lessor-financed Renewal Triggering Plant Investment, if any, deemed complete and in-service during the First Renewal Term;

ISRTm = Lessor-financed Investment (other than a Renewal Triggering Plant Investment) deemed complete and in-service during the Second Renewal Term, which equals the aggregate project costs and expenses incurred by or on behalf of Lessor (but not including costs incurred by Lessee) to construct such Investment (in $);

RRISRT%m = Rate of Return on ISRTm (monthly), if any, which equals the product of (a) one-twelfth (1/12) and (b) the sum of (i) an amount equal to the product of (A) 0.53 and (B) the Pre-Tax Return on Equity and (ii) an amount equal to the product of (A) 0.47 and (B) the Applicable Cost of Debt with respect to Investments which shall be calculated in accordance with Annex B to Schedule 7.1 to the Facility Lease (in %);

rmsrt = the lesser of (a) the number of months in the useful life of the respective Investment (or property unit of which it is a part) and (b) the number of months remaining in the Second Renewal Term after the month in which the respective Investment is deemed complete and in-service;

a = total number of Lessor-financed Investments deemed complete and in-service during the Second Renewal Term;

m = Lessor-financed Investments, if any, deemed complete and in-service during the Second Renewal Term;

SRTPIn = Lessor-financed Renewal Triggering Plant Investment which is constructed and deemed complete and in-service during the Second Renewal Term which equals the aggregate project costs and expenses incurred by or on behalf of Lessor (but not including costs incurred by Lessee) up to and including such month to construct such Renewal Triggering Plant Investment (in $);

RRSRTPI%n = Rate of Return on SRTPIn (monthly), if any, which equals the product of (a) one-twelfth (1/12) and (b) the sum of (i) an amount equal to the product of (A) 0.53 and (B) the Pre-Tax Return on Equity and (ii) an amount equal to the product of (A) 0.47 and (B) the Applicable Cost of Debt with respect to Investments which shall be calculated in accordance with Annex B to Schedule 7.1 to the Facility Lease (in %);

t = the sum of the remaining number of months in the Second Renewal Term after the month in which the respective Renewal Triggering Plant Improvement is deemed complete and in-service, plus the total number of months in the Third Renewal Term;

b = the total number of Lessor-financed Renewal Triggering Plant Investments deemed complete and in-service during the Second Renewal Term;

n = Lessor-financed Renewal Triggering Plant Investments, if any, deemed complete and in-service during the Second Renewal Term;

ITRTo = Lessor-financed Investment (other than a Renewal Triggering Plant Investment) deemed complete and in-service during the Third Renewal Term, which equals the aggregate project costs and expenses incurred by or on behalf of Lessor (but not including costs incurred by Lessee) to construct such Investment (in $);

RRITRT%o = Rate of Return on ITRTo (monthly), if any, which equals the product of (a) one-twelfth (1/12) and (b) the sum of (i) an amount equal to the product of (A) 0.53 and (B) the Pre-Tax Return on Equity and (ii) an amount equal to the product of (A) 0.47 and (B) the Applicable Cost of Debt with respect to Investments which shall be calculated in accordance with Annex B to Schedule 7.1 to the Facility Lease (in %);

rmtrt = the lesser of (a) the number of months in the useful life of the respective Investment (or property unit of which it is a part) and (b) the number of months remaining in the Third Renewal Term;

c = the total number of Lessor-financed Investments deemed complete and in-service during the Third Renewal Term;

o = Lessor-financed Investments, if any, deemed complete and in-service during the Third Renewal Term;

IUC = Lessor-financed Investments Under Construction, if any, during such Renewal Term which equals the aggregate project costs and expenses incurred by or on behalf of Lessor up to and including such month to construct all Investments, including Renewal Triggering Plant Investments, if any for which construction has commenced during such Renewal Term but has not yet been deemed complete and in-service during such Renewal Term (in $);

RRIUC% = Rate of Return on IUC (monthly), if any, which equals the product of (a) one-twelfth (1/12) and (b) the sum of (i) an amount equal to the product of (A) 0.53 and (B) the Pre-Tax Return on Equity and (ii) an amount equal to the product of (A) 0.47 and (B) the Applicable Cost of Debt with respect to Investments which shall be calculated in accordance with Annex B to Schedule 7.1 to the Facility Lease (in %);

MMSC = Monthly Management Services Costs for such month which equals the sum of the Monthly Management Services Costs incurred by or on behalf of Lessor in the month immediately preceding such month in connection with (a) the Leased Facility but excluding the Investments, not to exceed the Monthly Management Services Costs Cap, and (b) the Investments (in $);

CIMC = Community Impact Mitigation Costs for such month which shall equal the Community Impact Mitigation Costs incurred by or on behalf of Lessor after the Lease Effective Date and not already included in the AALF (in $);

PPA = Prior Period Adjustments for such month, which equals any adjustments (other than ATC) to RR in such month, including Pre-Tax Return on Equity retroactive tax rate changes (in $); and

ATC = Allowable Tax Credits, which equals any tax credits allowable against Lessor's federal or state income tax liability for the taxable year as determined under the Internal Revenue Code of 1986, as amended, or state income tax Law, to the extent (a) such tax credits are actually utilized by Lessor, (b) such tax credits are not prohibited by Law from being passed on to Lessee and/or to Lessee's customers and (c) Lessor determines the use of such tax credits does not substantially reduce or eliminate a tax benefit to Lessor (in $).

ANNEX A TO SCHEDULE 14.2
TO THE FACILITY LEASE

SAMPLE RENEWAL RENT CALCULATION (FIRST RENEWAL TERM)
SAMPLE LEASE PAYMENT - RENEWAL RENT (FIRST TERM - years 26-30)
Example: First Renewal Term Rent in Year 29 for PTF - Port Washington Generation Station Unit #1 Assumes additional Investments and changing debt costs

Rent Payment During Renewal Rent (First Term) Formula as found in Schedule 14.2 to the Facility Lease:

RR = 50% * (RRLF% * (1 + RRLF%)bt* AALF * MARBA)
                               (1 + RRLF%)bt - 1

                     x
 + 50%* å RRIBT%i * (1 + RRIBT%i)rmbt* IBTi * MARBA
              i =1           (1 + RRIBT%i)rmbt- 1

     y
+ å RRRTPI%j * (1 + RRRTPI%j)f* RTPIj * MARBA
     j =1                   (1 + RRRTPI%j)f - 1

     w
+ å RRIFRT%k * (1 + RRIFRT%k)rmfrt* IFRTk * MARBA
   k =1                           (1 + RRIFRT%k)rmfrt-- 1

     z
+ å RRFRTPI%l * (1 + RRFRTPI%l)s* FRTPIl * MARBA
    l =1                    (1 + RRFRTPI%l)s- 1

+ RRIUC% * IUC

+ MMSC

+CIMC

+ PPA

- ATC

SAMPLE RENEWAL RENT CALCULATION: FIRST RENEWAL TERM (YEARS 26-30)

Example: First Renewal Term Rent in Year 29 for lease of Unit 1. Assumes additional investments and changing debt costs.

Monthly Renewal Rent at Start of First Renewal Term
$3,924,921	Base Term Rent Before Investments and Other Adjustments
$15,783	Monthly Rent Adder for Investments Deemed Complete and In-Service During Base Term
$3,940,704	Base Term Rent, including Investments Deemed Complete and In-Service During Base Term
50.0%	Adjustment %
$1,970,352	First Renewal Term Renewal Rent before Renewal Triggering Plant Investments
$429,358	Base Term Renewal Triggering Plant Investments

First Renewal Term Monthly Renewal Rent Payment Before Investments and Other Adjustments: $2,399,710
	53%	Equity Share of the Rate of Return
	12.7%	After Tax Cost of Equity
	1.6606	Fixed Tax Rate Gross-Up Factor
	47.0%	Debt Share of the Rate of Return
	6.0%	Applicable Cost of Debt for Approved Amount
RRLF	1.166%	Monthly Rate of Return at the Execution Date
	60	Number of months in First Renewal Term (5 years * 12 months) per Appraisal
MARBA	99.838%	Monthly Average Rate Based Adjustment

Investments Deemed Complete and In-Service
IFRT	$4,000,000	Investments Deemed Complete and In-Service at end of Year 3 in First Renewal Term
Rmfrt	24	Number of months remaining in First Renewal Term (2 years * 12 months)
RRIFRT%	1.206%	Monthly Rate of Return on Investments (debt cost of 7%)

Monthly Payment Adder for Investments Deemed Complete and In-Service: $192,624

Renewal Triggering Plant Investments

FRTPI	$21,000,000	Renewal Triggering Plant Investments Deemed Complete and In-Service at end of Year 4, est. remaining useful life = 21 years (total=50 years)
S	144	Number of months remaining in First Renewal Term (2 years * 12 months) plus Second Renewal Term (10 years * 12 months)
RRFRTPI%	1.245%	Monthly Rate of Return on Triggering Plant Investments (debt cost of 8%)

Monthly Payment Adder for Renewal Triggering Plant Investments: $ 313,832

Investments Under Construction
IUC	$500,000	Investments Under Construction
RRIUC%	1.166%	Monthly Rate of Return on Investments Under Construction (debt cost of 6%)

Monthly Payment Adder for Investments Under Construction: $5,832

Monthly Renewal Rent in Year 4 of the First Renewal Term Before Other Adjustments:
$ 2,911,999

Other Adjustments
MMSC	$8,333	Monthly Management Services Costs ($100,000/12 months)
CIMC	$0	Community Impact Mitigation Costs
PPA	$0	Prior Period Adjustments
DRC	$0	Demolition & Removal Costs (recovered only in Base Term)
ATC	$0	Allowable Tax Credits

Total Monthly Renewal Rent in Year 4 of the First Renewal Term: $ 2,920,332

ANNEX B TO SCHEDULE 14.2
TO THE FACILITY LEASE

SAMPLE RENEWAL RENT CALCULATION (SECOND RENEWAL TERM)

SAMPLE LEASE PAYMENT - RENEWAL RENT (SECOND TERM - years 31-40)
Example: Second Renewal Term Rent in Year 38 for PTF - Port Washington Generation Station Unit #1
Assumes additional Investments and changing debt costs

Rent Payment During Renewal Rent (Second Term) Formula as found in Schedule 14.2 to the Facility Lease:

RR = 15% * (RRLF% * (1 + RRLF%)bt* AALF * MARBA)
                              (1 + RRLF%)bt- 1

                    x
+ 15% * å RRIBT%i * (1 + RRIBT%i)rmbt* IBTi * MARBA
             i =1                 (1 + RRIBT%i)rmbt - 1

                   y
+ 50% * å RRRTPI%j * (1 + RRRTPI%j)f * RTPIj * MARBA
             j =1                (1 + RRRTPI%j)f - 1

                  w
+ 50% * å RRIFRT%k * (1 + RRIFRT%k)rmfrt* IFRTk * MARBA
             k =1                        (1 + RRIFRT%k)rmfrt - 1

    z
+ å RRFRTPI%l * (1 + RRFRTPI%l)s* FRTPIl * MARBA
    l =1                        (1 + RRFRTPI%l)s- 1

    a
+ å RRISRT%m * (1 + RRISRT%m)rmsrt * ISRTm * MARBA
  m =1                       (1 + RRISRT%m)rmsrt-- 1

       b
+ å RRSRTPI%n * (1+RRSRTPI%n)t* SRTPIn * MARBA
    n=1                                  (1+RRSRTPI%n)t- 1

+ RRIUC% * IUC

+ MMSC

+ CIMC

+ PPA

- ATC

SAMPLE RENEWAL RENT CALCULATION: SECOND RENEWAL TERM (YEARS 31-40)

Example: Second Renewal Term Rent in Year 38 for lease of Unit 1. Assumes additional investments and changing debt costs.

Renewal Rent at Start of Second Renewal Term
$3,924,921		Base Term Rent Before Investments and Other Adjustments
$15,783		Monthly Rent Adder for Investments Deemed Complete and In-Service During Base Term
$3,940,704		Base Term Rent, including Investments Deemed Complete and In-Service During Base Term
15.0%		Adjustment %
$591,106	(a)	Second Renewal Term Renewal Rent before Investments
$429,358		Base Term Renewal Triggering Plant Investments
$192,624		Monthly Adder for Investments Deemed Complete and In-Service During First Renewal Term
$621,982		Base Term Renewal Triggering Plant Investments and Monthly Adder for Investments Deemed Complete and In-Service During the First Renewal Term
50.0%		Adjustment %
$310,991	(b)	Second Renewal Term Renewal Rent before First Renewal Triggering Plant Investments
$313,832	(c)	First Renewal Term Renewal Triggering Plant Investments

Second Renewal Term Monthly Renewal Rent Payment Before Investments and Other Adjustments: $1,215,929 (a+b+c)

	53%	Equity Share of the Rate of Return
	12.7%	After Tax Cost of Equity
	1.6606	Fixed Tax Rate Gross-Up Factor
	47.0%	Debt Share of the Rate of Return
	6.0%	Applicable Cost of Debt for Approved Amount
RRLF	1.166%	Monthly Rate of Return at the Execution Date
	120	Number of months in Second Renewal Term (10 years * 12 months) per Appraisal
MARBA	99.838%	Monthly Average Rate Based Adjustment

Investments Deemed Complete and In-Service
ISRT	$7,000,000	Investments Deemed Complete and In-Service at end of Year 8 in Second Renewal Term
rmsrt	24	Number of months remaining in Second Renewal Term (2 years * 12 months)
RRISRT%	1.127%	Monthly Rate of Return on Investments (debt cost of 5.0%)

Monthly Payment Adder for Investments Deemed Complete and In-Service: $333,989

Renewal Triggering Plant Investments
SRTPI	$0	Renewal Triggering Plant Investment Deemed Complete and In-Service at end of Year 4, est. remaining useful life = 21 years (total=50 years)
T	120	Number of months remaining in Second Renewal Term
RRSRTPI%	1.166%	Monthly Rate of Return on Triggering Plant Investments (debt cost of 5.0%)

Monthly Payment Adder for Renewal Triggering Plant Investments: $0

Investments Under Construction
IUC	$3,000,000	Investments Under Construction
RRIUC%	1.147%	Monthly Rate of Return on Investments Under Construction (debt cost of 5.5%)

Monthly Payment Adder for Investments Under Construction: $34,406

Monthly Renewal Rent in Year 8 of the Second Renewal Term Before Other Adjustments:
$1,584,325

Other Adjustments
MMSC	$8,333	Monthly Management Services Costs ($100,000/12 months)
CIMC	$0	Community Impact Mitigation Costs
PPA	$0	Prior Period Adjustments
DRC	$0	Demolition & Removal Costs (recovered only in Base term)
ATC	$0	Allowable Tax Credits

Total Monthly Renewal Rent in Year 8 of the Second Renewal Term: $1,592,658

ANNEX C TO SCHEDULE 14.2
TO THE FACILITY LEASE

SAMPLE RENEWAL RENT CALCULATION (THIRD RENEWAL TERM)
SAMPLE LEASE PAYMENT - RENEWAL RENT (THIRD TERM - years 41-43)
Example: Third Renewal Term Rent in Last Year of PTF - Port Washington Generation Station Unit #1
Assumes additional Investments and changing debt costs

Rent Payment During Renewal Rent (Third Term) Formula as found in Schedule 14.2 to the Facility Lease:

RR = 15%* (RRLF% * (1 + RRLF%)bt* AALF * MARBA)
                              (1 + RRLF%)bt - 1

                   x
+ 15% * å RRIBT%i * (1 + RRIBT%i)rmbt * IBTi * MARBA
             i =1                 (1 + RRIBT%i)rmbt- 1

                  y
+ 15% * å RRRTPI%j * (1 + RRRTPI%j)f * RTPIj * MARBA
                 j =1                 (1 + RRRTPI%j)f - 1

                  w
+ 15% * å RRIFRT%k * (1 + RRIFRT%k)rmfrt * IFRTk * MARBA
            k =1                 (1 + RRIFRT%k)rmfrt- 1

                  z
+ 50% * å RRFRTPI%l * (1 + RRFRTPI%l)s* FRTPIl * MARBA
                 l =1                 (1 + RRFRTPI%l)s- 1

                   a
+ 50% * å RRISRT%m * (1 + RRISRT%m)rmsrt* ISRTm * MARBA
             m =1               (1 + RRISRT%m)rmsrt -- 1

    b
+ å RRSRTPI%n * (1+RRSRTPI%n)t *SRTPIn * MARBA
    n =1                       (1+RRSRTPI%n)t - 1

    c
+ å RRITRT%o * (1 + RRITRT%o)rmtrt * ITRTo * MARBA
  o =1                       (1 + RRITRT%o)rmtrt - 1

+ RRIUC% * IUC

+ MMSC

+ CIMC

+ PPA

- ATC

SAMPLE RENEWAL RENT CALCULATION: THIRD RENEWAL TERM (YEARS 41-43)

Example: Third Renewal Term Rent in Year 43 for lease of Unit 1. Assumes additional investments and changing debt costs.

Renewal Rent at Start of Third Renewal Term
$3,924,921		Base Term Rent Before Investments and Other Adjustments
$15,783		Monthly Rent Adder for Investments Deemed Complete and In-Service During Base Term
$429,358		Base Term Renewal Triggering Plant Investments
$192,624		Monthly Adder for Investments Deemed Complete and In-Service During First Renewal Term
$4,562,687		Base Term Renewal Triggering Plant Investments plus Investments Deemed Complete and In-Service During First Renewal Term
15.0%		Adjustment %
$684,403	(a)	Third Renewal Term Renewal Rent before Investments (other than those during the Base Term)
$313,832		First Renewal Term Renewal Triggering Plant Investments
$333,989		Monthly Adder for Investments Deemed Complete and In-Service During Second Renewal Term
$647,822		First Renewal Term Renewal Triggering Plant Investments plus Investments Deemed Complete and In-Service During Second Renewal Term
50.0%		Adjustment %
$323,911	(b)	Third Renewal Term Renewal Rent before Second Renewal Term Renewal Triggering Plant Investments
$0	(c)	Second Renewal Term Renewal Triggering Plant Investments

Third Renewal Term Renewal Rent Payment Before Investments and Other Adjustments: $1,008,314 (a+b+c)

	53%	Equity Share of the Rate of Return
	12.7%	After Tax Cost of Equity
	1.6606	Fixed Tax Rate Gross-Up Factor
	47.0%	Debt Share of the Rate of Return
	6.0%	Applicable Cost of Debt for Approved Amount
RRLF	1.166%	Monthly Rate of Return at Execution Date
	36	Number of months in Third Renewal Term (3 years * 12 months) per Appraisal
MARBA	99.838%	Monthly Average Rate Based Adjustment

Investments Deemed Complete and In-Service
ITRT	$3,500,000	Investment Deemed Complete and In-Service at end of Year 1 in Third Renewal Term
rmtrt	24	Number of months remaining in Third Renewal Term (2 years * 12 months)
RRITRT%	1.127%	Monthly Rate of Return on Investments (debt cost of 5.0%)

Monthly Payment Adder for Investments Deemed Complete and In-Service: $166,995

Triggering Plant Investments
n/a

Renewal Triggering Plant Investments Under Construction
IUC	$0	Investments Under Construction
RRIUC%	1.147%	Monthly Rate of Return on Investments Under Construction (debt cost of 5.5%)

Monthly Payment Adder for Investments Under Construction: $0

Monthly Payment in Year 3 of the Third Renewal Term Before Other Adjustments: $1,175, 308

Other Adjustments
MMSC	$8,333	Monthly Management Services Costs ($100,000/12 months)
CIMC	$0	Community Impact Mitigation Costs
PPA	$0	Prior Period Adjustments
DRC	$0	Demolition & Removal Costs (recovered only in Base Term)
ATC	$0	Allowable Tax Credits

Total Monthly Payment in Year 3 of the Third Renewal Term: $1,183,642

SCHEDULE 19.2
TO THE FACILITY LEASE

TAX INDEMNITY

ARTICLE 1: DEFINITIONS

Capitalized words and phrases used in this Schedule 19.2 not otherwise defined in this Article 1 shall have the meaning set forth in Schedule 1.1 of the Facility Lease.

1.1 "ABA Standards" shall have the meaning set forth in Section 3.3.

1.2 "Adjustment Notice" shall have the meaning set forth in Section 5.1.

1.3 "Applied Amount" shall have the meaning set forth in Section 5.4.

1.4 "After Tax Basis" shall mean on a basis such that any payment to be received or receivable by Lessor is supplemented by a further payment or payments (the "Gross-Up" as defined in Section 4.2.1(a) of this Schedule 19.2) to Lessor so that the sum of all such payments, after deducting all Taxes (taking into account any related current credits or current deductions) payable by Lessor in respect of the receipt or accrual of such amount under any law or Governmental Authority, is equal to the payment due to Lessor, provided, that for these purposes, Lessor shall be assumed to be taxable as a Subchapter C corporation for federal income tax purposes subject to tax at the highest marginal rate(s) applicable to such taxpayers with respect to the amounts in question.

1.5 "Code" shall have the meaning set forth in Section 3.1(b).

1.6 "Final Determination" shall mean: (a) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final after all allowable appeals by either party to the action have been exhausted or the time for filing such appeals has expired; (b) a closing agreement entered into in connection with an administrative or judicial proceeding and with the consent of Lessee or as permitted by Section 5.3; (c) the expiration of the time for instituting suit with respect to the claimed deficiency; or (d) the expiration of the time for instituting a claim for refund, or if such a claim was filed, the expiration of the time for instituting suit with respect thereto.

1.7 "Gross-up" shall have the meaning set forth in Section 4.2.1(a).

1.8 "Inclusion Event" shall have the meaning set forth in Section 3.3.

1.9 "Lessee Act" shall have the meaning set forth in Section 3.3.

1.10 "Lessee Person" shall have the meaning set forth in Section 3.2(c).

1.11 "Lessor" shall have the same meaning set forth in the Facility Lease, provided, however, that so long as Lessor is disregarded as an entity separate from its owner for the purposes of any Tax or by any Governmental Authority, then the term "Lessor" shall include any person treated as the owner of Lessor's assets, liabilities, income, gains and losses for federal income tax purposes.

1.12 "Member" shall have the meaning set forth in Section 3.1(b).

1.13 "Reasonable Basis" shall have the meaning set forth in Section 3.3.

1.14 "Tax Assumptions" shall have the meaning set forth in Section 3.1.

1.15 "Tax Savings" shall have the meaning set forth in Section 4.2.2.

ARTICLE 2: GENERAL TAX INDEMNITY

2.1 Indemnity Obligation. Except as otherwise provided herein, Lessee shall pay, and shall indemnify and hold harmless on an After-Tax Basis Lessor from and against, any and all Taxes, however imposed, whether levied or imposed upon Lessor, Lessee, or the Leased Facility or any part thereof, by any Governmental Authority relating to:

(a) the Leased Facility or any interest therein;

(b) the acquisition, manufacture, purchase, ownership, delivery, nondelivery, redelivery, transport, location, lease, sublease, hire, assignment, alteration, improvement, possession, repossession, presence, use, replacement, substitution, operation, insurance, installation, modification, rebuilding, overhaul, condition, storage, maintenance, repair, acceptance, sale, return, abandonment, preparation, transfer of title, or other disposition of the Leased Facility or any part or any interest in any of the foregoing;

(c) the execution, delivery, or performance of any of the Lease Documents or any future amendment, supplement, waiver, or consent thereto (requested or consented to by Lessee or in connection with a Lessee Event of Default), or any of the transactions contemplated thereby, or any proceeds or payments or amounts payable under any thereof; or

(d) otherwise with respect to or in connection with the transactions contemplated by the Lease Documents.

2.2 Exclusions to Indemnification. Notwithstanding the foregoing, Lessee shall not be obligated to pay or indemnify Lessor for any Taxes to the extent such Taxes are attributable to the following:

(a) Taxes imposed on Lessor by a Governmental Authority, by withholding or otherwise based on, or measured by or with respect to net or gross income, net or gross receipts, minimum tax, capital, franchise, net worth, excess profits, value added, or conduct of business taxes, capital gains taxes, excess profits taxes, minimum and/or alternative minimum taxes, accumulated earnings taxes, personal holding company taxes, succession taxes and estate or other similar taxes, in each case however denominated, other than any such Taxes which are in the nature of sales, use, license, ad valorem, transfer, property or similar taxes, or value added taxes (except to the extent such value added taxes are imposed in direct and clear substitution for an income tax);

(b) Taxes imposed with respect to any period following the later of (x) the expiration or earlier termination of the Facility Lease, or (y) the payment by Lessee of all amounts due and payable under the Lease Documents;

(c) Taxes to the extent resulting from a breach by Lessor of any of its covenants, representations or warranties under the Lease Documents;

(d) Taxes imposed as a result of Lessor's transfer or other disposition of (i) all or a portion of its interest in the Lease Documents, the Leased Facility or any part thereof, or (ii) any interest in Lessor, other than, in each case, a transfer or disposition pursuant to an exercise of remedies pursuant to Article 17 of the Facility Lease during the continuation of a Lessee Event of Default, the termination of the Facility Lease upon Lessee's exercise of its options pursuant to Article 14 of the Facility Lease, or a substitution, loss or modification of the Leased Facility;

(e) Taxes to the extent resulting from the gross negligence or willful misconduct of Lessor (other than gross negligence imputed to Lessor solely by reason of its interest in the Leased Facility);

(f) Taxes subject to indemnification by Lessee pursuant to Article 3 (or indemnifiable but for an exclusion therein);

(g) Taxes resulting from the failure of Lessor to provide, at the request of Lessee, any certification, documentation, or other evidence required as a condition to the allowance of a reduction in such Tax, which, if properly complied with, would have resulted in an exemption from, or a reduced rate of such Tax but only if Lessor was eligible to comply with such requirement and Lessor has determined in good faith that compliance with such requirements would not have a materially adverse effect on Lessor or any of its affiliates;

(h) Taxes consisting of interest, penalties, or additions to tax imposed on Lessor as a result of a failure of Lessor to file any return, tax report or statement properly or timely, unless such failure is caused by Lessee's failure to fulfill its obligations, if any, to provide such information required under Section 2.3 or Section 2.4;

(i) the failure of Lessor to contest a claim in accordance with the contest provisions herein to the extent Lessee's ability to contest a claim is adversely affected in any material respect;

(j) Taxes arising as a result of the failure of Lessor (or transferee thereof) to be a "United States person" (as defined in Section 7701(a)(30)) of the Code;

(k) Taxes that result from, or arise out of, or are attributable to the imposition of any Taxes pursuant to ERISA or Section 4975 of the Code;

(l) Taxes that are attributable to the situs of organization or incorporation, place of management or control, a place of business, or a permanent establishment of Lessor, in each case, other than as a result of (i) the execution and delivery of the Lease Documents, (ii) the transactions contemplated by the Lease Documents; or (iii) the use, location or operation of the Facility (or any part thereof); or

(m) Taxes to the extent liability for such Tax could have been reduced or provided through "prudent" action, as defined by Wisconsin Public Service Corp. v. Public Serv. Comm., 156 Wis. 2nd 611 (Ct. App. 1990), and as may be interpreted from time to time.

2.3 Reports and Returns. If any report or return is required to be made with respect to Taxes that are Lessee's obligations under Section 2.1, Lessee shall, at its sole expense, in a timely and proper fashion, (x) to the extent required or permitted by law, make and file in its own name such return or report (except for any such report or return that any Lessor has notified Lessee that such Lessor intends to file and, in fact, files), and (y) in the case of any such return or report required to be made in the name of any Lessor, inform Lessor of such fact and prepare such return or report for filing by Lessor in a manner reasonably acceptable to Lessor or, where such return or report is required to reflect items in addition to any obligations of Lessee under or arising out of the Taxes described in Section 2.1, provide Lessor with information sufficient to permit such return or report to be properly made with respect to any Taxes that are obligations of Lessee under Section 2.1 no later than thirty (30) days prior to the filing date of such return or report. Lessor shall provide to Lessee such information within Lessor's possession or control as is reasonably necessary for Lessee to complete and file any such report or return properly, provided that Lessor shall not be required to provide Lessee with copies of its tax returns.

2.4 Receipts and Records. Lessee shall use reasonable efforts to obtain official receipts indicating the payment of all Taxes that are subject to indemnification under Section 2.1 and that are paid by Lessee, and shall promptly on request send to Lessor each such receipt obtained by Lessee or other such evidence of payment as is reasonably acceptable to such Lessor and reasonably available to Lessee. Within a reasonable time after Lessee receives from Lessor a written request for specified information or copies of specified records reasonably necessary to enable Lessor to fulfill its Tax filing, Tax audit or other Tax obligations or to contest Taxes imposed upon it, Lessee shall provide such information or copies of such records to the requesting party.

ARTICLE 3: INCOME TAX INDEMNITY

3.1 Tax Assumptions. The transactions contemplated by the Lease Documents have been entered into on the basis of the following tax assumptions (the "Tax Assumptions"):

(a) True Lease. For purposes of federal income tax, the Facility Lease will be a "true lease" under which Lessor will be treated as the owner and lessor of the Leased Facility and Lessee will be treated as lessee thereof.

(b) Corporate Status. Lessor is not a separate tax-paying entity for federal income tax purposes. Instead, Lessor is disregarded as an entity separate from its owner for federal income tax purposes. As such, all of its income, gain, losses and deductions flow through to its sole corporate member. Therefore, for the purposes of this Article 3, it is assumed that Lessor: (i) is a Subchapter C corporation under the Internal Revenue Code of 1986, as amended (the "Code"); (ii) is subject to tax at the highest marginal rate applicable to Subchapter C corporations in effect at the time an obligation arises under Section 3.3; (iii) recognizes income, gain, credits, losses and deductions at the same time and in the same manner as its sole Member; and (iv) is not a member of an affiliated group of corporations filing a consolidated federal or state income tax return. The assumptions in this Section 3.1(b) shall apply for both federal and state income tax purposes.

(c) Method of Accounting. Lessor is a calendar-year taxpayer and will report all items of income, gain, loss, deduction, or credit relating to the transactions effected by the Lease Documents using the accrual method of accounting.

(d) Inclusions in Income. Lessor will not be required to include any amount in gross income for federal income tax purposes in connection with the transactions effected by the Lease Documents other than: (i) Renewal Rent and Basic Rent in the amounts and periods as calculated pursuant to Schedules 14.2 and 7.1, respectively; (ii) income realized upon the transfer of Lessor's direct or beneficial interest in the Facility Lease or the Leased Facility or any portion thereof, other than a transfer attributable to a Lessee Event of Default; (iii) any other amounts (including Termination Value or amounts measured in respect of such value) payable on an After-Tax Basis; (iv) any warranties, refunds, damages, insurance, requisition, or condemnation proceeds received and retained by Lessor; (v) any amount payable to Lessor and specifically designated as interest or late payment charges on overdue payments; and (vi) any other amounts to the extent offset by a corresponding deduction, (the inclusion in income of any amount other than the amounts described in this Section 3.1(d) being referred to herein as an "Inclusion").

(e) Tax Reporting Status. Lessor will not be subject to any minimum tax or alternative minimum tax imposed under the Code.

Lessee will have no liability to indemnify Lessor with respect to the Tax Assumptions contained herein.

3.2 Lessee's Tax Representations and Covenants. For purposes of this Article 3, Lessee hereby represents and covenants:

(a) On the Lease Commencement Date, the Leased Facility will not require any improvements, modifications, or additions in order to be rendered complete for its intended use by Lessee and Lessee has no present intention to make any specific material non-severable improvements.

(b) Any written information provided by Lessee to the appraiser providing the appraisal in Section 4.6 or Article 14 of the Facility Lease was, to the knowledge of Lessee, accurate at the time given.

(c) During the Basic Term, neither Lessee nor any sublessee or user of the Leased Facility (a "Lessee Person") (other than Lessor or its affiliates other than Lessee) will (i) make any claim (including, without limitation, filing a tax return) predicated on ownership of the Leased Facility, or take any action or position inconsistent with the Tax Assumptions or the status of Lessor as the sole owner of the Leased Facility for federal, state and local income tax purposes, or (ii) claim deductions for Basic Rent for federal, state or local income tax purposes during the Base Term for any period other than the period to which such Basic Rent is allocated pursuant to Section 7.1, unless, in the case of either (i) or (ii), such position is inconsistent with a Final Determination which is binding on Lessor or Lessee.

(d) Purchase Options. As of the Lease Commencement Date, neither Lessee nor any Affiliate thereof has (i) taken any action requiring or authorizing the exercise of any purchase option or renewal option described in Article 14 of the Facility Lease, (ii) made any binding decision to exercise any purchase option or renewal option described in Article 14 of the Facility Lease, or (iii) entered into any agreements with any persons concerning the exercise of any purchase option or renewal option described in Article 14 of the Facility Lease, provided, that the execution, delivery and performance of the Lease Documents in accordance with the terms thereof shall not constitute a breach of the foregoing representation.

(e) Limited Use Property. Neither Lessee, nor any sublessee, assignee, agent or user (other than Lessor) of the Leased Facility will construct or install on the Leased Facility any component, improvement, alteration, or addition if the construction or installation will cause the Leased Facility to constitute limited use property within the meaning of Revenue Procedure 2001-28, 2001-19 I.R.B. 1156.

An indemnity payment hereunder shall be the only remedy for the inaccuracy of any representation or covenant set forth in this Section 3.2. No representation or warranty of Lessee contained in any of the Lease Documents shall be construed as a representation or warranty that the Facility Lease will constitute a "true lease," that Lessor will be treated as the tax owner of the Leased Facility, or that the Leased Facility has a specified value or economic useful life.

3.3 Indemnity Obligation. If at any time Lessor is required by any Governmental Authority to make an Inclusion in connection with the transactions contemplated by the Lease Documents or Lessor is unable to exclude an Inclusion from its federal, state or local tax return (based upon the receipt by Lessor and Lessee not later than the filing date of the related tax return of Lessor of an opinion of independent tax counsel selected by Lessor and reasonably satisfactory to Lessee to the effect that there is no reasonable basis under the standards set forth in ABA Formal Opinion 85-352 (the "ABA Standards") (such a basis a "Reasonable Basis") for excluding such Inclusion (which opinion shall set forth in reasonable detail the basis for the conclusions set forth therein) or such claim would be inconsistent with a prior Final Determination of a contest and there has been no change in law or interpretation thereof after such Final Determination) as a result of any of the following:

(a) the inaccuracy or breach of any representation of Lessee set forth above in Section 3.2 or any covenant, representation, or warranty in the Lease Documents,

(b) any act or omission of Lessee, other than an act required or expressly permitted by the Lease Documents (other than any improvement, alteration, addition to, replacement, or temporary or permanent removal from service or retirement, modification, or substitution of the Leased Facility or any part thereof by Lessee or any Lessee Person),

(c) any failure by Lessee to take any action expressly required to be taken under the Lease Documents (other than a failure to take action that is requested by Lessor),

(d) a payment of warranties, refunds, insurance proceeds or similar items, or requisition, condemnation, or similar proceeds to the extent not retained by, or applied for the benefit of Lessor,

(e) any destruction, damage, loss, condemnation, non-use or requisition of the Leased Facility or any part thereof, which does not constitute an Event of Loss or an Event of Total Loss, or

(f) an actual payment in an amount greater than due, or prior to the due date, of any amount required to be paid by Lessee under the Lease Documents,

(each such event, a "Lessee Act"), then Lessor shall have suffered an "Inclusion Event" and Lessee shall pay to Lessor, as an indemnity a lump-sum amount which, after giving effect to the Gross-Up (as defined in Section 4.2.1(a)), shall be sufficient to give to Lessor the same Return on Capital that it would have had if no such Inclusion Event had occurred. In lieu of the lump-sum payment provided for in the preceding sentence, Lessee may elect to pay the indemnity with respect to such Inclusion Event by reimbursing (on an after-tax basis) a Lessor for the taxes (together with any applicable interest, penalties and additions to tax) which such Lessor is required to pay in any calendar year as a result of the Inclusion Event as provided in Section 4.2.

3.4 Excluded Events. Lessee shall not be required to make any payment in respect of an Inclusion Event to the extent such Inclusion Event results from one or more of the following events:

(a) Lessor's failure to properly exclude income unless Lessor shall have received a written opinion of its independent tax counsel that no Reasonable Basis exists for excluding such income (and for this purpose, such counsel may take into account the failure of Lessee to provide necessary information requested in writing by Lessor to the extent Lessee is required to provide such information);

(b) any event which requires Lessee to pay an amount equal to or in excess of, or determined by reference to Termination Value to the extent such amount is actually paid;

(c) the application of Code Section 467 or the Treasury Regulations thereunder, other than as a result of (i) an actual payment in an amount greater than due or prior to the due date, of any amount required to be paid by Lessee under the Lease Documents or (ii) the claiming by Lessee during the Base Term of a deduction for Basic Rent for federal, state or local income tax purposes for any period other than the period to which such Basic Rent is allocated pursuant to Section 7.1 of the Facility Lease;

(d) the imposition of any alternative minimum tax under the Code Section 55;

(e) the breach of any covenant or representation by, or the gross negligence, fraud, or willful misconduct of Lessor;

(f) any amendment or modification to the Lease Documents that is not requested or consented to by Lessee or is not required by the Lease Documents unless, in each case, the amendment or modification is made in connection with a Lease Event of Default;

(g) any change in Lessor's taxable year or method of accounting or the application of the short taxable year provisions of the Code;

(h) the failure of the Facility Lease to be treated as a "true lease" for federal income tax purposes, other than as a result of a Lessee Act;

(i) the failure of Lessor to contest a claim in accordance with the contest provisions herein to the extent Lessee's ability to contest a claim is adversely affected in any material respect;

(j) the failure of Lessor to be a "United States person" (as defined in Section 7701(a)(30) of the Code);

(k) consisting of interest, penalties, or additions to tax imposed on Lessor as a result of a failure of Lessor to file any return properly or timely, unless such failure is caused by Lessee's failure to fulfill its obligations, if any, to provide such information required hereto;

(l) the sale of the Leased Facility to Lessee pursuant to an exercise of Lessee's purchase options under the Facility Lease;

(m) imposed as a result of Lessor's transfer or other disposition of (i) all or a portion of its interest in the Lease Documents, the Leased Facility or any part thereof, or (ii) any interest in Lessor, other than, in each case, a transfer or disposition pursuant to an exercise of remedies pursuant to Section 17 of the Facility Lease during the continuation of a Lessee Event of Default; and

(n) the application of Code Section 59A, 291, 465, 469, 501, 542, 552, 593, 851, 856, 1272, 1361 or 4975 or the regulations thereunder or the imposition of any Taxes imposed pursuant to ERISA.

ARTICLE 4: PAYMENTS AND GROSS-UPS

4.1 Payment Terms.

(a) General. Payments shall be made in immediately available funds and in United States Dollars at such bank or to such account as specified by the payee in written directives at least five (5) Business Days prior to the due date thereof to the payor, or, if no such direction is given, by check of the payor payable to the order of the payee and mailed to the payee by certified mail, postage prepaid at its address as set forth in Schedule 22.4 to the Facility Lease.

(b) Time of Payment by Lessee. Any indemnity payment due under this Schedule 19.2 to Lessor shall be paid by Lessee within thirty (30) days after receipt of a written demand therefor from Lessor, provided, however, Lessee shall not be required to make such payment earlier than (a) in the case of a Tax that is not being contested pursuant to Article 5 herein, five (5) Business Days prior to the date that Lessor files with the applicable Governmental Authority its income tax return, estimated or final as the case may be, which would first properly reflect the additional income tax that would become due as a result of an Inclusion, or in the case of a Tax indemnified under Section 2.1, the time such Tax is due or (b) in the case of an Inclusion or other Tax that is being contested pursuant to Article 5, thirty (30) days after the date of the Final Determination of such contest.

(c) Time of Payment by Lessor. Any payment due by Lessor to Lessee shall be paid within thirty (30) days after the date on which Lessor files with the applicable Governmental Authority its income tax return, estimated or final as the case may be, on which the credits, deductions, or other tax benefits giving rise to such payment could first properly be reflected or in the case of a Tax indemnified under Section 2.1, within thirty (30) days of receipt or accrual of such refund, credit or other tax benefit. Any payment due hereunder from Lessor to Lessee on account of the receipt of any refund of tax shall be paid within thirty (30) days after the receipt of such refund.

4.2 Calculations of Payments and Gross-Ups. All payments and calculations made under this Section 4.2 shall be made taking into account the assumption in Section 3.1(b) (regarding the assumption that Lessor is a C corporation for federal and state income tax purposes).

4.2.1 (a) Gross-Up. Each payment and indemnity under Section 2.1 and Section 3.3 shall be made on an After-Tax Basis. For the purposes of this Section 4.2.1 and the definition of "After-Tax Basis", "Gross-Up" means the portion of any payment due from Lessee to Lessor pursuant to Section 2.1 and Section 3.3 that is calculated to indemnify Lessor or the portion of any reverse payment from Lessor to Lessee on an After-Tax Basis. As such, the amount payable to Lessor pursuant to Section 2.1 and Section 3.3 shall be an amount determined after (i) giving effect to any interest, penalties, or additions to tax attributable to the Tax or Inclusion Event (except for any penalties and additions to Tax excluded under Section 2.2(h) or Section 3.4(k); (ii) deducting all Taxes payable by Lessor in respect of the receipt or accrual of such amount and the amounts specified in clauses (i) and (ii) of this Section 4.2.1; and (iii) taking into account any Tax Savings (as defined in Section 4.2.2 below) resulting from such Tax or Inclusion Event, as applicable, (the net effect of items (i), (ii) and (iii), the "Gross-Up").

(b) Calculations. The amount of any indemnity payable by Lessee to Lessor pursuant to Section 2.1, Section 3.3 and any Gross-Up shall be calculated on the basis of the tax detriments and benefits incurred or to be incurred (for the purposes of Section 3.3 as a result the same event giving rise to such Inclusion Event) by Lessor and such amounts shall be computed (i) for Section 2.1, at the highest marginal rate of federal income tax then in effect and the actual state or local tax rates applicable to Lessor at the time and (ii) for Section 3.3, on a notional basis in accordance with the Tax Assumptions. Any Tax or Inclusion Event which does not result in an increase in Lessor's federal, state and local income tax liability (or a decrease in Lessor's refund of such income taxes) in the year of such Tax or Inclusion Event but which reduces any net operating loss, business credit, foreign tax credit carryover or other tax attribute of Lessor shall be treated as giving rise to an increase in U.S. federal, state or local income tax liability in the year for which such tax attribute if not reduced thereby would have given rise to a reduction in Lessor's federal, state or local tax liability. Subject to Section 6.2, all calculations with respect to the amount of any indemnity payable hereunder (whether by lump-sum payment or otherwise) shall be made initially by Lessor, and Lessor shall set forth any such amount or adjustment in a statement furnished to Lessee. Such a statement shall accompany any notice furnished to, or demand made upon, Lessee by Lessor pursuant to this Schedule 19.2.

4.2.2 Reverse Indemnity. If, as a result of a Tax indemnified under Section 2.1 herein or an Inclusion Event with respect to which an indemnity has been paid hereunder, Lessor for any taxable year realizes any credits, deductions, or other tax benefits ("Tax Savings") not otherwise taken into account in computing any payment or indemnity by Lessee hereunder (or as a result thereof Lessor shall be entitled to a refund of income tax (or an offset against other tax liability not indemnified hereunder) or interest on such refund (or offset) taking into account the Tax Assumptions in the case of an Inclusion Event), then Lessor shall pay to Lessee the amount by which such Tax Savings reduce the federal, state or local taxes of Lessor (and the amount of any such refund, offset, or interest to which Lessor is entitled), plus a "gross-up" for any additional federal, state or local income tax savings Lessor realizes as a result of such payment (including such "gross-up"). The amount of any Tax Savings with respect to a Tax indemnified under Section 2.1 or an Inclusion Event shall be computed on the basis of the tax benefits realized by Lessor and by using the highest marginal rate of federal income tax then in effect and the actual state and local tax rate applicable to Lessor at the time. Lessor shall not be obligated to make any payment pursuant to this Section 4.2.2 while a Lessee Event of Default exists or to the extent that the amount of such payment would exceed (1) the aggregate amount of all prior payments by Lessee to Lessor pursuant to Section 2.1 and Section 3.3, as the case may be, less (2) the aggregate amount of all prior payments by Lessor to Lessee under this Section 4.2.2, but any such excess shall be carried forward and reduce Lessee's obligations to make subsequent payments to Lessor pursuant to Section 2.1 or Section 3.3. Any subsequent disallowance or loss of all or any portion of a reduction in Lessor's tax liability which reduction was taken into account under this Section 4.2.2 (as a result of a redetermination of the claim giving rise to such payment by Lessor to Lessee by any taxing authority or as a result of a judicial proceeding with respect to such claim) shall be treated as a loss subject to indemnification under this Agreement without regard to Section 2.2 or Section 3.4.

4.3 Lessee a Primary Obligor. Lessee's obligations under the indemnities provided for in this Schedule 19.2 are those of a primary obligor whether or not Lessor is also indemnified against the same matter under any other Lease Document or any other document or instrument, and Lessor seeking indemnification from Lessee may proceed directly against Lessee without first seeking to enforce any other right of indemnification. All indemnities payable by Lessee pursuant to this Schedule 19.2 shall be treated as obligations of Lessee under the Facility Lease and shall constitute Supplemental Rent under the Facility Lease.

ARTICLE 5: CONTEST PROVISIONS

5.1 Notice. If Lessor receives a formal written notice of a claim or, if at the conclusion of an audit by the Internal Revenue Service or other Governmental Authority, there is a proposed adjustment in any item of income, deduction or credit of Lessor, in either case, which if agreed to or accepted by Lessor would result in a Tax for which Lessor would seek indemnification from Lessee pursuant to this Schedule 19.2, then Lessor shall, (a) within fifteen (15) days prior to the date on which Lessor is required to act or (b) promptly after the conclusion of an audit, notify Lessee thereof in writing ("Adjustment Notice").

5.2 Contest Provisions. If requested by Lessee within thirty (30) days after receipt of the Adjustment Notice, Lessor shall in good faith contest or (if desired by Lessor) permit Lessee to contest the validity, applicability, and amount of any proposed adjustment that would give rise to a Tax or Inclusion Event by (a) not making payment thereof for at least thirty (30) days after providing the Adjustment Notice, unless otherwise required by applicable law or regulations, (b) not paying same except under protest, if protest is necessary and proper, or (c) if payment is made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings; provided, that (aa) in the case of an income tax contest, as a condition to the commencement of such contest, Lessor shall have received a written opinion of its independent tax counsel selected by Lessor and reasonably acceptable to Lessee to the effect that there is a Reasonable Basis for contesting such proposed adjustment, (bb) Lessor shall not be required to contest such proposed adjustment if the aggregate amount of the indemnity, on a before-tax basis, together with the amounts payable with respect to any future related claim, would be less than $250,000 in the case of an administrative contest or less than $500,000 in the case of a judicial contest, (cc) Lessee shall have agreed in writing to pay to Lessor, on demand, all reasonable out-of-pocket costs and expenses which Lessor incurs in connection with and reasonably allocable to contesting such adjustment, including all reasonable legal, accountants', and investigatory fees and disbursements; (dd) a Lessee Event of Default shall not have occurred and be continuing (provided however, that if a Lessee Event of Default other than as a result of a payment default or bankruptcy shall exist, the foregoing restriction shall not apply if Lessee posts a bond to secure payment of amounts that will fall due in the event of an adverse resolution of the controversy), (ee) Lessor has determined, in good faith, that the contest will not result in a material risk of the loss or forfeiture of the Leased Facility (unless Lessee has provided to Lessor a bond or other sufficient protection against such risk of loss or forfeiture reasonably satisfactory to Lessor) or the imposition of criminal penalties, and (ff) Lessee shall have acknowledged, in writing, that the contest is with respect to a liability that is Lessee's responsibility under this Schedule 19.2, provided however that such acknowledgement is not required other than to the extent the basis for the IRS's claim is or becomes reasonably clear.

If requested by Lessee in writing, Lessor will appeal (or, if desired by Lessor, permit Lessee to appeal) any adverse judicial determination, provided that Lessor shall receive an opinion of its independent tax counsel selected by Lessor and reasonably acceptable to Lessee to the effect that there is substantial authority under ABA Standards and within the meaning of Section 6662 of the Code for a favorable result as a result of such appeal. Lessor shall not be required to appeal any adverse judicial determination to the United States Supreme Court.

5.3 Compromise or Settlement. Lessor shall have the right to settle or compromise a contest if Lessor has provided Lessee with a reasonable opportunity to review a copy of that portion of the settlement or compromise proposal which relates to the claim for which Lessor is seeking indemnification hereunder; provided that if (a) Lessor fails to provide Lessee such a reasonable opportunity to review such portion of such proposal, or (b) after such reasonable opportunity to review such proposal Lessee in writing reasonably withholds its consent to all or part of such settlement or compromise proposal, then Lessee shall not be obligated to indemnify Lessor hereunder to the extent of the amount attributable to the Tax or Inclusion to which such settlement or compromise relates as to which Lessee has reasonably withheld its consent, or with respect to any other Inclusion or Tax for which a successful contest is foreclosed because of such settlement or compromise as to which Lessee has reasonably withheld its consent.

5.4 Refunds. If Lessor receives a refund of all or any part of any amount paid with respect to a Tax for which Lessee has indemnified Lessor pursuant to Section 2.1 or Section 3.3 hereof (or if an amount which otherwise would have been a refund was used to offset another liability of Lessor (an "Applied Amount")), then Lessor shall pay to Lessee an amount equal to the sum of the amount of such refund (or Amount), plus any interest received on such refund (or that would have been received if such Applied Amount had been refunded to Lessor) attributable to any taxes paid by Lessee to or for Lessor net of any taxes incurred on such refund or Applied Amount (plus any tax benefit received or that would have been received by a Lessor on account of such payment, as determined under Section 4.2.2). If Lessor receives an award of attorneys' fees in a contest for which Lessee has paid an allocable portion of the contest expenses, Lessor shall pay to Lessee the same proportion of the amount of such award as the amount of Lessor's attorneys' fees paid or reimbursed by Lessee bears to the total amount of attorneys' fees actually incurred by Lessor in conducting such contest, up to the amount of attorneys' fees paid or borne by Lessee in connection with such contest. Lessor shall not be obligated to make any payment to Lessee under this Section 5.4 while a Lessee Event of Default exists. Any subsequent disallowance or loss of such refund (as a result of a redetermination of the claim giving rise to such payment by Lessor to Lessee by any taxing authority or as a result of a judicial proceeding with respect to such claim) shall be treated as a loss subject to indemnification under this Agreement without regard to Section 2.2 or Section 3.4.

5.5 Failure to Contest. Notwithstanding anything to the contrary contained in this Article 5 and subject to the exclusion contained in Section 2.2(i) and Section 3.4(i), Lessor may at any time decline to take any further action with respect to a proposed adjustment by notifying Lessee in writing that it has waived its right to any indemnity payment that would otherwise be payable by Lessee pursuant to this Schedule 19.2 in respect of such adjustment and with respect to any other amount for which a successful contest is foreclosed because of such failure to contest (if such failure adversely affects a contest in any material respect) or to permit a contest. If Lessor fails to contest or to permit a contest hereunder, Lessor will not be required to pay over to Lessee any amount representing tax benefits which result from an Inclusion as to which Lessor has been deemed to have waived its right to any indemnity payment hereunder.

ARTICLE 6: RECOMPUTATIONS

6.1 Termination Value Recomputation. If Lessor suffers an Inclusion, Termination Values associated with the Leased Facility or with the portion thereof to which such Inclusion relates shall thereupon, without further act of the parties hereto or to the other Lease Documents, be adjusted upward or downward, if and to the extent necessary to reflect such Inclusion (such adjustments to be in accordance with the methodology and assumptions (including the tax assumptions set forth in Section 3.1) as were employed in originally calculating Termination Values, varying such assumptions to take into account the circumstances giving rise to such Inclusion (and any previous Inclusion) and any net tax detriments to Lessor arising as a result thereof). If any adjustment to Termination Values is required as a result of an Inclusion that has occurred, Lessor shall provide Lessee a statement setting forth the revised Termination Values as determined by Lessor. Such statement shall describe in reasonable detail the basis for computing such new values. If no adjustment to Termination Values is required as a result of an Inclusion that has occurred, and if requested in writing by Lessee, Lessor shall provide Lessee with a statement that no such adjustment has been made. If requested by Lessee, such statement shall be verified in accordance with the same procedures as are provided in Section 6.2 for the verification of amounts payable pursuant to this Schedule 19.2, and such verification shall bind Lessor and Lessee.

6.2 Verification of Calculations. At Lessee's request, the accuracy of any calculation of amount(s) payable pursuant to this Schedule 19.2 shall be verified by independent public accountants selected by Lessor and reasonably satisfactory to Lessee, and such verification shall bind Lessor and Lessee. In order, and to the extent necessary, to enable such independent accountants to verify such amounts, Lessor shall provide to such independent accountants (for their confidential use and not to be disclosed to Lessee or any other person) all information reasonably necessary for such verification, including any computer program, related files, or reports used by Lessor in originally calculating Basic Rent, Termination Values or other Taxes. Verification shall be at the expense of Lessee, unless, as the result of such verification, the Owner Participant's calculation of the applicable amount payable is adjusted by 3% or more (or, in the case of an adjustment of the Basic Rent, the net present value of the Rent as calculated by Lessor is adjusted by more than five basis points) in favor of Lessee, in which case the expense shall be borne by Lessor.

SCHEDULE 22.4
TO THE FACILITY LEASE

NOTICE INFORMATION

If to Lessor:

Port Washington Generating Station LLC
c/o W.E. Power LLC
301 W. Wisconsin Avenue
Suite 600
Milwaukee, WI  53203
Telephone: (414) 221-6190
Facsimile: (414) 221-2199
Attn: John Greidanus, Director Business Development

If to Lessee:

Wisconsin Electric Power Company
333 W. Everett Street
Milwaukee, WI 53203
Telephone: (414) 221-2615
Facsimile: (414) 221-2245
Attn: Gerald Abood, Vice President - Commodity Resources

EXHIBIT A
TO THE FACILITY LEASE

DESCRIPTION OF LEASED FACILITY

The Leased Facility consists of an approximately 545 MW net nominal combustion turbine combined cycle electric generating unit and related facilities, as such description shall be supplemented by mutual agreement of the Parties following execution of the equipment supply and construction contracts.

EXHIBIT B
TO THE FACILITY LEASE

FORM OF GUARANTY

This GUARANTY ("Guaranty") dated as of [_____], 20[__], by Wisconsin Energy Corporation, a Wisconsin corporation ("Guarantor"), on behalf of Port Washington Generating Station LLC, a Wisconsin limited liability company ("Lessor"), for the benefit of Wisconsin Electric Power Company, a Wisconsin corporation ("Lessee"). All capitalized terms used but not defined in this Guaranty shall have the meanings given to such terms in the Port Washington I Facility Lease, dated as of May 28, 2003, between Lessor and Lessee (the "Port Washington I Facility Lease"). Each of Lessee and Guarantor is sometimes herein referred to as a "Party" and Lessee and Guarantor are sometimes herein referred to collectively as the "Parties".

WITNESSETH:

WHEREAS, Guarantor is the Parent of Lessor;

WHEREAS, Lessor intends to develop, design, engineer, procure, permit, construct and own an approximately 545 MW net nominal combustion turbine combined cycle electric generating unit and related facilities in Port Washington, Wisconsin;

WHEREAS, pursuant to the Port Washington I Facility Lease, Lessor is obligated to obtain Construction Security no later than thirty (30) days after the Decommissioning Completion Date;

WHEREAS, the Construction Security will support certain potential payment obligations of Lessor pursuant to Section 3.3 and Section 4.5 of the Port Washington I Facility Lease;

WHEREAS, Guarantor is providing this Guaranty to Lessee for the purpose of fulfilling Lessor's Construction Security obligations under the Port Washington I Facility Lease.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged the Parties hereto agree as follows:

ARTICLE 1: GUARANTY

1.1 Guaranty. Guarantor hereby irrevocably guarantees to Lessee (as primary obligor and not merely as surety) the full and prompt payment when due and the performance of the payment obligations of Lessor pursuant to and in accordance with Section 3.3 and Section 4.5 of the Port Washington I Facility Lease (collectively, the "Guaranteed Obligations") up to, but not in excess of, twenty million Dollars ($20,000,000). Guarantor hereby further agrees that if Lessor shall fail to pay or perform when due any of the Guaranteed Obligations, Guarantor will promptly pay or perform the same, without any demand or notice whatsoever, and in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due in accordance with the terms of such extension or renewal. This Guaranty is a guaranty of payment and is not a guaranty of collection.

1.2 Obligations Unconditional. The obligations of Guarantor under Section 1.1 are absolute and unconditional, irrespective of any lack of value, genuineness, validity, regularity or enforceability of the Port Washington I Facility Lease, and irrespective of any lack of value, genuineness, validity, regularity or enforceability of any other instrument executed and delivered in connection with the Port Washington I Facility Lease, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 1.2 that the obligations of Guarantor under Section 1.1 shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the liability of Guarantor hereunder:

(a) at any time or from time to time, without notice to Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts provided for in the Port Washington I Facility Lease shall be performed or fail to be performed;

(c) any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect or any right under the Port Washington I Facility Lease shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation or similar proceeding with respect to Lessor or any of the properties of Lessor, or any action taken by any trustee or receiver or by any court in any such proceeding;

(e) any lack of genuineness, authorization, legality, validity or enforceability, in whole or in part, of this Guaranty or the Port Washington I Facility Lease or any term or provision hereof or thereof for any reason, or the disaffirmance or rejection or purported disaffirmance or purported rejection hereof or thereof in any insolvency, bankruptcy or reorganization proceeding relating to Guarantor, Lessor or otherwise;

(f) whether Lessee shall have taken or failed to have taken any steps to collect or enforce any obligation or liability from Lessor or shall have taken any actions to mitigate its damages

(g) whether Lessee shall have taken or failed to have taken any steps to collect or enforce any guaranty of or to proceed against any security for any Guaranteed Obligation;

(h) any applicable Laws now or hereafter in effect which might in any manner affect any of the provisions of this Guaranty or the Port Washington I Facility Lease, or any of the rights, powers or remedies hereunder or thereunder of Lessee, or which might cause or permit to be invoked any alteration in the time, amount or manner of payment or performance of any of Guarantor's or its wholly-owned subsidiary's obligations and liabilities hereunder or thereunder;

(i) any merger or consolidation of Lessor or Guarantor into or with any other person or any sale, lease, or transfer of all or any of the assets of Lessor or Guarantor to any other Person; or

(j) any failure on the part of Guarantor or Lessor to comply with the requirements of law, regulation or order of any Governmental Authority.

1.3 Reinstatement. The obligations under this Article 1 shall be automatically reinstated if and to the extent that for any reason any payment by Lessor or on behalf of Lessor (by Guarantor or any other Person) is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a preferential or fraudulent transfer under the Bankruptcy Code, or any applicable state insolvency law, or any other similar Laws now or hereafter in effect or otherwise and Guarantor agrees that it will indemnify Lessee on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by Lessee in connection with such rescission or restoration.

1.4 Subrogation. Any subrogation rights of Guarantor arising by reason of any payments made under this Guaranty shall be subordinate to the performance in full by Lessor of all obligations under the Port Washington I Facility Lease, including, without limitation, payment in full of all amounts which may be owing by Lessor to Lessee thereunder.

1.5 Remedies. Guarantor agrees that, as between Guarantor and Lessee, the obligations of Lessor under the Port Washington I Facility Lease are due and payable as provided in the Port Washington I Facility Lease for purposes of Section 1.1 notwithstanding any stay, injunction or other prohibition preventing a declaration of payment as against Lessor. Guarantor also agrees that, in the event that such a declaration is issued, or such obligations become automatically due and payable, such obligations (whether or not due and payable by Lessor) shall forthwith become due and payable by Guarantor for purposes of Section 1.1.

1.6 Continuing Guarantee. The guarantee in this Article 1 is a continuing guarantee and shall apply to all Guaranteed Obligations whenever arising.

1.7 Waiver of Demands, Notices, etc. Guarantor hereby unconditionally and irrevocably waives, to the extent permitted by applicable Law, (i) notice of any of the matters referred to in this Article 1; (ii) all notices which may be required by statute, rule or law or otherwise, now or hereafter in effect, to preserve any rights against Guarantor hereunder, including, without limitation, any demand, proof or notice of non-payment of the Guaranteed Obligations; (iii) acceptance of this Guaranty, demand, protest, presentment, notice of default or dishonor and any requirement of diligence; (iv) any requirement to exhaust any remedies or to mitigate any damages resulting from a default by Lessor under the Port Washington I Facility Lease; (v) any requirement that Lessee protect, secure, perfect or insure any security interest in or any lien on any property subject thereto or exhaust any right or take any action against Lessor, Guarantor, any guarantor of the Guaranteed Obligations or any other person or any collateral or security or to any balance of any deposit accounts or credit on the books of Lessee in favor of Lessor, Guarantor or any other person; and (vi) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or which might otherwise limit recourse against Guarantor.

1.8 Severability. Guarantor hereby further agrees that Lessee may pursue its rights and remedies under this Guaranty and shall be entitled to payment of the full amount owing hereunder notwithstanding any other guarantee of or security, in favor of Lessee or any lack of validity or enforceability thereof, or any failure to perfect or to exercise any right, remedy, power or privilege with respect to such security, if any, or any payment received thereunder.

1.9 Limitation. Guarantor's obligations with respect to the Guaranteed Obligations shall be no more or any less than those required of Lessor under the Port Washington I Facility Lease except that Guarantor shall be entitled to a good faith defense that the Guaranteed Obligations of Lessor have been indefeasibly paid by Lessor.

ARTICLE 2: REPRESENTATIONS AND WARRANTIES

Guarantor represents and warrants to Lessee that:

2.1 Due Organization, Etc. It: (i) is duly formed, validly existing and in good standing under the Laws of the State of Wisconsin, (ii) has all requisite power and all material Government Approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is duly qualified to do business in all jurisdictions in which the nature of the business conducted by it or proposed to be conducted by it makes such qualification necessary.

2.2 Due Authorization. It has all necessary corporate power and authority to execute, deliver and perform its obligations under this Guaranty, and the execution, delivery and performance by it of this Guaranty have been duly authorized by all necessary corporate action on its part.

2.3 Non-Contravention. The execution, delivery and performance by it of this Guaranty do not and shall not:

(i) violate its Organic Documents;

(ii) violate any Law or Government Approval applicable to it or its property or to the Leased Facility;

(iii) result in a breach of or constitute a default of this Guaranty or any other material agreement to which it is a party; or

(iv) result in, or require the creation or imposition of, any Lien (other than a Permitted Encumbrance) on any of its properties.

2.4 Enforceability, Etc. This Guaranty has been duly authorized and duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or other similar Laws affecting creditors' rights generally and by general principles of equity.

2.5 Litigation. There is no action, suit or proceeding at law or in equity or by or before any Governmental Authority now pending or, to its knowledge, threatened against or affecting it or any of its properties, rights or assets which could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Guaranty or the validity or enforceability of this Guaranty.

2.6 Government Approvals. All Government Approvals necessary under any applicable Law in connection with the due execution and delivery of, and performance by it of its obligations and the exercise of its rights under, this Guaranty have been duly obtained or made and are in full force and effect, are final and not subject to appeal or renewal, are held in its name and are free from conditions or requirements (i) compliance with which could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Guaranty or (ii) which it does not reasonably expect to be able to satisfy.

2.7 Investment Grade. As of date of this Guaranty, Guarantor's senior unsecured long-term debt is rated at least Investment Grade.

ARTICLE 3: MISCELLANEOUS

3.1 Applicable Law. THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WISCONSIN.

3.2 Jury Trial. EACH OF THE PARTIES WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

3.3 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein to a Party shall be in writing or shall be produced by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including by overnight mail or next Business Day or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clause (a) or (b) above, in each case addressed as provided below, or to such other address as any Party may designate by written notice to the other Party.

(a) if to Guarantor:	Wisconsin Energy Corporation 231 W. Michigan Street Milwaukee, WI 53203 Telephone: (414) 221-2345 Facsimile: (414) 221-4700 Attn: Kristine Rappe, Vice President and Corporate Secretary
(b) if to Lessor:

Port Washington Generating Station LLC
c/o W.E. Power LLC
301 W. Wisconsin Avenue
Suite 600
Milwaukee, WI  53203
Telephone: (414) 221-6190
Facsimile: (414) 221-2199
Attn:  John Greidanus, Director Business
         Development

(c) if to Lessee:	Wisconsin Electric Power Company 333 W. Everett Street Milwaukee, WI 53203 Telephone: (414) 221-2615 Facsimile: (414) 221-2245 Attn: Gerald Abood, Vice President - Commodity Resources

3.4 Counterparts. This Guaranty may be executed in one or more counterparts and all such counterparts taken together shall constitute one of the same instrument.

3.5 Severability. Whenever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable Law; but if any provision of this Guaranty shall be prohibited by or deemed invalid under any applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

3.6 Successors and Assigns; Grant of Security Interest. This Guaranty shall be binding upon the Parties and their respective successors and permitted assigns and each subsequent holder of the Guaranteed Obligations; provided, however, that Guarantor shall not be permitted to assign all or any part of its rights, benefits, advantages, titles or interest hereunder without the prior written consent of Lessee.

3.7 Third-Party Beneficiaries. Except as expressly provided herein, none of the provisions of this Guaranty are intended for the benefit of any Person except the Parties, their respective successors and permitted assigns.

3.8 Entire Agreement. This Guaranty and the Port Washington I Facility Lease state the rights of the Parties with respect to the leasing of the Leased Facility, guarantee thereof and the other transactions contemplated by this Guaranty and the Port Washington I Facility Lease and supersede all prior agreements, oral or written, with respect to the subject matter hereof.

3.9 Headings. Section headings used in this Guaranty are for convenience of reference only and shall not affect the construction of this Guaranty.

3.10 No Joint Venture. Any intention to create a joint venture or partnership relation between Guarantor and Lessee is hereby expressly disclaimed.

3.11 Amendments and Waivers. No term, covenant, agreement or condition of this Guaranty may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by both Parties.

3.12 Survival. Except as expressly provided herein, and except for accrued monetary obligations, the warranties and covenants made by each Party shall not survive the expiration or termination of this Guaranty and/or the Port Washington I Facility Lease in accordance with its terms.

3.13 Further Assurances. Guarantor agrees that it shall promptly and duly execute and deliver such further documents and assurances for and take such further actions reasonably requested by Lessee, all as may be reasonably necessary to carry out the intent and purpose of this Guaranty.

3.14 Termination. This Guaranty shall terminate, and be of no further force and effect, upon (i) the payment, satisfaction or expiration of the Guaranteed Obligations of Lessor in accordance with the provisions of the Port Washington I Facility Lease or (ii) the delivery of other Construction Security for the benefit of Lessee in an amount equal to twenty million Dollars ($20,000,000); provided, however, that unless terminated pursuant to Section 3.14(ii), this Guaranty shall be reinstated if at any time payment of the Guaranteed Obligations or any part thereof which has been actually paid to and received by Lessee is rescinded or must otherwise be restored or returned by Lessee or any beneficiary thereof upon the insolvency, bankruptcy or reorganization of Lessee or otherwise, all as though such payment had not been made.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered under seal by its respective officer thereunto duly authorized.

                                               WISCONSIN ENERGY CORPORATION,
                                                as Guarantor

                                                By: ______________________________________
                                                Name:
                                                Title:

Acknowledged and Agreed:

WISCONSIN ELECTRIC POWER COMPANY,
as Lessee

By: ____________________________________
Name:
Title:

EXHIBIT C
TO THE FACILITY LEASE

FORM OF LETTER OF CREDIT
[LETTERHEAD OF ISSUING BANK]

[DATE]

IRREVOCABLE STANDBY LETTER OF CREDIT
NO. _________

BENEFICIARY: Wisconsin Electric Power Company
333 W. Everett Street
Milwaukee, WI 53203

Ladies and Gentlemen:

At the request of and for the account of [__________________], a [____________] ("Applicant"), we hereby establish in your favor this Irrevocable Letter of Credit No.[______] (this "Letter of Credit") in the amount of twenty million U.S. dollars ($20,000,000) (the "Stated Amount"). This Letter of Credit is furnished to you for your benefit by the applicant pursuant to Section 3.1(c) of Port Washington I Facility Lease Agreement between Port Washington Generating Station LLC, a Wisconsin limited liability company ("Lessor"), and you, dated as of May 28, 2003 (the "Port Washington I Facility Lease"). All capitalized terms used but not defined in this Letter of Credit shall have the meanings given to such terms in the Port Washington I Facility Lease.

This Letter of Credit is issued for a term effective from the date set forth above through the earlier to occur of the following (such date, the "Letter of Credit Termination Date"), at which time this Letter of Credit shall expire and shall be delivered to us for cancellation:

(a) Limited Use Termination Date, or

(b) the date on which the Available Amount (as hereinafter defined) is reduced to zero by one or more drawings hereunder, or

(c) [__________], 20[__].

Funds under this Letter of Credit are available to you upon presentation to us of:

(i) a draft at sight ("Sight Draft") drawn on us in the form of Annex A hereto in the amount of such demand (which amount shall not exceed the Available Amount) and duly executed and delivered by your authorized representative, and

(ii) a Drawing Certificate in the form of Annex B hereto duly executed and delivered by your authorized representative.

Presentation of any such Sight Draft and Drawing Certificate shall be made by hand delivery or by telephone at our office located at [____________________], Attention: [_____________] (Telecopy: [_______________]). We hereby agree that any Sight Draft drawn under and in compliance with the terms of this Letter of Credit shall be duly honored by us upon delivery of the above-specified Drawing Certificate, if presented (by hand delivery or by telecopy) before the expiration of this Letter of Credit at our offices specified above. If a demand for payment is made by you hereunder at or before 10:00 a.m., [Milwaukee, Wisconsin] time, on any Business Day, and provided that such demand for payment and the documents presented in connection therewith conform to the terms and conditions hereof, payment shall be made to you of the amount specified, in immediately available funds, at or before 2:00 p.m., [Milwaukee, Wisconsin] time, on such Business Day. If a demand for payment is made by you hereunder after 10:00 a.m., [Milwaukee, Wisconsin] time, on any Business Day, and provided that such demand for payment and the documents presented in connection therewith conform to the terms and conditions hereof, payment shall be made to you of the amount specified, in immediately available funds, at or before 2:00 p.m., [Milwaukee, Wisconsin] time, on the next Business Day thereafter. All payments made by us under this Letter of Credit shall be made with our own funds and not with any funds of the Applicant.

If a demand for payment made by you hereunder or the documents presented in connection therewith do not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall, as soon as practicable, give you notice that the purported demand for payment was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor. Upon being notified that the purported demand for payment was not effected in accordance with this Letter of Credit, you may attempt to correct any defect in such purported demand for payment if, and to the extent that, you are entitled and able to do so hereunder. As used in this Letter of Credit, "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of [Wisconsin] are authorized or required by law to close.

Upon payment to you of any amount demanded hereunder, we shall be fully discharged on our obligation under this Letter of Credit with respect to such amount, and we shall not thereafter be obligated to make any further payments to you or to any other person under this Letter of Credit with respect to such amount.

In connection with the presentation to us of any certificate by you, we may rely upon the authenticity of any such certificate signed by one or more persons represented to be your duly authorized officers.

Multiple demands for payment may be made under this Letter of Credit. The amount available to be drawn hereunder at any time (the "Available Amount") shall be equal to the Stated Amount less the aggregate amount of one or more draws to have occurred hereunder during the period from the effective date set forth above to such time.

This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce, Publication No. 500, and to the extent not inconsistent therewith shall be governed by, and construed in accordance with, the laws of the State of [Wisconsin], including without limitation, the Uniform Commercial Code as in effect in such State. Communications to us with respect to this Letter of Credit shall be in writing and shall be addressed to [______________], specifically referring therein to Irrevocable Letter of Credit No. __________. Communications to you shall be in writing and shall be addressed to you at the address above.

This Letter of Credit may not be transferred or assigned in whole or in part without our prior written consent. Only you or a person to whom this Letter of Credit has been transferred in accordance with the immediately preceding sentence may draw upon this Letter of Credit.

This Letter of Credit sets forth in full the terms of our undertaking. Reference in this Letter of Credit to other documents or instruments is for identification purposes only and such reference shall not modify or affect the terms hereof or cause such documents or instruments to be deemed incorporated herein.

                                                Very truly yours,

                                                [NAME OF ISSUING BANK]

                                                By: _______________________________
                                                Name:
                                                Title:

ANNEX A TO
FORM OF LETTER OF CREDIT

FORM OF SIGHT DRAFT

[DATE]

To: [NAME OF ISSUING BANK]
(as the issuer of the letter
of credit referred to below}
[ADDRESS]
Attention: [_________________]

               Re:     [NAME OF ISSUING BANK]
                         Irrevocable Letter of Credit No. _____

On Sight

Pay to, Wisconsin Electric Power Company, a Wisconsin corporation, as Beneficiary of the Letter of Credit dated as of [_____] issued by [NAME OF ISSUING BANK], in immediately available funds [______________] Dollars (U.S. $[_________]) by 2:00 p.m., [Milwaukee, Wisconsin] time, on the date hereof, if this Sight Draft is presented prior to 10:00 a.m., [Milwaukee, Wisconsin] time, pursuant to Irrevocable Letter of Credit No. [_________] of [NAME OF ISSUING BANK], and otherwise by 2:00 p.m., [Milwaukee, Wisconsin] time, on the next Business Day (as defined in such Irrevocable Letter of Credit) after the date hereof.

                                               WISCONSIN ELECTRIC POWER COMPANY
                                                       as Beneficiary

                                                By: ___________________________________
                                                Name:
                                                Title:

ANNEX B TO
FORM OF LETTER OF CREDIT

FORM OF DRAWING CERTIFICATE

[DATE]

To: [NAME OF ISSUING BANK]
(as the issuer of the letter
of credit referred to below}
[ADDRESS]
Attention: [_________________]

This is a Drawing Certificate under Irrevocable Letter of Credit No. _____ (the "Letter of Credit"). All capitalized terms used but not defined in the Letter of Credit shall have the meanings given to such terms in the Port Washington I Facility Lease Agreement (the "Port Washington I Facility Lease") between Port Washington Generating Station LLC, a Wisconsin limited liability company ("Lessor"), and Wisconsin Electric Power Company, a Wisconsin corporation (the "Beneficiary"), dated as of May 28, 2003.

I, [_______________], an authorized representative of the Beneficiary, do hereby certify that:

The Beneficiary is making a drawing under the Letter of Credit in the amount of [______________] ($[_________]), which does not exceed the Available Amount and equals the amount due to the Beneficiary as a result of [choose only one of the following options, as appropriate:]

Option 1: the failure of Lessor to perform its payment obligations pursuant to Section 3.3 and/or Section 4.5 of the Port Washington I Facility Lease in accordance with the terms and conditions thereof.

Option 2: [Name of Issuing Bank] is no longer an Acceptable Bank and Lessor has not delivered to Beneficiary alternate Construction Security in accordance with Section 3.1(c) of the Port Washington I Facility Lease prior to the date hereof.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Drawing Certificate this ____ day of __________________, 20__

                                               WISCONSIN ELECTRIC POWER COMPANY,
                                                    as Beneficiary

                                                By: ___________________________________
                                                Name:
                                                Title:

EXHIBIT D
TO THE FACILITY LEASE

FORM OF RIGHT OF FIRST REFUSAL AGREEMENT

This RIGHT OF FIRST REFUSAL AGREEMENT, dated as of [__________], 20[__] (this "Right of First Refusal Agreement"), is among Wisconsin Electric Power Company, a Wisconsin corporation, as lessee ("Lessee"), Port Washington Generating Station LLC, a Wisconsin limited liability company, as lessor ("Lessor"), W.E. Power LLC, a Wisconsin limited liability company, as the sole member of Lessor ("Member"), and Wisconsin Energy Corporation, a Wisconsin corporation, as the parent and sole member of Member ("Parent"). Lessee, Lessor, Member and Parent are sometimes herein referred to individually as a "Party" and collectively as the "Parties".

WITNESSETH:

WHEREAS, Member is the sole member of Lessor and owns one hundred percent (100%) of the membership interest in Lessor;

WHEREAS, Parent is the sole member of Member and owns one hundred percent (100%) of the membership interest in Member;

WHEREAS, Lessor intends to develop, design, engineer, procure, permit, construct, commission and own an approximately 545 MW net nominal combustion turbine combined cycle electric generating unit and related facilities ("Unit 1") and a second approximately 545 MW net nominal combustion turbine combined cycle electric generating unit and related facilities ("Unit 2") in Port Washington, Wisconsin on land owned by Lessee;

WHEREAS, Lessor will lease to Lessee (i) Unit 1 pursuant to the terms and conditions of that certain Port Washington I Facility Lease Agreement executed between Lessor and Lessee, dated as of the date hereof (the "Facility Lease I") and (ii) Unit 2 pursuant to the terms and conditions of that certain Port Washington II Facility Lease executed between Lessor and Lessee, dated as of the date hereof ("Facility Lease II) (all capitalized terms used but not defined in these herein shall have the meanings given to such terms in Schedule 1.1 of the Facility Lease I);

WHEREAS, Facility Lease I and Facility Lease II each contemplate that the Parties will enter into this Right of First Refusal Agreement pursuant to which Member and Parent will each grant Lessee a right of first refusal with respect to the sale, assignment, transfer, conveyance or other disposition of, directly or indirectly (collectively, "Transfer") by Member of greater than a fifty percent (50%) interest in Lessor and by Parent of greater than a fifty percent (50%) interest in Member, respectively (in each case, a "Controlling Interest"), to a Person (other than a Permissible Transferee); and

WHEREAS, the Parties wish to set forth the terms and conditions of such right of first refusal;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1: RIGHT OF FIRST REFUSAL

1.1 Transfer Restrictions.

(a) Applicable to Member. Except as otherwise permitted in Section 1.5, Member may not Transfer its Controlling Interest in and to Lessor to any Person (an "Acceptable Transferee") until after the seventh (7th) anniversary of the date of Commercial Operation of Unit 1. The Acceptable Transferee must be a Person (i)(A) whose senior unsecured long-term debt is rated at least the Rating Requirement or (B) whose Parent's senior unsecured long-term debt is rated at least the Rating Requirement, (ii) who has five (5) years experience in the United States electric generating power industry and (iii) whose constituent documents require the favorable vote of one (1) independent director or independent member, as the case may be, only in respect of taking any of the following voluntary actions in anticipation of insolvency or bankruptcy:

(A) applying for or consenting to the appointment of a receiver, trustee or liquidator of it or of all or a substantial part of its assets;

(B) filing a voluntary petition in bankruptcy, or admitting in writing its inability to pay it debts as they come due;

(C) making a general assignment for the benefit of its creditors;

(D) filing a petition or an answer seeking reorganization or arrangement with its creditors or taking advantage of any insolvency Law;

(E) filing an answer admitting the material allegations of, or consenting to, or defaulting in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceedings; or

(F) agreeing to be the subject of an order, judgment or decree entered by any court of competent jurisdiction, approving a petition seeking reorganization of it or appointing a receiver, trustee or liquidator of it or of all or a substantial part of its assets, and such Acceptable Transferee's constituent documents do not permit the Acceptable Transferee to amend its constituent documents if such amendment could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Right of First Refusal and the other Lease Documents to which it is a party or the validity or enforceability of such Lease Documents.

It shall be a condition precedent to any Transfer pursuant to this Right of First Refusal Agreement that the PSCW determines that the Acceptable Transferee meets the requirements in Section 1.1(a) (i)-(iii).

(b) Applicable to Parent. Except as otherwise permitted in Section 1.5, Parent may not Transfer its Controlling Interest in and to Member to any Person (an "Acceptable Transferee") until after the seventh (7th) anniversary of the date of Commercial Operation of Unit 1. The Acceptable Transferee must be a Person (i)(A) whose senior unsecured long-term debt is rated at least the Rating Requirement or (B) whose Parent's senior unsecured long-term debt is rated at least the Rating Requirement, (ii) who has five (5) years experience in the United States electric generating power industry and (iii) whose constituent documents require the favorable vote of one (1) independent director or independent member, as the case may be, only in respect of taking any of the following voluntary actions in anticipation of insolvency or bankruptcy:

(A) applying for or consenting to the appointment of a receiver, trustee or liquidator of it or of all or a substantial part of its assets;

(B) filing a voluntary petition in bankruptcy, or admitting in writing its inability to pay it debts as they come due;

(C) making a general assignment for the benefit of its creditors;

(D) filing a petition or an answer seeking reorganization or arrangement with its creditors or taking advantage of any insolvency Law;

(E) filing an answer admitting the material allegations of, or consenting to, or defaulting in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceedings; or

(F) agreeing to be the subject of an order, judgment or decree entered by any court of competent jurisdiction, approving a petition seeking reorganization of it or appointing a receiver, trustee or liquidator of it or of all or a substantial part of its assets and such Acceptable Transferee's constituent documents do not permit the Acceptable Transferee to amend its constituent documents if such amendment could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Right of First Refusal and the other Lease Documents to which it is a party or the validity or enforceability of such Lease Documents.

It shall be a condition precedent to any Transfer pursuant to this Right of First Refusal Agreement that the PSCW determines that the Acceptable Transferee meets the requirements in Section 1.1(b) (i)-(iii).

1.2 Right of First Refusal.

(a) From Member to Lessee. No less than one hundred twenty (120) days prior to a Transfer by Member of a Controlling Interest to an Acceptable Transferee (other than a Permissible Transferee), Member shall provide to Lessee, with a copy to Lessor, a written notice of the proposed Transfer, including the terms and conditions of the proposed Transfer and the name of the Acceptable Transferee. Lessee shall have sixty (60) days from receipt of such notice to notify Member in writing of its election to purchase the Controlling Interest on the same terms and conditions as the proposed Transfer (the "Right of First Refusal"); provided, however, that if Lessee fails to notify Member, with a copy to Lessor, of its election to exercise the Right of First Refusal within such 60-day period, Lessee shall be deemed to have waived the Right of First Refusal with respect to the sale of such Controlling Interest. If Lessee notifies Member of its election to exercise its Right of First Refusal within such 60-day period, then within thirty (30) days of delivery of such notice to Member, the Parties shall meet to negotiate the terms and conditions of the transfer documents by which Member shall transfer the Controlling Interest to Lessee; provided, that the terms and conditions of the transfer documents shall be no less favorable to Member than the terms and conditions of the proposed Transfer of the Controlling Interest by Member to the Acceptable Transferee. Notwithstanding anything to the contrary contained herein, upon Lessee's exercise of its Right of First Refusal, Facility Lease I, Facility Lease II and each Lease Document that is in effect shall continue in full force and effect unless agreed otherwise by the Parties.

(b) From Parent to Lessee. No less than one hundred twenty (120) days prior to a Transfer by Parent of a Controlling Interest to an Acceptable Transferee (other than a Permissible Transferee), Parent shall provide to Lessee, with a copy to Member and Lessor, a written notice of the proposed Transfer, including the terms and conditions of the proposed Transfer and the name of the Acceptable Transferee. Lessee shall have sixty (60) days from receipt of such notice to notify Parent in writing of its election to purchase the Controlling Interest on the same terms and conditions as the proposed Transfer (the "Right of First Refusal"); provided, however, that if Lessee fails to notify Parent, with a copy to Member and Lessor, of its election to exercise the Right of First Refusal within such 60-day period, Lessee shall be deemed to have waived the Right of First Refusal with respect to the sale of such Controlling Interest. If Lessee notifies Parent of its election to exercise its Right of First Refusal within such 60-day period, then within thirty (30) days of delivery of such notice to Parent, the Parties shall meet to negotiate the terms and conditions of the transfer documents by which Parent shall transfer the Controlling Interest to Lessee; provided, that the terms and conditions of the transfer documents shall be no less favorable to Parent than the terms and conditions of the proposed Transfer of the Controlling Interest by Parent to the Acceptable Transferee. Notwithstanding anything to the contrary contained herein, upon Lessee's exercise of its Right of First Refusal, Facility Lease I, Facility Lease II and each Lease Document that is in effect shall continue in full force and effect unless agreed otherwise by the Parties.

1.3 Assumption of Obligations. It shall be a condition precedent to any Transfer by Member or Parent to an Acceptable Transferee or a Permissible Transferee that such Acceptable Transferee or Permissible Transferee enter into an assignment and assumption agreement, in form and substance reasonably satisfactory to the Parties, pursuant to which such Acceptable Transferee or Permissible Transferee shall assume and Member or Parent, as the case may be, shall assign all or a proportionate share, as the case may be, of its rights, obligations, benefits, advantages, titles and interests in this Right of First Refusal Agreement. Upon such Transfer, the Facility Lease I, the Facility Lease II and each Lease Document that is in effect shall continue in full force and effect.

1.4 Adverse Tax Consequences. Notwithstanding anything to the contrary contained herein, if, as a result of the existence and/or exercise of the Right of First Refusal, Wisconsin Energy Corporation, or if Member ceases to be an entity disregarded from its owner for federal income tax purposes, Member (each an "Indemnitee"), is not treated as the owner of Unit 1 or Unit 2, as the case may be, for federal income tax purposes, Lessee will indemnify such Indemnitee, on an after-tax basis for any adverse tax consequences resulting therefrom.

1.5 Permissible Transfers.

(a) By Member. Notwithstanding any provision to the contrary contained herein or in the Facility Lease I or Facility Lease II, Member may (without the consent of Lessee) Transfer: (i) less than fifty (50%) percent of its interest in Lessor to any Person; (ii) any of its interest in Lessor to an Affiliate of Member; (iii) any of its interest in Lessor in connection with a public offering or sale of any such interest; and (iv) any of its interest in Lessor to an Affiliate of Parent or to the shareholders of Parent or the shareholders of an Affiliate of Parent in connection with a spin-off (each such transferee, a "Permissible Transferee").

(b) By Parent. Notwithstanding any provision to the contrary contained herein or in the Facility Lease I or Facility Lease II, Parent may (without the consent of Lessee) Transfer: (i) less than (50%) percent of its interest in Member to any Person; (ii) any of its interest in Member to an Affiliate of Parent; (iii) any of its interest in Member in connection with a public offering or sale of any such interest; and (iv) any of its interest in Member to an Affiliate of Parent or to the shareholders of Parent or the shareholders of an Affiliate of Parent in connection with a spin-off (each such transferee, a "Permissible Transferee").

ARTICLE 2: TERMINABILITY

This Right of Refusal Agreement shall automatically terminate upon the expiration or early termination of both Facility Lease I and Facility Lease II.

ARTICLE 3: REPRESENTATIONS AND WARRANTIES

Each of Lessee, Lessor, Member and Parent represents and warrants to each other Party, as of the date hereof as follows:

3.1 Due Organization, Etc. It: (i) is duly formed, validly existing and in good standing under the Laws of the State of Wisconsin; (ii) has all requisite power and all material Government Approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is duly qualified to do business in all jurisdictions in which the nature of the business conducted by it or proposed to be conducted by it makes such qualification necessary.

3.2 Due Authorization. It has all necessary corporate power and authority to execute, deliver and perform its obligations under this Right of First Refusal Agreement, and the execution, delivery and performance by it of this Right of First Refusal Agreement has been duly authorized by all necessary corporate action on its part.

3.3 Non-Contravention. The execution, delivery and performance by it of this Right of First Refusal Agreement does not and shall not:

(a) violate its Organic Documents;

(b) violate any Law or Government Approval applicable to it or its property or to the Leased Facility;

(c) result in a breach of or constitute a default under any agreement to which it is a party; or

(d) result in, or require the creation or imposition of, any Lien (other than a Permitted Encumbrance) on any of its properties.

3.4 Enforceability, Etc. This Right of First Refusal Agreement: (a) has been duly authorized and duly and validly executed and delivered by it; and (b) assuming the due authorization, execution and delivery thereof by the other Parties, constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or other similar Laws affecting creditors' rights generally and by general principles of equity.

3.5 Litigation. No court order, judgment or arbitral award has been issued and is outstanding with respect to it or any of its properties, rights or assets (including the Leased Facility) which prohibits it from executing or delivering this Right of First Refusal Agreement or performing in any material respect its obligations under this Right of First Refusal Agreement.

3.6 Government Approvals. All Government Approvals required by applicable Law to have been obtained by it prior to the date of this representation and warranty in connection with the due execution and delivery of, and performance by it of its obligations and the exercise of its rights under, this Right of First Refusal Agreement have been obtained and are in full force and effect, and are held in its name and are free from conditions or requirements (a) compliance with which could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Right of First Refusal Agreement or the validity or enforceability of this Right of First Refusal Agreement or (b) which it does not reasonably expect to be able to satisfy.

ARTICLE 4: MISCELLANEOUS

4.1 Applicable Law. THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS RIGHT OF FIRST REFUSAL AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WISCONSIN.

4.2 Jury Trial. EACH OF THE PARTIES WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS RIGHT OF FIRST REFUSAL AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS RIGHT OF FIRST REFUSAL AGREEMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

4.3 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein to a Party shall be in writing or shall be produced by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, by overnight mail or next Business Day or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clause (a) or (b) above, in each case addressed as provided below, or to such other address as any Party may designate by written notice to the other Parties.

If to Lessee:

Wisconsin Electric Power Company
333 W. Everett Street
Milwaukee, WI 53203
Telephone: (414) 221-2615
Facsimile: (414) 221-2245
Attn: Gerald Abood, Vice President - Commodity Resources

If to Lessor:

Port Washington Generating Station LLC
c/o W.E. Power LLC
301 W. Wisconsin Avenue
Suite 600
Milwaukee, WI 53203
Telephone: (414) 221-6190
Facsimile: (414) 221-2199
Attn: John Greidanus, Director Business Development

If to Member:

W.E. Power LLC
301 W. Wisconsin Avenue
Suite 600
Milwaukee, WI  53203
Telephone: (414) 221-6190
Facsimile: (414) 221-2199
Attn: John Greidanus, Director Business Development

If to Parent:

Wisconsin Energy Corporation
231 W. Michigan Street
Milwaukee, WI 53203
Telephone: (414) 221-2345
Facsimile: (414) 221-4700
Attn: Kristine Rappe, Vice President and Corporate Secretary

4.4 Counterparts. This Right of First Refusal Agreement shall be executed in several counterparts, each of which is an original but all of which together constitute the same instrument.

4.5 Severability. Whenever possible, each provision of this Right of First Refusal Agreement shall be interpreted in such manner as to be effective and valid under applicable Law; but if any provision of this Right of First Refusal Agreement shall be prohibited by or deemed invalid under any applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Right of First Refusal Agreement.

4.6 Transfer Restrictions. This Right of First Refusal Agreement shall be binding upon the Parties and their respective successors and permitted assigns. Unless otherwise specified in this Right of First Refusal Agreement, no Party may transfer all or any part of its rights, benefits, advantages, titles or interest in and to this Agreement without the prior written consent of the other Parties, and any such Transfer in contravention of this Section 4.6 shall be null and void ab initio.

4.7 Third-Party Beneficiaries. Except as expressly provided herein, none of the provisions of this Right of First Refusal Agreement are intended for the benefit of any Person except the Parties, their respective successors and permitted assigns.

4.8 Entire Agreement. This Right of First Refusal Agreement and the other Lease Documents state the rights and obligations of the Parties with respect to Lessee's Right of First Refusal and other transactions contemplated hereby and thereby and supersede all prior agreements, oral or written, with respect thereto.

4.9 Headings. Section headings used in this Right of First Refusal Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

4.10 No Joint Venture. Any intention to create a joint venture or partnership relation among the Parties is hereby expressly disclaimed.

4.11 Amendments and Waivers. No term, covenant, agreement or condition of this Right of First Refusal Agreement may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by the Parties.

4.12 Further Assurances. Each Party shall promptly and duly execute and deliver such further documents and assurances for and take such further actions reasonably requested by another Party, all as may be reasonably necessary to carry out the purpose of this Right of First Refusal Agreement.

[Signature page follows on next page]

IN WITNESS WHEREOF, Lessee, Lessor, Member and Parent have caused this Right of First Refusal Agreement to be duly executed and delivered under seal by their respective officers thereunto duly authorized.

WISCONSIN ELECTRIC POWER
COMPANY, as Lessee
By: ______________________________________

Name:
Title:

PORT WASHINGTON GENERATING
STATION LLC, as Lessor

By: ___________________________________
Name:
Title:

W.E. POWER LLC, as Member

By: _____________________________________
Name:
Title:

WISCONSIN ENERGY CORPORATION,
as Parent

By: _____________________________________
Name:
Title: